Exhibit 10.71
EXECUTION COPY

SERVICING RIGHTS PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
MERRILL LYNCH CREDIT CORPORATION
as
SELLER
and
CENDANT MORTGAGE CORPORATION
as
PURCHASER
DATED AS OF
January 28, 2000

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULES AND EXHIBITS

Exhibit A	Buydown Mortgages
Composite Exhibit B	Information Sharing Notice
Exhibit C	Mortgage Loan Schedule
Exhibit D	Operations Guide
Exhibit E	Execution Date Pricing Matrix
Exhibit F	Transfer Instructions
Exhibit G-1	Form of Limited Power of Attorney
Exhibit G-2	Form of Limited Power of Attorney
Schedule 4.26	Outsource Vendors
Schedule 5.09(ee)	List of Soldiers and Sailors Relief Act Loans
Schedule 5.12	Seller’s Litigation
Schedule 6.06	Purchaser’s Litigation
 iv

     This Servicing Rights Purchase and Sale Agreement (the “Agreement”), dated as of the 28th day of January, 2000, is made by and between Merrill Lynch Credit Corporation, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“Seller”), and Cendant Mortgage Corporation, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“Purchaser”).
WITNESSETH:
     WHEREAS, Seller owns, and from time to time will own, the right to service certain residential mortgage loans that are or shall be identified; and
     WHEREAS, the residential mortgage loans shall have characteristics substantially similar to the mortgage loans described in the Offering Memorandum (each, a “Mortgage Loan” and, collectively, the “Mortgage Loans”, as more fully defined herein), which Mortgage Loans are serviced for the Investors referred to herein; and
     WHEREAS, Seller desires to sell, transfer, and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, from time to time during the term of this Agreement, the Servicing Rights referred to herein, and Purchaser desires to become the Servicer under the Investor Agreements; and
     WHEREAS, notwithstanding the sale of Servicing Rights hereunder, Seller wishes to retain the goodwill of the Mortgagors and the relationships developed with such Mortgagors;
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01. Incorporation of Recitals; Definitions.
     The foregoing recitals are hereby incorporated herein by reference. As used in this Agreement, the following terms shall have the meanings specified below.
     Additional Collateral means (i) with respect to any Mortgage 100sm Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement.
     Additional Collateral Agreement means a Mortgage 100sm Pledge Agreement, Parent Power® Guaranty and Security Agreement for Securities Account and Parent Power® Guaranty Agreement for Real Estate.
     Additional Collateral Mortgage Loan means each Mortgage Loan that is either a Mortgage 100sm Loan or Parent Power® Mortgage Loan as to which the Additional Collateral is still required to be provided.

     Adjustment Date means three (3) Business Days after each applicable Transfer Date.
     Advances means, with respect to the Servicing Rights, the outstanding moneys that have been advanced by Seller from its funds in connection with its servicing of the Mortgage Loans (including, but not limited to, principal, interest, taxes, ground rents, assessments, insurance premiums, Soldiers and Sailors Civil Relief Act advances, foreclosure and bankruptcy fees and expenses, and other expenses) which have been made in accordance with Applicable Requirements; and for which Seller has a right of reimbursement from Mortgagors, Insurers, Investors, or otherwise.
     Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. (Capitalized terms derived from the word Affiliate (e.g., “Affiliated”) shall have corresponding meanings.) For the purposes of this definition, “control,” “controlled by,” and “under common control with” means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.
     Agreement means this Servicing Rights Purchase and Sale Agreement and all exhibits and schedules hereto, all of which are incorporated herein by this reference, as the same may from time to time be amended or supplemented by one or more instruments executed by all parties hereto.
     Ancillary Fees means, with respect to any Mortgage Loan, (i) all late charges, (ii) all fees payable pursuant to Cendant’s “Speed Pay” program, (iii) all returned-item charges (e.g., NSF charges) and (iv) modification or conversion fees.
     Applicable Requirements means and includes, as of the time of reference, with respect to the Mortgage Loans and the Servicing Rights, all of the following: (a) all contractual obligations of Seller (and any Originator and/or Prior Servicer) or Purchaser contained in this Agreement, the other Transaction Agreements, the Mortgage Loan Documents, the Investor Agreements, the applicable Guides or any agreement with any Insurer, for which obligations Seller (and any Originator and/or Prior Servicer) or Purchaser is responsible or at any time was responsible; (b) all applicable federal, state, and local legal and regulatory requirements (including laws, statutes, rules, regulations, and ordinances) binding upon Seller (and any Originator and/or Prior Servicer) or Purchaser; (c) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction, including, but not limited to, those of any Investor or any Insurer; (d) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions; (e) with respect to Purchaser’s obligations, the provisions of the Operations Guide; and (f) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located.
     Appraised Value means, with respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the Originator at the time of origination of the Mortgage Loan, and (ii) if applicable, the sales price of the Mortgaged Property at such time of origination.

     Arbitrator means, with respect to any arbitrator selected by a party to this Agreement, an arbitrator that is Independent of such party and has expertise in the valuation of mortgage loan servicing rights.
     ARM Loans means those Mortgage Loans that are adjustable rate loans.
     Assignment means, with respect to a Mortgage Loan, a written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage Instrument identified therein from the transferor to the transferee named therein.
     Base MLCC Interim Servicing Fee means a fee of $[* * *] for each applicable Mortgage Loan.
     BSA means the regulations set forth in 31 C.F.R. Part 103, promulgated under the Bank Secrecy Act, 12 U.S.C. § 1829b, 12 U.S.C. §§ 1951-1959 and 31 U.S.C. §§ 5311-5330, and similar requirements under state laws and regulations.
     BSA Policies and Procedures shall have the meaning given in Section 9A.01 hereof.
     Bulk Offering Mortgage Loans means the Mortgage Loans identified as “Bulk Offering Mortgage Loans” in the Mortgage Loan Schedule.
     Bulk Offering Purchase Price means, with respect to the Bulk Offering Mortgage Loans, the product of the outstanding principal balance thereof as of the related Bulk Offering Sale Date and the corresponding percentage set forth on the Execution Date Pricing Matrix.
     Bulk Offering Sale Date means February 29, 2000.
     Bulk Offering Servicing Rights means all Servicing Rights with respect to the Bulk Offering Mortgage Loans.
     Bulk Offering Transfer Date means, with respect to any Bulk Offering Mortgage Loan, the related Transfer Date, which shall be April 3, 2000, or such other date as to which the parties may agree.
     Business Day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the States of New Jersey, Florida or New York are required or authorized by law or by executive order to be closed or (iii) a day on which Seller or Purchaser is not actually open for business.
     Buydown means a reduction in a Mortgagor’s monthly Mortgage Loan Payment required under a Mortgage Note or otherwise provided for in a related document. Mortgage Loans with a Buydown feature are listed on Exhibit A.
     Cash Outages shall mean an occurrence, which results from (i) an out-of-balance condition between the custodial bank cash balance, Seller’s book balance, and the Investor’s trial

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

balance, or (ii) an out-of-balance condition as a result of a remittance error or a bank reconciliation adjustment.
     Cendant means Cendant Mortgage Corporation and its successors in interest.
     Cendant Mortgage Loan means a Mortgage Loan originated by Purchaser pursuant to the Origination Agreement.
     Claim Notice shall have the meaning given in Section 10.02(a) hereof.
     Co-op Lease means, with respect to a Co-op Loan, the proprietary lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.
     Co-op Loan means a Mortgage Loan secured by the pledge of the evidence of ownership allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.
     Correspondent Loan means any of certain Mortgage Loans purchased on a servicing-released basis by Seller through its correspondent lending network.
     Correspondent Loan Trailing Percentage means, as of any date of determination after August 1, 2000, a fraction (expressed as a percentage) whose numerator is the principal balance of Correspondent Loans included in the Subsequent Flow Mortgage Loans as to which Servicing Rights were sold by Seller to Purchaser in the [* * *] period immediately preceding such date of determination and whose denominator is the principal balance of all such Subsequent Flow Mortgage Loans.
     Custodial Funds means all funds held in a Custodial Funds Account.
     Custodial Funds Account means an account maintained by Seller for the deposit of principal and interest payments received in respect of one or more Mortgage Loans.
     Cut-Off Date means, the final date for the posting of transactions (which is one Business Day before each applicable Transfer Date).
     Delivery Date means five (5) Business Days after each applicable Transfer Date.
     EDP means the electronic data processing system used by Seller and Purchaser, which are licensees of ALLTEL Information Services, Inc.
     Equity Access® Agreement means the revolving line of credit agreement entered into between MLCC and the guarantor under any Parent Power® Guaranty Agreement for Real Estate pursuant to which a line of credit may be drawn upon by MLCC to fund the payment by such guarantor of a loss specified in such Parent Power® Guaranty Agreement for Real Estate.
     Equity Access® Mortgage means the mortgage, deed of trust or other security instrument (including all amendments and supplements thereto) made by the guarantor under any

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Parent Power® Guaranty Agreement for Real Estate to secure its obligations thereunder and under the related Equity Access® Agreement.
     Estimated Purchase Price means, with respect to any Bulk Offering Mortgage Loans and Initial Flow Mortgage Loans and the related Servicing Rights, an estimate of the related Purchase Price, based on the outstanding principal balance of the related Mortgage Loans as of the date that is two (2) Business Days before the related Sale Date.
     Excess Yield means that portion of the interest rate on a Mortgage Loan (other than the related contractual Servicing Fee payable to Seller) payable to Seller as excess servicing compensation.
     Execution Date Pricing Matrix means the pricing matrix attached hereto as Exhibit E.
     FDIC means the Federal Deposit Insurance Corporation or any successor thereto.
     Federal Funds Rate means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) that is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the “Federal Funds Effective Rate” at the date of this Agreement.
     FHLMC means the Federal Home Loan Mortgage Corporation or any successor thereto.
     Flow Mortgage Loan means any Initial Flow Mortgage Loan or any Subsequent Flow Mortgage Loan.
     Flow Offering Purchase Price means the applicable Initial Flow Offering Purchase Price or the applicable Subsequent Flow Offering Purchase Price, as the case may be.
     Flow Offering Sale Date means an Initial Flow Offering Sale Date or Subsequent Flow Offering Sale Date, as applicable.
     Flow Offering Servicing Rights means the Initial Flow Offering Servicing Rights or Subsequent Flow Offering Servicing Rights.
     Flow Offering Transfer Date means an Initial Flow Offering Transfer Date or a Subsequent Flow Offering Transfer Date, as applicable.
     FNMA means the Federal National Mortgage Association or any successor thereto.
     FNMA Loan means any Mortgage Loan serviced by Seller for or on behalf of FNMA, as Investor.
     Foreclosure means the procedure (including a deed in lieu of foreclosure) pursuant to which a Mortgaged Property is sold to satisfy a debt upon default of a Mortgagor and includes, to the extent applicable, in connection with a Co-op Loan, foreclosure on the evidence of ownership allocated to a dwelling unit in a residential cooperative housing corporation, which foreclosure is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to such stock.
     GNMA means the Government National Mortgage Association or any successor thereto.
     Guides means: (a) the FNMA Selling and Servicing Guides with respect to FNMA Loans, as amended from time to time and (b) any and all rules, regulations, and guidelines of any Investor or Insurer, and in each case as such Guide may be amended from time to time, including, but not limited to, all other rules, regulations, guidelines, and memoranda issued by each Investor and Insurer.
     HUD means the Department of Housing and Urban Development.
     Indemnified Party shall have the meaning given in Section 10.04(b) hereof.
     Indemnifying Party shall have the meaning given in Section 10.04(b) hereof.
     Independent means, with respect to Seller or Purchaser, that such Person does not have any material direct financial interest in or any material indirect financial interest in Seller or Purchaser and has no connection with Seller or Purchaser or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     Information Sharing Notice means a Purchaser Information Sharing Notice or a Seller Information Sharing Notice, as applicable.
     Initial Flow Mortgage Loans means all Mortgage Loans (other than Bulk Offering Mortgage Loans and Quarterly Bulk Mortgage Loans) originated after August 1, 1999 and on or before March 10, 2000. Such Mortgage Loans shall be identified by Seller after the date hereof in the Mortgage Loan Schedule and may contain Mortgage Loans originated on or before the date this Agreement is executed that are not identified on the Mortgage Loan Schedule as Bulk Offering Mortgage Loans.
     Initial Flow Offering Purchase Price means, with respect to any Initial Flow Mortgage Loan; the product of the outstanding principal balance thereof as of the related Initial Flow Offering Sale Date and the corresponding percentage set forth in the Execution Date Pricing Matrix.
     Initial Flow Offering Sale Date means, with respect to any Initial Flow Mortgage Loan, March 10, 2000.
     Initial Flow Offering Servicing Rights means all Servicing Rights with respect to the Initial Flow Mortgage Loans.

     Initial Flow Offering Transfer Date means, with respect to any Initial Flow Mortgage Loan, the related Transfer Date, which shall be April 3, 2000, or such other date as to which the parties may agree.
     Insurer means any entity that insures or guarantees all or part of the risk of loss on a Mortgage Loan, including, but not limited to, any Investor and any private mortgage insurance provider, standard hazard insurance provider, flood insurance provider, earthquake insurance provider or title insurance provider.
     Investor means, (i) MLCC or (ii) with respect to any Investor Agreement, the party for which Seller is servicing and administering the related mortgage loans pursuant to such Investor Agreement.
     Investor Agreement means (i) with respect to Mortgage Loans owned by an Investor other than MLCC, the agreement or agreements (including all exhibits and schedules thereto and all amendments and supplements thereof) between Seller and that Investor relating to those Mortgage Loans and the servicing thereof by Seller and (ii) with respect to Mortgage Loans for which MLCC is the Investor, the MLCC Portfolio Servicing Agreement.
     IRS means the Internal Revenue Service.
     Knowledge means that whenever any representation, warranty or other statement contained in this Agreement is qualified by reference to “Seller’s or Purchaser’s knowledge” or “to the best of Seller’s or Purchaser’s knowledge,” that qualified reference shall be deemed to include knowledge of facts or conditions of which Seller or Purchaser either is actually aware or should have been aware under the circumstances in the discharging of Seller’s or Purchaser’s origination or servicing duties, as applicable. All matters of public record that, at the time of origination of any Mortgage Loan originated by Seller, appeared in the related title insurance policy commitment shall be deemed to be known by Seller, and all matters contained or disclosed in any Mortgage Loan Documents shall be deemed to be known by Seller or Purchaser.
     Litigation means that the Mortgage Loan or Servicing Rights is/are the subject of or subject to a lawsuit, other than a Foreclosure or bankruptcy, and such lawsuit has a material adverse affect on the Mortgage Loan, the Servicing Rights related thereto, or the marketability of the Mortgage Loan.
     Loan Information means, with respect to any Mortgage Loan, the servicing, loan level, and other information described on Exhibit 3 to the Operations Guide.
     Loan-to-Value Ratio means, with respect to any Mortgage Loan, as of any date on which a determination thereof is made, the ratio on such date of the outstanding principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property.
     Loss means, in respect of any indemnification arising under this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys’ fees of the Indemnified Party, including but not limited to, (a) any reasonable costs, expenses and attorneys’ fees incurred by the Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal and (b) interest at the Federal Funds Rate on any amount for which the Indemnified Party is entitled to be indemnified from the date the Indemnified Party notifies the Indemnifying Party of the expenditure of such amounts until such amounts are paid by the Indemnifying Party; provided, however, that in no event shall a “Loss” include a claim for consequential damages, indirect damages or lost profits except when the Loss results from fraud or willful misconduct of the Indemnifying Party.
     MBS means a guaranteed mortgage pass-through certificate issued by FNMA.
     MERS means Mortgage Electronic Registration Systems, Inc., a Delaware corporation with its principal place of business situated at 8201 Greensboro Drive, Suite 350, McLean, Virginia 22102.
     MERS FNMA Loan means, with respect to any date, a FNMA Loan registered with MERS prior to such date.
     MLCC means Merrill Lynch Credit Corporation and its successors in interest.
     MLCC Interim Servicing Compensation has the meaning set forth in Section 4.03(b).
     MLCC Interim Servicing Period means, with respect to any Mortgage Loan as to which Servicing Rights are being or will be sold and assigned by Seller to Purchaser under this Agreement, the period, if any, from the related Sale Date to the related Transfer Date.
     MLCC Portfolio Servicing Agreement means the Portfolio Servicing Agreement dated as of the date hereof between MLCC and Purchaser with respect to Mortgage Loans as to which MLCC is the Investor.
     Mortgage 100sm Loan means a Mortgage Loan secured by Additional Collateral in the form of a security interest in the securities and other assets held in a Trading Account and having a value, as of the date of origination of such Mortgage Loan, at least equal to the related Original Additional Collateral Requirement.
     Mortgage 100sm Pledge Agreement means, with respect to each Mortgage 100sm Loan, the Mortgage 100sm Pledge Agreement for Securities Account between the related Mortgagor and MLCC pursuant to which such Mortgagor granted a security interest in the securities and other assets held in a Trading Account.
     Mortgage File means, collectively, with respect to any Mortgage Loan, the microfiche copies, and/or hard copies and/or imaging copies (and/or copies in any other media or format) of the following documents: Mortgage Note, recorded Mortgage, recorded Assignment (if any) to Purchaser, all related intervening assignments of mortgage (if any), title policy (required to have the first page with recording information and property location), ARM Rider (if applicable), appraisal of related Mortgaged Property (pages 1 and 2), MI certificates (if applicable), HUD1, and flood certificate, and, if the Mortgage Loan is a Co-op Loan, the UCC-1 and any continuation statements, the UCC-3 assigning the security interest covered by such UCC-1 to

Seller (if applicable), Co-op Lease, assignment of Co-op Lease to Seller and all intervening assignments, if any, and the Recognition Agreement.
     Mortgage Instrument means any deed of trust, security deed, mortgage, land contracts, or any other instrument that constitutes a first lien on real estate (or, in the case of a Co-op Loan, the applicable security agreement and financing statements) securing payment by a Mortgagor of a Mortgage Note.
     Mortgage Loan means a conventional, conforming and non-conforming, residential first lien mortgage loan (other than (i) a mortgage loan originated or acquired by Seller pursuant to its Equity Access® program and (ii) any of certain mortgage loans designated by Seller) that, in each case, has been or will be originated or acquired by Seller and sold to Investors by Seller (or retained by Seller as Investor) and for which Servicing Rights are being sold pursuant to this Agreement. The term Mortgage Loan shall refer to the Bulk Offering Mortgage Loans, the Flow Mortgage Loans, the Quarterly Bulk Mortgage Loans, the Cendant Mortgage Loans, or any or all of them, as applicable.
     Mortgage Loan Documents means the Mortgage Instruments, Mortgage Notes and Assignments, and such other documents required by an Investor or Insurer to originate and service a Mortgage Loan.
     Mortgage Loan Payment means with respect to a Mortgage Loan, each scheduled installment for such Mortgage Loan, whether for principal, interest, escrow, or other purpose, required or permitted to be paid by the Mortgagor in accordance with the terms of the Mortgage Loan Documents.
     Mortgage Loan Product Category means any product category of Mortgage Loan originated by or on behalf of MLCC as part of its mortgage loan program, as specified in the Pricing Matrix.
     Mortgage Loan Schedule means, with respect to Servicing Rights sold to Purchaser on any Sale Date, the list or lists of Mortgage Loans setting forth, as of such Sale Date and the related Transfer Date, the information set forth in Exhibit C hereto.
     Mortgage Note means the mortgage note, deed of trust note, security deed note, or other form of promissory note executed by a Mortgagor and secured by a Mortgage Instrument evidencing the indebtedness of the Mortgagor under a Mortgage Loan.
     Mortgaged Property means any one- to four-family residence (at the time of the origination of the applicable Mortgage Loan) that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon and all accessions thereto, and including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all alterations, additions and replacements thereto. The term “Mortgaged Property” shall include, to the extent the context shall permit or require, a dwelling unit in a residential cooperative housing corporation.
     Mortgagor means any and all obligors under a Mortgage Note and/or Mortgage Instrument.

     Offering Memorandum means Seller’s Confidential Offering Memorandum dated August 17, 1999, as amended by supplement #1, dated December 2, 1999, with respect to the offering of the Servicing Rights.
     Operations Guide means the Operations Guide attached hereto as Exhibit D, as the same shall be amended from time to time by Seller.
     Opted-out refers to any Mortgagor who has received an Information Sharing Notice and has notified Seller or Purchaser, as applicable, that he or she does not want Purchaser to disseminate the Loan Information to Seller and/or does not want Seller to disseminate the Loan Information to one or more Affiliates of Seller.
     Original Additional Collateral Requirement means, with respect to any Additional Collateral Mortgage Loan, generally 30 percent of the original principal balance of such Mortgage Loan or such other percentage thereof as is specified by MLCC in connection with the origination of such Additional Collateral Mortgage Loan.
     Origination Agreement means the Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997 between Seller and PHH Mortgage Services Corporation.
     Originator means, with respect to any Mortgage Loan, the person(s), entity or entities that (a) took the relevant Mortgagor’s loan application; (b) processed the relevant Mortgagor’s loan application; and/or (c) closed and/or funded such Mortgage Loan.
     Outsource Vendor means any vendor or any Affiliate retained by Seller to perform any aspects of servicing the Mortgage Loans and identified in Schedule 4.26.
     Parent Power® Agreement means, with respect to each Parent Power® Mortgage Loan, a Parent Power® Guaranty and Security Agreement for Securities Account or a Parent Power® Guaranty Agreement for Real Estate.
     Parent Power® Guaranty Agreement for Real Estate means, with respect to a Parent Power® Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power® Mortgage Loan pursuant to which the guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan, authorizes MLCC to draw on the related Equity Access Agreement to fund such guaranty and has secured such Equity Access Agreement with a lien on residential real estate of the guarantor. For purposes of this definition, the Parent Power® Guaranty Agreement for Real Estate shall not include the rights of the mortgagee under the Equity Access® Agreement referred to therein and under the Equity Access® Mortgage, which rights have been retained by MLCC.
     Parent Power® Guaranty and Security Agreement for Securities Account means, with respect to a Parent Power® Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty.

     Parent Power® Mortgage Loan means a Mortgage Loan that at the time of origination has a Loan-to-Value Ratio generally in excess of MLCC’s maximum acceptable Loan-to-Value Ratio for such Mortgage Loan and that is guaranteed by a Parent Power Agreement.
     Payment Date means the date on which Purchaser pays the portion of the Purchase Price described in Section 3.02(b) hereof, which date is five (5) Business Days after the related Transfer Date, subject in each case to (a) Seller’s compliance with, and Purchaser’s verification of such compliance with, Sections 4.14 and 4.16 herein, which sections are required to be complied with on or before each applicable Payment Date, and (b) Seller’s delivery of the reports, documents, and files that are due on or before each applicable Payment Date in accordance with this Agreement and the Transfer Instructions.
     Payoff Loan means any Mortgage Loan that is paid in full within ninety (90) days after each applicable Sale Date.
     Permission Agreement means the Permission Agreement dated as of the date hereof between Seller and Purchaser.
     Person means an individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a federal, state, city, municipal, or foreign government, or an agency or political subdivision thereof.
     Pledge Agreement means any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.
     PMI means private mortgage insurance.
     PMI Policy means a certificate of insurance issued under a policy of primary mortgage guaranty insurance issued by an Insurer duly authorized and licensed in accordance with applicable law and approved by the applicable Investor.
     Pool means the Mortgage Loans and related Mortgage Instruments that back the issuance of an MBS.
     Pricing Matrix means (i) on the date of this Agreement and each date thereafter (subject to clause (ii) of this sentence), the Execution Date Pricing Matrix and (ii) on and after the date on which any repricing in the Execution Date Pricing Matrix first becomes effective, the pricing matrix as then in effect pursuant to Section 3.01(b).
     Prior Servicer means any Person that was a servicer or subservicer of any Mortgage Loan before Seller became the Servicer of the Mortgage Loan.
     Private Investor Loan means any Mortgage Loan as to which the Investor is not FNMA or MLCC.
     Purchase Price means the Bulk Offering Purchase Price or any applicable Flow Offering Purchase Price or Quarterly Bulk Offering Purchase Price, as the context requires.

     Purchaser means Cendant Mortgage Corporation, a New Jersey corporation, and its permitted successors and assigns, in its capacity as purchaser hereunder.
     Purchaser Indemnified Parties shall have the meaning given in Section 10.01 hereof.
     Purchaser Information Sharing Notice means, with respect to any Mortgage Loan that is not a Seller Interest Mortgage Loan, a notice sent by Purchaser to the applicable Mortgagor thereunder that indicates that Purchaser will share the Loan Information related to his or her Mortgage Loan with Seller.
     Purchaser’s Representatives shall have the meaning given in Section 11.02(a) hereof.
     Quarterly Bulk Mortgage Loan means (a) any Mortgage Loan purchased by Seller through its correspondent lending network, (b) a construction loan that has been converted to a permanent Mortgage Loan or (c) any other mortgage loan that the parties may mutually agree to designate. Quarterly Bulk Mortgage Loans shall be identified by Seller after the date hereof in the Mortgage Loan Schedule.
     Quarterly Bulk Offering Purchase Price means, with respect to any Quarterly Bulk Mortgage Loan, the product of the outstanding principal balance thereof as of the Quarterly Bulk Offering Sale Date and the corresponding percentage set forth on the Pricing Matrix.
     Quarterly Bulk Offering Sale Date means, with respect to any Quarterly Bulk Mortgage Loan, the related Sale Date, which shall be the first Business Day of the calendar quarter following such loan’s becoming a Quarterly Bulk Mortgage Loan.
     Quarterly Bulk Offering Servicing Rights means all Servicing Rights with respect to any Quarterly Bulk Mortgage Loan.
     Quarterly Bulk Offering Transfer Date means, with respect to any Quarterly Bulk Mortgage Loan, the related Transfer Date, which shall be the first Business Day of the calendar quarter following such loan’s becoming a Quarterly Bulk Mortgage Loan.
     Recourse Obligation means, with respect to any Mortgage Loan, any obligation or liability (actual or contingent) of the Servicer (a) for Losses incurred in connection with the Foreclosure or other disposition of, or other realization or attempt to realize upon the collateral securing, such Mortgage Loan (including, but not limited to, Losses relating to loss mitigation or obtaining deeds in lieu of foreclosure); (b) to repurchase such Mortgage Loan in the event that the Mortgagor of such Mortgage Loan is in bankruptcy, in Foreclosure or in litigation; or (c) to repurchase such Mortgage Loan in the event of a delinquency or other payment default thereunder by the Mortgagor. Notwithstanding the foregoing, a Mortgage Loan shall not be considered subject to a Recourse Obligation solely because the Servicer retains a contingent liability to repurchase (i) a Mortgage Loan that is determined to have been ineligible for sale to the applicable Investor due to a breach of one or more representations and warranties, (ii) a Mortgage Loan whose interest rate converts from an adjustable to a fixed rate (or from an adjustable rate based on one index to an adjustable rate based on a different index), and (iii) certain Mortgage Loans with balloon provisions containing a conditional right to refinance, pursuant to the terms of the related Mortgage Note.

     Related Escrow Funds means all funds held by Seller with respect to the Mortgage Loans (other than the Custodial Funds), including, but not limited to, all Buydown funds, suspense funds, assessments, ground rents, replacement reserves, tax and insurance funds, loss draft proceeds, and other escrow and impound amounts (including interest accrued thereon held for the benefit of the Mortgagors).
     Related Escrow Funds Account means an account in which Related Escrow Funds are held.
     Relocation Loan means any Mortgage Loan originated pursuant to an agreement between the applicable lender (whether MLCC, one of MLCC’s correspondent lenders, or otherwise) and an employer that commonly relocates its employees in connection with a bona fide relocation program maintained by such employer.
     Relocation Loan Trailing Percentage means, as of any date of determination after August 1, 2000, a fraction (expressed as a percentage) whose numerator is the principal balance of Relocation Loans included in the Subsequent Flow Mortgage Loans as to which Servicing Rights were sold by Seller to Purchaser [* * *] and whose denominator is the principal balance of all such Subsequent Flow Mortgage Loans.
     Remittance Date means, with respect to each Investor, the day of each month on which funds are required to be remitted to such Investor pursuant to the related Investor Agreement.
     REO Property means any Mortgaged Property owned in fee simple by Seller or the applicable Investor as a result of a Foreclosure of a Mortgage Loan, or similar action.
     Repricing Event means any of the following:
     (i) With respect to all Mortgage Loan Product Categories, [* * *].
     (ii) The occurrence of a material adverse change in general political or economic conditions or a change in law, rule, regulations or generally accepted accounting principles, which in each case materially affects the value of the Servicing Rights with respect to one or more Mortgage Loan Product Categories.
     (iii) The occurrence of (a) a Simple Monthly Mortality Rate of greater than [* * *] of the aggregate unpaid principal balance of the Subserviced Loans, calculated using a one-month trailing Simple Mortality Rate, and (b) the “MBA Application Refinance Index” (as published weekly by Mortgage Bankers Association of America and published on Bloomberg under MBAVREFI<INDEX>) being [* * *].
     (iv) The occurrence of (a) a Simple Monthly Mortality Rate of greater than [* * *] of the aggregate unpaid principal balance of the Subserviced Loans, calculated using a one-month trailing Simple Mortality Rate and (b) the “MBA Application Refinance Index” (as published weekly by Mortgage Bankers

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Association of America and published on Bloomberg under MBAVREFI<INDEX>) being [* * *].
          (v) The Relocation Loan Trailing Percentage exceeds [* * *]; this Repricing Event shall apply to all Mortgage Loan Product Categories.
          (vi) The Correspondent Loan Trailing Percentage exceeds [* * *]; this Repricing Event shall apply to all Mortgage Loan Product Categories.
     Repricing Request has the meaning set forth in Section 3.01(b).
     RESPA means the Real Estate Settlement Procedures Act, 1.2 U.S.C. § 2601 et seq., and Regulation X, 24 C.F.R. § 3500.21, thereunder, as the foregoing may be amended from time to time.
     Sale Date means (i) with respect to a Bulk Offering Mortgage Loan, the related Bulk Offering Sale Date, (ii) with respect to a Flow Mortgage Loan, the related Flow Offering Sale Date and (iii) with respect to a Quarterly Bulk Mortgage Loan, the related Quarterly Bulk Offering Sale Date.
     Securitized Loan Primary Servicing Agreement means the Securitized Loan Primary Servicing Agreement dated as of the date hereof between Seller, as master servicer, and Purchaser, as primary servicer.
     Seller means Merrill Lynch Credit Corporation, a Delaware corporation, and its permitted successors and assigns, in its capacity as seller hereunder.
     Seller Indemnified Parties shall have the meaning given in Section 10.03 hereto.
     Seller Information Sharing Notice means a notice sent by Seller to the applicable Mortgagor that indicates that Seller will share the Loan Information related to his or her Mortgage Loan with one or more Affiliates of Seller.
     Seller Interest Mortgage Loan means any Mortgage Loan (a) that is subject to the terms and provisions of the Subservicing Agreement, the Securitized Loan Primary Servicing Agreement or the MLCC Portfolio Servicing Agreement or (b) that is an Additional Collateral Mortgage Loan.
     Seller’s Representatives shall have the meaning given in Section 11.02(a) hereof.
     Servicer means the party contractually obligated to administer the Servicing Rights under the Investor Agreements.
     Servicing Fee means the amount to be paid to the Servicer under the applicable Investor Agreement related to a Mortgage Loan as consideration for servicing the Mortgage Loan.
     Servicing Rights means, with respect to all Mortgage Loans, all of the rights and obligations of Seller, as Servicer, pursuant to the Investor Agreements, including but not limited

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to the right and obligation to service, administer, collect the payments for the reduction of principal and application of interest, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration and any other obligations required by any Investor (including the obligation to repurchase from the applicable Investor any such Mortgage Loan whose interest rate converts from an adjustable to a fixed rate, or from an adjustable rate based on one index to an adjustable rate based on a different index, and certain Mortgage Loans with balloon provisions containing a conditional right to refinance, pursuant to the terms of the related Mortgage Note) or Insurer in, of, or for such Mortgage Loans pursuant to the Investor Agreements, together with the right to receive (i) the Servicing Fee, (ii) the Excess Yield, if any, on the Bulk Offering Mortgage Loans (but not on the Flow Mortgage Loans or Quarterly Bulk Mortgage Loans), (iii) any Ancillary Fees arising from or connected to such Mortgage Loans and (iv) all applicable net interest earnings on any related Custodial Funds Account and Related Escrow Funds Account balances (to the extent permitted by applicable law), but in any event excluding the rights and obligations of Seller, as Servicer, pursuant to the Investor Agreements to service and administer the Additional Collateral under the Additional Collateral Agreements. The term Servicing Rights shall refer to the Bulk Offering Servicing Rights, the Flow Offering Servicing Rights, the Quarterly Bulk Offering Servicing Rights, or any or all of them, as applicable.
     Set-up File means, as to Subsequent Flow Mortgage Loans collectively, copies of the following documents:
     (a) Mortgage insurance certificate;
     (b) Hazard, flood and other insurance policies, if applicable (may consist of application and paid receipt);
     (c) Legal description;
     (d) Settlement statement (HUD1);
     (e) Mortgage Note with riders;
     (f) Buydown agreement, if applicable;
     (g) For wholesale and correspondent loans, the related funding sheet;
     (h) ACH enrollment form; and
     (i) Appraisal report (pages 1 and 2).
     Simple Monthly Mortality Rate means, with respect to any calendar month, an indicator of the level of prepayment of a static pool of loans, calculated by dividing the balance of that pool of loans at the end of that month by the balance of that pool of loans at the beginning of that month, and subtracting the resulting quotient from one.

     Subsequent Flow Mortgage Loans means Mortgage Loans originated after March 10, 2000. Such Mortgage Loans shall be identified by Seller after the date hereof in the Mortgage Loan Schedule.
     Subsequent Flow Offering Purchase Price means, with respect to any Subsequent Flow Mortgage Loan, the product of the outstanding principal balance thereof as of the Subsequent Flow Offering Sale Date and the corresponding percentage set forth in the Pricing Matrix.
     Subsequent Flow Offering Sale Date means, with respect to any Subsequent Flow Mortgage Loan, the date on which such loan is originated.
     Subsequent Flow Offering Servicing Rights means all Servicing Rights with respect to the Subsequent Flow Mortgage Loans.
     Subsequent Flow Offering Transfer Date means, with respect to any Subsequent Flow Mortgage Loan, the related Transfer Date, which shall coincide with the related Subsequent Flow Offering Sale Date.
     Subserviced Loan means any mortgage loan subject to the Subservicing Agreement or the Securitized Loan Primary Servicing Agreement.
     Subservicing Agreement means the Loan Subservicing Agreement dated as of the date hereof between Seller, as master servicer, and Purchaser, as subservicer.
     Third Party Consent means the written consent or approval of an Investor (and, if applicable, each rating agency, surety, certificate insurer and other party) which consent or approval is required under the related Investor Agreement to effect a transfer of the applicable Servicing Rights from Seller to Purchaser).
     Trading Account means, with respect to any Additional Collateral Mortgage Loan as to which a Pledge Agreement was made, the account in which the securities and other assets that are subject to such Pledge Agreement are held.
     Transaction Agreements means this Agreement, the Securitized Loan Primary Servicing Agreement, the Subservicing Agreement, the Permission Agreement and the MLCC Portfolio Servicing Agreement.
     Transfer Date means, with respect to any Mortgage Loan, the date on which Purchaser begins physically servicing such Mortgage Loan.
     Transfer Instructions means the instructions set forth at Exhibit F hereto detailing the procedures pursuant to which Seller shall effect the transfer of the Servicing Rights, Mortgage Files, Advances, Custodial Funds, Related Escrow Funds, and other documents, reports and files to Purchaser. To the extent of a conflict between the Transfer Instructions and this Agreement, this Agreement shall control. The Transfer Instructions shall not apply to the Subsequent Flow Mortgage Loans.
     TRETS means Transamerica Real Estate Tax Service.

Section 1.02. General.
     The terms defined herein include the plural as well as the singular and the singular as well as the plural.

ARTICLE II.
SALE OF SERVICING RIGHTS AND RELATED ITEMS
Section 2.01. Items to be Sold.
          (a) Subject to, and upon the terms and conditions of this Agreement, from time to time during the term of this Agreement, as hereinafter provided, Seller shall sell, transfer, and assign to Purchaser, and Purchaser shall purchase and assume from Seller, all right, title, interest, and obligation of Seller in and to the applicable (i) Servicing Rights and all rights related thereto (but not the right to service the Additional Collateral), including, but not limited to, the right to receive the Servicing Fee and Ancillary Fee; (ii) Advances; (iii) Custodial Funds; (iv) Related Escrow Funds; (v) Mortgage Files; (vi) Investor Agreements; (vii) other documents and records relating to the Mortgage Loans and (viii) the obligation to repurchase from the applicable Investor any Mortgage Loan whose interest rate converts from an adjustable to a fixed rate, or from an adjustable rate based on one index to an adjustable rate based on a different index, and certain Mortgage Loans with balloon provisions containing a conditional right to refinance, pursuant to the terms of the related Mortgage Note. For the Quarterly Bulk Mortgage Loans and Subsequent Flow Mortgage Loans, Seller agrees that during the term of this Agreement, Seller (i) shall sell, transfer, and assign to Purchaser the Servicing Rights with respect to substantially all Mortgage Loans originated or acquired by Seller and (ii) shall not sell, transfer or assign such Servicing Rights to any third party other than Purchaser; but Seller, in its sole discretion, shall nevertheless be entitled to retain the Servicing Rights to certain Mortgage Loans it designates; provided, however, that with respect to clause (ii) of this sentence, the aggregate principal balance of such retained Mortgage Loans shall not exceed $[* * *] in any calendar quarter (excluding (A) Quarterly Bulk Mortgage Loans, (B) Mortgage Loans in Mortgage Loan Product Categories created by Seller after the date hereof and for which Seller and Purchaser are unable to reach agreement on an appropriate purchase price for the related Servicing Rights and (C) any other Mortgage Loan types that Purchaser is not operationally able to service).
          (b) In connection with each sale and transfer of Servicing Rights contemplated herein, Purchaser will assume only those contractual duties, obligations, and liabilities of Seller that (i) accrue on or after each applicable Sale Date and (ii) directly arise in connection with Purchaser’s acquisition, ownership, and use of the Servicing Rights. Purchaser will not assume or otherwise be responsible for in any way whatsoever any other duties, obligations, or liabilities of, or claims against, Seller or Seller’s shareholders (or any of their respective agents, officers, directors, trustees, or Affiliates) that accrue or otherwise relate to the period before each applicable Sale Date with respect to the Servicing Rights or otherwise; provided, however, that subject to Seller’s indemnification obligation set forth in Section 10.01 hereof, Purchaser will assume liabilities to Investors with respect to the Servicing Rights that accrue before each applicable Sale Date, but only to the extent that such assumption is a condition, evidenced in writing and accepted by Purchaser, to the consent by the applicable Investor to the transfer of such Servicing Rights to Purchaser.
Section 2.02. Sale Date.
     On each applicable Sale Date, Seller shall sell, transfer, and assign to Purchaser, and Purchaser shall purchase and assume from Seller, all of Seller’s beneficial right, title, and interest in and to the applicable (i) Servicing Rights and all rights and obligations related thereto (but not

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the right to service the Additional Collateral), including, but not limited to, the right to receive the Servicing Fees and Ancillary Fee accruing on and after such Sale Date; (ii) Advances; (iii) Custodial Funds; (iv) Related Escrow Funds; (v) Mortgage Files; (vi) Investor Agreements; (vii) other documents and records relating to the Mortgage Loans and (viii) the obligation to repurchase from the applicable Investor any Mortgage Loan whose interest rate converts from an adjustable to a fixed rate, or from an adjustable rate based on one index to an adjustable rate based on a different index, and certain Mortgage Loans with balloon provisions containing a conditional right to refinance, pursuant to the terms of the related Mortgage Note.
Section 2.03. Transfer Date.
          (a) On each Transfer Date, Seller shall transfer and assign to Purchaser, and Purchaser shall assume from Seller, all of Seller’s legal right, title, and interest in and to the applicable (i) Servicing Rights and all rights and obligations related thereto (but not the right to service the Additional Collateral), including, but not limited to, the right to receive the applicable Servicing Fees and Ancillary Fee accruing on and after the related Sale Date; (ii) Advances; (iii) Custodial Funds; (iv) Related Escrow Funds; (v) Mortgage Files; (vi) Investor Agreements; (vii) other documents and records relating to the Mortgage Loans and (viii) the obligation to repurchase from the applicable investor any Mortgage Loan whose interest rate converts from an adjustable to a fixed rate, or from an adjustable rate based on one index to an adjustable rate based on a different index, and certain Mortgage Loans with balloon provisions containing a conditional right to refinance, pursuant to the terms of the related Mortgage Note.
          (b) On the Bulk Offering Transfer Date and the Initial Flow Offering Transfer Date, Seller shall cease to be the interim servicer with respect to any Mortgage Loans it is interim servicing for Purchaser pursuant to Section 4.03 and shall effect the physical transfer of the applicable servicing in accordance with the terms and conditions set forth in this Agreement and in the Transfer Instructions. On each Subsequent Flow Offering Transfer Date, Seller shall effect the transfer of the applicable Servicing Rights in accordance with the terms and conditions set forth in this Agreement and in the Transfer Instructions.
Section 2.04. Evidence of Sale.
Before each Transfer Date, Purchaser and Seller shall execute and deliver the documents, if any, required by the Investor(s) in connection with the transfer of the applicable Servicing Rights, in form and substance satisfactory to Purchaser and Seller. Purchaser and Seller, subject to the terms of this Agreement, shall also execute and deliver such other instruments or documents as Purchaser and Seller shall reasonably determine are necessary to evidence the transactions contemplated hereby.

ARTICLE III.
CONSIDERATION AND PAYMENTS
Section 3.01. Purchase Price.
          (a) In full consideration of each sale and transfer of the Servicing Rights, Purchaser shall pay to Seller, subject to the terms of this Agreement and in accordance with Section 3.02 hereof, the Bulk Offering Purchase Price, Flow Offering Purchase Price or Quarterly Bulk Offering Purchase Price, as applicable, subject to any agreed-upon adjustments. Seller (i) shall not be entitled to receive any Purchase Price from Purchaser for the Servicing Rights to any Mortgage Loan that as of the applicable Sale Date (A) is 60 days or more past due (including Mortgage Loans in foreclosure proceedings), (B) is in Litigation or (C) has a Mortgagor who is in bankruptcy and (ii) shall pay Purchaser $[* * *] per Mortgage Loan upon Seller’s assignment, to Purchaser, of the Servicing Rights to any such Mortgage Loan.
     (b) (i) Within the sixty-day period following the occurrence of a Repricing Event, either party to this Agreement may make a written request to the other party (a “Repricing Request”) that the Pricing Matrix be amended with respect to any Mortgage Loan Product Category to which such Repricing Event relates, and any such Repricing Request shall be accompanied by a copy of the proposed amended Pricing Matrix prepared by the requesting party. If Purchaser and Seller agree to adopt the proposed amended Pricing Matrix, it shall become effective on the first Business Day of the calendar quarter immediately following the date of such adoption.
     (ii) If, within 30 days after the date on which a Repricing Request was delivered hereunder by one party to the other pursuant to Section 3.01(b)(i), Purchaser and Seller are unable to agree on the terms of an amended Pricing Matrix with respect to a Mortgage Loan Product Category as to which such Repricing Request was made, each of them shall engage the services of a separate Arbitrator, which shall use commercially reasonable methods to determine the appropriate pricing for the sale of Servicing Rights related to such Mortgage Loan Product Category, taking into account, among other things, the requirements of this Agreement, including without limitation the Operations Guide. The results of the two Arbitrators’ determinations shall be averaged to arrive at the pricing to be specified in the amended Pricing Matrix with respect to such Mortgage Loan Product Category. If, following the Arbitrators’ determinations, the proposed amended Pricing Matrix is agreed to by Seller and Purchaser, it shall become effective on the first Business Day of the calendar quarter immediately following the date on which the first Arbitrator is retained. The parties agree to exchange appropriate documentation supporting the opinions of their respective Arbitrators. The then-current Pricing Matrix shall remain in effect until the proposed amended Pricing Matrix goes into effect. If one of the parties to this Agreement reasonably, and in good faith, rejects the proposed amended Pricing Matrix following the Arbitrators’ determinations, that party shall have the right to terminate this Agreement upon 180 days’ prior written notice to the other party. In any event, each party shall pay the fees and costs associated with the Arbitrator it engages.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 3.02. Payment of Purchase Price and Other Amounts.
     Purchaser shall pay the Purchase Price to Seller as follows:
          (a) Sale Dates. For the Bulk Offering Mortgage Loans, Purchaser shall pay Seller [* * *] of the applicable Estimated Purchase Price by wire transfer of immediately available funds on the applicable Sale Date. For the Initial Flow Mortgage Loans, Purchaser shall pay Seller [* * *] of the applicable Purchase Price by wire transfer of immediately available funds within three (3) Business Days after the applicable Sale Date. Such payments (or, if applicable, the related portion thereof) shall be returned by Seller to Purchaser:
     (i) together with interest thereon at the daily Federal Funds Rate in effect from the date of any such payment by Purchaser to the date Seller returns such payment (or, if applicable, the related portion thereof) to Purchaser, if the transfer of the physical servicing of any Mortgage Loan does not occur on the related Transfer Date, or extension thereof, because (x) the conditions precedent set forth in Article VIII are not met or (y) Seller fails to comply with the terms of this Agreement, or
     (ii) without interest, if the transfer of the physical servicing of any Mortgage Loan does not occur on the related Transfer Date, or extension thereof, because (x) the condition precedent set forth in Section 9.03 is not satisfied or (y) Purchaser fails to comply with the terms of this Agreement.
Concurrently with Seller’s return of the payments, or any portion thereof (and, if applicable, interest), described in this Section 3.02(a), Purchaser shall reconvey the related Servicing Rights and associated documents to Seller in accordance with Section 7.01(b)(ii) and the penultimate sentence of Section 7.01(b). In addition to the foregoing rights, the aggrieved party shall have all additional rights and remedies afforded to such party under this Agreement.
          (b) Payment Date. Subject to Seller’s compliance with all terms and conditions required to be complied with pursuant to this Agreement and the Transfer Instructions on or before the related Transfer Date, on the related Payment Date Purchaser shall pay to Seller, by wire transfer of immediately available funds, with respect to the Bulk Offering Mortgage Loans and Initial Flow Mortgage Loans, the applicable Purchase Price less the amount paid with respect to such loans pursuant to Section 3.02(a). With respect to any Subsequent Flow Mortgage Loan other than a Cendant Mortgage Loan, Purchaser shall pay Seller the applicable Purchase Price by wire transfer of immediately available funds within three (3) Business Days after Purchaser’s receipt of the related Set-up File, as provided for herein. Purchaser shall provide Seller with documentation containing Seller’s loan number and the outstanding principal balance for each Subsequent Flow Mortgage Loan for which the Purchase Price is wire transferred to Seller. With respect to Quarterly Bulk Mortgage Loans, Purchaser shall pay Seller the applicable Purchase Price by wire transfer of immediately available funds on the related Payment Date. Notwithstanding anything to the contrary contained herein or in the Operations Guide, with respect to each Subsequent Flow Mortgage Loan that is also a Cendant Mortgage Loan, (i) Seller shall have no obligation to deliver a Set-up File or Mortgage File to Purchaser and (ii) Purchaser shall pay Seller the related Purchase Price by wire transfer of immediately available funds within five (5) Business Days after such Mortgage Loan is closed.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (c) Adjustments Based on Pay-Offs. Except for Subsequent Flow Mortgage Loans, on each applicable Payment Date, Seller will (i) provide Purchaser with a schedule of Payoff Loans; and (ii) Purchaser will net out an amount equal to the portion of the Purchase Price already paid pursuant to Section 3.02(a) applicable to the Payoff Loans from the Purchase Price paid to Seller. Seller will reimburse Purchaser the portion of the Purchase Price already paid for any Subsequent Flow Mortgage Loan that becomes a Payoff Loan within ninety (90) days from the Sale Date. Seller shall remit such payment to Purchaser by wire transfer of immediately available funds within five (5) Business Days after receipt of an invoice from Purchaser, which invoice shall indicate the name of the Mortgagor, Seller’s loan number and the date of the payoff.
          (d) Adjustments Based on Errors. If, subsequent to each applicable payment of the Purchase Price or each applicable payment of any other amounts due under this Agreement to either party, the Purchase Price or such other amounts are found to be in error, including, but not limited to, the existence of updated balance information, the party benefiting from the error shall pay to the other party, within five (5) Business Days after the receipt of information sufficient to provide notice that payment is due, an amount sufficient to correct and reconcile the Purchase Price, or such other amounts and shall provide the other party with a reconciliation statement and such other documentation sufficient to reasonably satisfy the other party concerning the accuracy of such reconciliation.
          (e) Payment of Advances. (i) Upon receipt of the schedule required in Section 4.14, Purchaser shall wire transfer the agreed-upon documented principal and interest Advances, net of prepaid amounts, if any, to Seller on the Business Day immediately preceding the day that the applicable Investor remittance is due and (ii) with regard to any other Advances, subject to Purchaser’s verification of the amount due, Purchaser shall wire transfer the agreed-upon Advances to Seller, on or before the tenth (10th) Business Day following each applicable Transfer Date.
Section 3.03. Verification of Purchase Price and Other Amounts.
As soon as possible, but no later than each applicable Adjustment Date, Seller shall determine, as of the applicable Sale Date, from its books and records and promptly notify Purchaser in writing of: (i) the aggregate outstanding principal balance of all Mortgage Loans relating to the Servicing Rights then being transferred; (ii) the amount of all Advances relating to the Servicing Rights then being transferred; and (iii) the amount of all Custodial Funds and Related Escrow Funds relating to the Servicing Rights then being transferred. Except for the Subsequent Flow Mortgage Loans, all such accounts shall be reconciled by Seller to its EDP reports and to reports made to the applicable Investors.

ARTICLE IV.
COVENANTS
Section 4.01. Mortgage Loan Information.
          (a) From and after each applicable Transfer Date, Purchaser agrees that, for each Seller Interest Mortgage Loan, it shall supply the Loan Information for each applicable Mortgagor to Seller on a daily basis in accordance with the specific timing, transfer, and other requirements set forth in the Operations Guide.
          (b) From and after each applicable Transfer Date, Purchaser agrees that, for each Mortgage Loan that is not a Seller Interest Mortgage Loan, it shall supply the Loan Information for each applicable Mortgagor to Seller on a daily basis in accordance with the specific timing, transfer, and other requirements set forth in the Operations Guide, provided that the applicable Mortgagor has been provided a Purchaser Information Sharing Notice and has not contacted Purchaser to request that Purchaser not disseminate the Loan Information to Seller.
          (c) Seller and Purchaser acknowledge that it is Purchaser’s obligation to send a Purchaser Information Sharing Notice to each applicable Mortgagor and that it is Seller’s obligation to send a Seller Information Sharing Notice to each applicable Mortgagor. Seller and Purchaser therefore agree to combine their respective notice obligations into one notice and agree that the form and content of the Information Sharing Notice forms attached hereto as Composite Exhibit B are acceptable; provided, that, with respect to the Bulk Offering Mortgage Loans, the Initial Flow Mortgage Loans, and the Quarterly Bulk Mortgage Loans, the applicable form is mailed to each applicable Mortgagor together with the notice of the transfer of Servicing Rights required by RESPA and, with respect to the Subsequent Flow Mortgage Loans, the applicable form is included in the closing package pertaining to each applicable Mortgagor.
          (d) In connection with any Mortgage Loan (i) that is not a Seller Interest Mortgage Loan and (ii) as to which the Mortgagor thereunder has Opted-out, Purchaser agrees that it shall nevertheless provide the Loan Information to Seller with respect to such Mortgage Loan in the aggregate (as described in the Operations Guide in paragraphs D and E under the heading “Reporting Requirements”) with the Loan Information of other Mortgagors so long as the information supplied to Seller relating to the Mortgagor who Opted-out cannot be linked to such Mortgagor.
          (e) Seller and Purchaser acknowledge that, to the best of their respective knowledge, their respective obligations to provide Information Sharing Notices and to supply the Loan Information are permitted by, and comply with, the Applicable Requirements. Prospectively, in the event that either party to this Agreement believes, in good faith, that there has been a change in the Applicable Requirements that may affect either (i) the dissemination of the Loan Information from Purchaser to Seller, (ii) the manner in which the Loan Information is disseminated from Purchaser to Seller, or (iii) the form, content, or delivery of the required form of Information Sharing Notice, then such party shall provide written notice to the other of the purported change in the Applicable Requirements. Thereafter, the parties hereto shall work in good faith to address the effect of the purported change; in the Applicable Requirements and to resolve the same, in a manner that is reasonably acceptable in good faith to both parties and that will allow Purchaser to continue to supply to Seller as much of the Loan Information as is then possible given the applicable change in the Applicable Requirements. If (i) in Seller’s judgment, Purchaser’s interpretation of the purported change in the Applicable Requirements is adverse to Seller, (ii) Seller disagrees with that interpretation and (iii) Seller and Purchaser are unable to resolve such disagreement in a mutually acceptable manner, as described above, within thirty days of the delivery of the written notice required by this Section 4.01(e), Seller may, at its option, terminate this Agreement and any or all other Transaction Agreements. In addition, Seller may, at its option, terminate this Agreement and any or all other Transaction Agreements if the parties agree that a change in the Applicable Requirements restricts in any way the information Purchaser is to share with Seller.
          (f) Seller acknowledges and agrees that it will not use or disseminate the Loan Information in violation of the Applicable Requirements.
          (g) Seller shall indemnify Purchaser against any and all Losses incurred by Purchaser to the extent that such Losses result from, are caused by, or arise out of Purchaser’s compliance with Section 4.01(a) with respect to Additional Collateral Mortgage Loans or Subserviced Loans.
Section 4.02. Confidentiality of Mortgage Loan Information:.
     With respect to each Mortgage Loan that is not a Seller Interest Mortgage Loan, Seller shall not disclose, and shall cause its employees not to disclose, any Loan Information provided to it hereunder, including, but not limited to, the names and/or addresses of such Mortgagors, to any Person other than to (i) Affiliates of Seller, provided that the applicable Mortgagor has not Opted-out, and (ii) the Mortgagor to whom the applicable Loan Information relates. The foregoing notwithstanding, however, nothing herein shall be construed to prohibit Seller or any of Seller’s Affiliates from disseminating such Loan Information if necessary to comply with applicable law.
Section 4.03. Interim Servicing.
          (a) With respect to any Mortgage Loan as to which Servicing Rights are being sold and assigned by Seller to Purchaser under this Agreement, Seller shall perform the obligations related to such Servicing Rights during the related MLCC Interim Servicing Period in accordance with Applicable Requirements and with the same care, customer service and operating standards that Seller uses to service comparable mortgage loans for its own portfolio.
          (b) Purchaser shall pay Seller the Base MLCC Interim Servicing Fee for each Mortgage Loan interim-serviced by Seller pursuant to this Agreement for each preceding calendar month or portion thereof during the related MLCC Interim Servicing Period (whether or not a collection is received on such Mortgage Loan). Seller shall be entitled to retain all ancillary income with respect thereto, and all net interest earnings, on the related Custodial Funds Account and Related Escrow Funds Account balances for the preceding calendar month (such income and earnings, together with the Base MLCC Interim Servicing Fee, the “MLCC Interim Servicing Compensation”). During the related MLCC Interim Servicing Period for each Mortgage Loan then being interim serviced by Seller, Seller shall (i) remit monthly to Purchaser, on each Remittance Date, all Servicing Fees (net of the MLCC Interim Servicing Compensation) actually received by

Seller pursuant to this Agreement during the preceding calendar month and (ii) no later than the Business Day prior to such Remittance Date, provide Purchaser with a reconciliation of all Servicing Fees and all related reports. If the interest collected in any month on each Mortgage Loan and allocated to pay the Servicing Fee under the related Investor Agreements is insufficient to pay Seller the full amount of the related Base MLCC Interim Servicing Fee for such month, then Purchaser shall pay Seller the shortfall on the related Remittance Date.
          (c) Subject to Section 4.03(d) hereof, Purchaser shall remain responsible for all Losses directly associated with the servicing of the Mortgage Loans, except for (i) all or any portion of such Losses resulting from the failure of Seller to comply with Applicable Requirements or otherwise perform or observe its obligations under this Agreement, for which Losses Seller shall remain responsible and (ii) any fact or circumstance in respect of which Purchaser is entitled to indemnification by Seller under this Agreement.
          (d) Seller shall: (i) make prompt and proper application for, and diligently pursue, insurance settlements, reimbursement from Investors (if appropriate), claims against third parties for indemnification or repurchase, and enforcement of the Mortgage Loan Documents against the Mortgagors; (ii) obtain the requisite quality services and products from Outsource Vendors, not in excess of reasonable and customary levels, giving Purchaser the benefit of any discounts therefor to which Seller may be entitled and without mark-up by Seller; (iii) defend and/or appeal any request or demand by an Investor or Insurer for repurchase of, or indemnification with respect to, a Mortgage Loan; (iv) not make Advances deemed not to be recoverable, except to the extent required by Applicable Requirements; (v) consult with Purchaser before undertaking or electing not to take discretionary actions that could result in material cost or liability to Purchaser; unless consultation is not commercially feasible; and (vi) service delinquent Mortgage Loans, Foreclosures and REO Properties in the same manner as Seller would service mortgage loans for its own account.
          (e) It is further understood and agreed that Seller shall be solely responsible for the direct and indirect general and administrative costs and expenses associated with the servicing of the Mortgage Loans, including, without limitation, Seller’s personnel, facilities, supplies, postage and Seller’s EDP expenses, relating to the manner in which Seller generally services mortgage loans (which may include the Mortgage Loans), regardless of whether Seller elects to contract with Outsource Vendors to perform all or any portion of such general and administrative functions.
          (f) Subject to the other subsections of this Section 4.03 hereof and any right of reimbursement from subsequent payments from Mortgagors, Investors, Insurers and liquidation proceeds, Purchaser agrees to bear the economic risk of all Advances, except for (i) any portion of those Advances resulting from Seller’s failure to comply with Applicable Requirements or otherwise perform or observe its obligations under this Agreement, for which Advances Seller shall remain responsible and (ii) any interest that must be advanced with regard to a paid-in-full Mortgage Loan, pursuant to Section 4.03(d) above.

Section 4.04. Third Party Consents.
     Seller shall use its best efforts to obtain all required Third Party Consents in accordance with Section 7.01 hereof. Seller shall pay any and all costs of securing such consents, including, but not limited to, any fees charged by the Investor for the transfer of the Servicing Rights.
Section 4.05. Interest on Related Escrow Funds.
     Except with respect to Subsequent Flow Mortgage Loans, Seller shall pay interest on Related Escrow Funds on, and accrued through, the Business Day preceding each applicable Transfer Date to the extent interest with respect to the applicable Related Escrow Funds Accounts is required to be paid by Applicable Requirements for the benefit of Mortgagors under the Mortgage Loans. Seller shall deposit the interest earned on Related Escrow Funds in the applicable Related Escrow Funds Account on or before each applicable Transfer Date. With regard to loss draft proceeds, Seller shall credit to the related account any interest for loss draft proceeds on, and accrued through, the Business Day preceding each applicable Transfer Date. No interest will be required to be paid by Seller pursuant to this Section 4.05 with respect to Subsequent Flow Mortgage Loans or, if not required by Applicable Requirements, with respect to any Mortgage Loan.
Section 4.06. Escrow Disbursements and Obligations.
          (a) Taxes. (i) In connection with any Mortgage Loan (other than a Subsequent Flow Mortgage Loan) with respect to which Seller maintains a Related Escrow Funds Account for taxes, Seller shall pay all taxes with respect to which the related tax bill is due before the thirtieth (30th) day following each applicable Transfer Date and for which the related tax bill was received by Seller or any applicable Outsource Vendor five (5) Business Days before each applicable Transfer Date, and (ii) Seller shall be responsible for any tax penalties, costs, and losses (including any loss of discount for which any Mortgagor or any third party for the benefit of the Mortgagor has a legal claim) arising in connection with any Mortgage Loan (other than a Subsequent Flow Mortgage Loan) with respect to which: (A) Seller maintains a Related Escrow Funds Account for taxes; (B) the related tax bill was due before the thirtieth (30th) day following each applicable Transfer Date; and (C) the related tax bill was received by Seller or any applicable Outsource Vendor five (5) Business Days before each applicable Transfer Date. Seller shall have no responsibility for payment of tax bills with respect to Subsequent Flow Mortgage Loans.
          (b) Insurance. In connection with any Mortgage Loan (other than a Subsequent Flow Mortgage Loan) with respect to which Seller maintains a Related Escrow Funds Account for insurance, Seller shall pay all hazard, flood, earthquake, PMI Policy, and other insurance premiums (“Insurance Premiums”) that are due before the thirtieth (30) day following each applicable Transfer Date and for which the related Insurance Premium bill was received by Seller or any applicable Outsource Vendor five (5) Business Days before each applicable Transfer Date, and (ii) Seller shall be responsible for any penalties, costs, and losses arising in connection with any Mortgage Loan (other than a Subsequent Flow Mortgage Loan) with respect to which: (A) Seller maintains a Related Escrow Funds Account for Insurance Premiums; (B) the related Insurance Premium bill was due before the thirtieth (30th) day following each applicable Transfer Date; and (C) the related Insurance Premium bill was received by Seller or any applicable Outsource Vendor five (5)

Business Days before each applicable Transfer Date. Seller shall have no responsibility for payment of Insurance Premium bills with respect to Subsequent Flow Mortgage Loans.
          (c) Escrow Analysis. (i) No later than three (3) Business Days after each Transfer Date, Seller shall provide Purchaser with copies of the most recent escrow analysis for all applicable Mortgage Loans (other than Subsequent Flow Mortgage Loans); and (ii) Seller shall complete an escrow analysis at least thirty (30) days prior to the applicable Transfer Date on all applicable Mortgage Loans (other than Subsequent Flow Mortgage Loans) that have an escrow analysis due by such Transfer Date, and the results of these escrow analyses shall appear on its EDP system.
Section 4.07. Notice to Mortgagors.
     No later than fifteen (15) days before each applicable Transfer Date (other than a Subsequent Flow Offering Transfer Date), unless earlier notification is required by Applicable Requirements, Seller and Purchaser shall jointly deliver to each applicable Mortgagor a letter advising the Mortgagor of the transfer of Servicing Rights contemplated herein. Such letters shall comply with all Applicable Requirements, including, but not limited to, RESPA. At least twenty (20) days before the Bulk Offering Transfer Date and the Initial Flow Offering Transfer Date, Seller and Purchaser shall review the form of the letter for compliance with the Applicable Requirements. All costs of preparing and delivering such letters shall be shared equally by Seller and Purchaser.
     With respect to each Subsequent Flow Mortgage Loan, at the closing thereof Seller and Purchaser shall jointly deliver to the related Mortgagor a letter advising the Mortgagor of the transfer of Servicing Rights contemplated herein.
Section 4.08. Notice to Tax Service Provider.
          (a) Notices. Not less than fifteen (15) days before each applicable Transfer Date (other than a Subsequent Flow Offering Transfer Date), Seller shall deliver written notices of the transfer of Servicing Rights contemplated herein to Seller’s tax service provider. At Purchaser’s request, Seller shall provide an officer’s certificate to the effect that Seller has mailed such notices at least 15 days before each Transfer Date. Such notice shall instruct such entity to deliver, from and after each applicable Transfer Date, all applicable payments, notices, bills, statements, records, files, histories, support documents, and other documents to Purchaser.
          (b) Costs and Compliance. Seller shall be responsible for the cost of preparing and delivering the notices described in this Section.
Section 4.09. Notice to Insurance Companies and Payment of Insurance Premiums.
          (a) Notices. Not less than fifteen (15) days before each applicable Transfer Date (other than a Subsequent Flow Offering Transfer Date), Seller shall deliver written notices of the transfer of Servicing Rights contemplated herein to each of Seller’s Insurers (other than with respect to Co-op Loans). At Purchaser’s request, Seller shall provide an officer’s certificate to the effect that Seller has mailed such notices at least 15 days before each Transfer Date. Such notices shall instruct such entities to deliver, from and after each applicable Transfer Date, all applicable payments, notices, bills, statements, records, files, histories, support documents, and other documents to Purchaser. All such notices sent to hazard, flood, earthquake, private mortgage guarantee, forced-placed and other insurers shall comply with the requirements of the applicable master policies and shall instruct such insurers to change the mortgagee clause to “Cendant Mortgage Corporation, its successors and/or assigns,” in the format required under Applicable Requirements.
          (b) Costs and Compliance. Seller shall be responsible for the cost of preparing and delivering the notices described in this Section.
          (c) Payment of PMI Premiums. Other than with respect to Subsequent Flow Mortgage Loans, Seller shall pay, on or before each applicable Transfer Date, all applicable PMI premiums due and payable in the month of transfer for which Seller has received a related bill at least five (5) Business Days prior to the applicable Transfer Date.
Section 4.10. Purchaser to Service ARM Loans.
     Purchaser shall service the ARM Loans in accordance with all Applicable Requirements. If Purchaser fails to service an ARM Loan in a manner consistent with the Applicable Requirements, Purchaser shall notify Seller within ten (10) Business Days of obtaining Knowledge of such failure and shall take all appropriate actions required to correct any such servicing deficiencies so that such loans are thereafter serviced in compliance with the terms and provisions of this Agreement. Purchaser shall be solely responsible for any costs and expenses required to effectuate such remediation, except to the extent that any such servicing deficiency was the continuation by Purchaser of a failure by Seller or any Prior Servicer to service an ARM Loan in accordance with the Applicable Requirements (other than the Purchaser’s continuation of such previous servicing practices after the Purchaser knew or should have known that such previous servicing practices violated the Applicable Requirements).
     Purchaser shall take such additional corrective action as may be directed by Seller, the cost of which shall be the sole responsibility of Seller.
Section 4.11. Tax Contracts.
          (a) Seller shall cause TRETS to work with Purchaser’s designated tax service provider to deliver a comprehensive ADDS tape (AB383) for all Mortgage Loans (other than (i) Subsequent Flow Mortgage Loans, (ii) Mortgage Loans secured by Mortgaged Properties in Guam and Puerto Rico and (iii) Co-op Loans), whether escrowed or non-escrowed, no later than the applicable Delivery Date.
          (b) Not less than thirty (30) days before each applicable Transfer Date(other than Subsequent Flow Offering Transfer Dates and Quarterly Bulk Offering Transfer Dates), Seller shall provide Purchaser with the most recent TRETS audit of Seller’s EDP system (AB40 loan audit) that reviewed whether Seller’s EDP system is accurately populated with all tax contract data required by Purchaser to service the Bulk Offering Mortgage Loans.
          (c) With respect to all Mortgage Loans other than (i) Subsequent Flow Mortgage Loans, (ii) Mortgage Loans secured by Mortgaged Properties in Guam and Puerto Rico and (iii) Co-op Loans, Seller shall transfer the related TRETS life-of-loan contracts to Purchaser’s designated tax service provider on the applicable Transfer Date. Within 60 days after each Transfer Date, Purchaser shall provide Seller with a listing of all such Mortgage Loans for which Purchaser’s designated tax service provider did not receive the anticipated tax contract information from TRETS. Seller shall have 30 days after receiving the listing to reconcile it and, for each such Mortgage Loan that did not have a life-of-loan tax service contract, shall remit to Purchaser (x) a fee of $[* * *] to purchase a tax service contract or (y) [* * *] to purchase a tax service contract for such Mortgage Loan.
          (d) With respect to each Subsequent Flow Mortgage Loan other than (i) Mortgage Loans secured by Mortgaged Properties in Guam and Puerto Rico and (ii) Co-op Loans, Seller shall charge the related Mortgagor (x) a fee of $[* * *] to purchase a tax service contract or (y) [* * *]to purchase a tax service contract for such Subsequent Flow Mortgage Loan. Seller shall collect the applicable fee from the related Mortgagor and shall remit it to Purchaser (or, if Seller fails to collect the fee from the related Mortgagor, Seller shall remit the fee to Purchaser out of Seller’s own funds), and Purchaser shall apply the fee to the cost of purchasing a tax service contract.
          (e) Purchaser shall notify Seller if the cost of purchasing a tax service contract for a Mortgage Loan is less than $[* * *].
Section 4.12. Mortgage Loan Payments.
     Before each applicable Transfer Date, Seller shall apply, in accordance with Applicable Requirements, all Mortgage Loan Payments received by it with respect to each applicable Mortgage Loan. For a period of forty-five (45) days following each applicable Transfer Date, Seller at its own expense shall forward all applicable Mortgage Loan Payments to Purchaser by overnight delivery as soon as possible, but in no event later than two Business Days following Seller’s receipt thereof. After forty-five (45) days following each applicable Transfer Date, Seller shall forward such Mortgage Loan Payments to Purchaser by first class mail within two Business Days following Seller’s receipt thereof. Seller shall endorse each check evidencing a Mortgage Loan Payment to the order of Purchaser and provide Purchaser with sufficient information, as required by the Transfer Instructions, to process each such Mortgage Loan Payment.
Section 4.13. Assignments.
          (a) Assignments
     (1) There shall be no assignments for Mortgage Loans for which the Seller is the Investor or for MERS FNMA Loans.
     (2) Private Investor Loans shall only be assigned to Purchaser if such loans are held of record in the name of the Seller and if the related Investor consents to the assignment. If the Investor consents to the assignments to Purchaser, then Seller will prepare, execute and record assignments of mortgage to Purchaser. Seller will also be responsible for preparing and delivering to Purchaser assignments of mortgage in blank to the Investor. Purchaser shall be responsible for executing and delivering

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the assignment of mortgage in blank to the Investor. With respect to any Private Investor Loans held of record by an Investor, Seller shall assist Purchaser in obtaining limited powers of attorney from such Investor for servicing purposes.
     (3) No later than the applicable Transfer Date, other than a Subsequent Flow Offering Transfer Date, Seller shall prepare and record an assignment to Purchaser for all FNMA Loans that have not been previously registered with MERS.
     (4) Seller shall be responsible for obtaining and recording any intervening assignments, at Seller’s sole cost and expense.
          (b) MERS Registration and Transfers
     (1) For all MERS FNMA Loans, the Seller, with the cooperation of Purchaser, shall cause MERS’ records to reflect the transfer of Servicing Rights to the Purchaser, effective as of the related Transfer Date.
     (2) For all Subsequent Flow Mortgage Loans that are FNMA Loans originated in the name of MERS, as nominee for MLCC, Purchaser shall register such loans with MERS under Purchaser’s MERS Mortgage Identification Number so that MERS’ records reflect Purchaser as the servicer on the related FNA Loan.
          (c) Costs. (1) Purchaser and Seller shall equally bear the cost of (i) preparing and recording the Assignments described in Sections 4.13(a)(2) and (3); (ii) the transfer fee incurred for transfer pursuant to Section 4.13(b)(1); and (iii) the registration fee for registration pursuant to Section 4.13(b)(2).
          (2) Notwithstanding the foregoing, as to any Mortgage Loans as to which MLCC is the Investor, upon the sale of such Mortgage Loans to another Investor, upon the consent of such Investor, Seller will (i) prepare, execute and record assignments of mortgage to Purchaser and (ii) will prepare and deliver assignments of mortgage in blank from Purchaser to the Investor. Purchaser shall execute and deliver such assignments in blank from Purchaser to the Investor. Purchaser and Seller shall equally bear the cost of preparing and recording any such assignments of mortgage. If an Investor directs MLCC to assign any Mortgage Loans to that Investor, MLCC shall bear the cost of preparing and recording such assignments.
          (d) Post Recording Deliveries. Recorded Assignments required by this Section 4.13 shall be delivered to Purchaser within twelve months (or in New York, Pennsylvania and Minnesota, no later than eighteen (18) months, (ii) in the U.S. Virgin Islands, no later than twenty-four (24) months and (iii) in Puerto Rico, no later than five (5) years) after the related Transfer Date. Seller shall forward, or cause to be forwarded, recorded Assignments to Purchaser as Seller receives such Assignments.

Section 4.14. Schedule of Advances.
     On or before each applicable Adjustment Date, Purchaser shall have received from Seller a schedule, certified as being true and correct on behalf of Seller by an authorized officer thereof, setting forth the Advances as of each applicable Transfer Date with respect to the servicing physically transferred on that date, which schedule shall contain all the information as required by the Transfer Instructions.
Section 4.15. Mortgage Files. Set-up Files and Custodial Files.
          (a) With respect to any Mortgage Loan for which the related Servicing Rights are transferred from Seller to Purchaser pursuant to this Agreement (except a Cendant Mortgage Loan), Seller shall deliver the Mortgage File to Purchaser within the twelve (12) month period (or, in the case of Mortgaged Properties in (i) New York, Pennsylvania and Minnesota, the eighteen (18) month period, (ii) U.S. Virgin Islands, the twenty-four (24) month period and (iii) Puerto Rico, the five (5) year period) immediately following the related Transfer Date. Seller may deliver any of the documents contained in the Mortgage File individually. If Seller fails to deliver the entire Mortgage File for a given Mortgage Loan within the period specified in the second preceding sentence, Seller shall pay Purchaser a penalty of $[* * *] with respect to that Mortgage Loan for each month in which Seller fails to deliver such Mortgage File after the end of such period. In no event shall the aggregate penalty for any Mortgage Loan exceed $[* * *]. If, in connection with any Mortgage Loan, Seller cannot deliver the related Mortgage or Assignment (if any) with evidence of recording thereon as provided above, solely because of a delay caused by the public recording office to which such Mortgage or Assignment has been delivered for recordation, Seller shall deliver to Purchaser an officer’s certificate of Seller stating that such Mortgage and/or Assignment has been delivered to the appropriate public recording official for recordation. If such certificate is provided, Seller shall not be subject to the penalty set forth above. Seller shall promptly deliver to Purchaser such Mortgage and/or Assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. Notwithstanding the above, Seller shall use all reasonable efforts to cause each original Mortgage or Assignment with evidence of recording thereon to be delivered to Purchaser within the time period set forth above.
          (b) Seller shall also act as a document custodian and shall provide copies of any other Mortgage Loan Documents to Purchaser within two (2) Business Days of request. The procedures for requesting and delivering such documents are more particularly set forth in the Operations Guide.
          (c) As to any Subsequent Flow Mortgage Loan, Seller shall electronically transmit the related master file information to Purchaser’s EDP within six (6) Business Days after the later of (i) Seller’s receipt of the related closing documents from the closing agent and (ii) expiration of the related Mortgagor’s right to rescind. The Set-up File for such Subsequent Flow Mortgage Loan shall be sent to Purchaser within ten (10) Business Days after the date the master file information is transmitted to Purchaser’s EDP. Seller may include Mortgage File documents with the Set-up File documents, in which case Seller shall have no further delivery responsibilities with regard to such Mortgage File documents. Seller may deliver any remaining Mortgage File documents to Purchaser as received.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (d) If Purchaser requests delivery to it of an original Mortgage Note from an Investor or its custodian, as applicable, and the Investor or its custodian does not have the original Mortgage Note, Purchaser shall contact Seller, and Seller shall work with Purchaser to fulfill the servicing responsibility that gave rise to Purchaser’s request for the original Mortgage Note.
          (e) Purchaser shall provide to Seller on a periodic basis reports detailing certain Set-up Files and Mortgage Files (respectively referred to as “Set-up File Trailing Documents Reports” and “Mortgage File Trailing Documents Reports”) that do not contain the applicable documentation as required under this Agreement. A Set-up File Trailing Documents Report shall (i) be provided to Seller at least weekly, beginning in May 2000, (ii) be arranged by MLCC loan number (in ascending order), (iii) include each related Mortgagor’s last name and (iv) detail each missing document as of the report date. A Mortgage File Trailing Documents Report shall (i) be provided to Seller no later than the tenth (10th) day of each month beginning in May 2000, (ii) be arranged by MLCC loan number (in ascending order), (iii) include each related Mortgagor’s last name and (iv) detail each missing document as of the report date.
          (f) Seller shall be responsible for completing the delivery of all Mortgage Files, Set-up Files and other documents within the timeframes required by this Agreement. If, as of the last day of any calendar month, the number of individual documents (excluding Mortgages and Assignments in the process of being recorded) that have not been delivered to Purchaser within such timeframes (the “Undelivered Document Population”) exceeds [* * *] of the total number of individual documents required to have been delivered by such date pursuant to the Agreement (the “Designated Population”), Purchaser shall be entitled to institute a holdback of [* * *] of the Subsequent Flow Offering Purchase Price on purchases of Subsequent Flow Offering Servicing Rights effected after such date. Any such holdback shall continue until the last day of the calendar month as of which date the Undelivered Document Population is reduced to less than or equal to [* * *] the Designated Population as of such date. In connection with these provisions and prior to their becoming effective, Purchaser and Seller shall jointly develop a mechanism to determine this calculation. Upon agreement by the parties, the parties shall document the agreed-upon process in the Operations Guide. In the calendar month following such agreement, Purchaser shall deliver a detailed calculation to Seller no later than the tenth (10th) day of each month, beginning in May 2000.
Section 4.16. Transfer of Custodial Funds and Related Escrow Funds; Reconciliation.
          (a) (i) On or before each applicable Adjustment Date and subject to Section 4.16(b) herein, Seller shall wire transfer to Purchaser the applicable agreed-upon Related Escrow Funds and all other appropriate collections relating to the applicable Mortgage Loans and (ii) on or before each applicable Payment Date and subject to Section 4.16(b) herein, Seller shall wire transfer to Purchaser all applicable Custodial Funds.
          (b) No later than each applicable Payment Date, Seller shall fully reconcile and resolve on a loan level basis as of each applicable Transfer Date (i) the reports generated by Seller’s EDP with the balances of the applicable Custodial Funds Accounts, Related Escrow Funds Accounts, and Advances; (ii) the reports generated by Seller’s EDP with Investor’s records and reports for the applicable Servicing Rights; (iii) any Cash Outages (including Pool to security balance reconciliation and the expected cash reconciliation); and (iv) all outstanding items through

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and including the applicable Cut-Off Date. Seller shall be responsible for any payments or adjustments necessary on or before each applicable Transfer Date, to bring such Custodial Funds Accounts, Related Escrow Funds Accounts, and Advances to full reconciliation, so that all accounts are fully reconciled, balanced, and whole for the benefit of Purchaser.
Section 4.17. Assumptions. Payoffs, Loss Drafts, Repair Escrows, and Pending Name Changes.
          (a) Documentation. Seller shall deliver to Purchaser, on or before the applicable Delivery Date and in accordance with the Transfer Instructions: a list of all applicable Mortgage Loans with pending assumptions, paid-in-fulls, partial releases, loss drafts, repair escrows, and pending Mortgagor name changes.
          (b) Assumptions. With regard to pending assumptions, Seller shall deliver to Purchaser copies of all applicable assumption statements generated by Seller within the sixty-(60) days preceding each applicable Transfer Date.
          (c) Paid-In-Full Mortgage Loans and Partial Releases.
     (i) With regard to pending payoffs, Seller shall (A) apply all payoff checks received through the Cut-Off Date and (B) as to all payoff checks received after the Cut-Off Date, within two Business Days after Seller’s receipt of any such check, either forward such check to Purchaser via overnight delivery or wire transfer to Purchaser the amount of such check, and Seller shall reimburse Purchaser for any additional per diem interest incurred with respect to the amount of any such check not forwarded or wire-transferred to Purchaser within such two-Business-Day period. With respect to any payoff check forwarded to Purchaser in accordance with the preceding sentence, Seller shall endorse such check and shall provide Purchaser with sufficient information to process such check as required by the Transfer Instructions. Any outstanding balances resulting from short payoffs and the preparation of satisfactions/releases with regard to Mortgage Loans that pay in full from each applicable Sale Date through each applicable Transfer Date shall be the responsibility of Seller.
     (ii) With regard to pending partial releases, Seller shall forward to Purchaser, on or before the applicable Delivery Date, copies of all correspondence forwarded for approval to any Investor.
Section 4.18. Payment of Investor Remittances.
     With respect to each Mortgage Loan serviced for FNMA, after each applicable Transfer Date, Seller shall make the principal and interest remittance due to FNMA in accordance with the following: (a) no later than the earlier of (i) each applicable Adjustment Date and (ii) two (2) Business Days immediately preceding the day the remittance is due, Seller will provide Purchaser with documentation showing the amount due to FNMA; (b) Purchaser shall verify the amount described in clause (a); (c) no later than noon, Jacksonville, Florida time, on the Business Day immediately preceding the day that the remittance is due, Purchaser shall wire transfer the amount of the remittance to Seller in immediately available funds; and (d) Seller shall pay the remittance to

FNMA no later than the date that the remittance is due. With respect to each Mortgage Loan serviced for an Investor other than FNMA, after each applicable Transfer Date, Purchaser shall be responsible for making all Investor remittances in accordance with all Applicable Requirements.
Section 4.19. Misapplied Payments and NSF.
     All misapplied payments and all payment reversals resulting from the return of checks due to insufficient funds (“NSF”) shall be processed as follows:
          (a) All parties shall cooperate in correcting misapplication errors and NSF;
          (b) The party receiving notice of a misapplied payment or NSF occurring before the relevant Transfer Date and discovered after each applicable Sale Date shall, within two Business Days of receiving such notice, notify the other party and shall accompany such notification with a copy of the applicable canceled or returned check or similar supporting documentation (unless the other party is the party that has access to such documentation);
          (c) If a misapplied payment or NSF that occurred before the relevant Transfer Date cannot be reconciled and results in a shortage in Custodial Funds or Related Escrow Funds, Seller shall reimburse Purchaser for the amount of such shortage within ten (10) Business Days after Seller’s receipt of Purchaser’s demand therefor accompanied by supporting documentation;
          (d) If a misapplied payment or NSF that occurred before the relevant Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application or NSF, within ten (10) Business Days after written notice thereof by the other party accompanied by supporting documentation; and
          (e) Any check issued pursuant to this Section shall be accompanied by a statement indicating the purpose of the check, the applicable Mortgagor, the Mortgaged Property address and the corresponding Seller and/or Purchaser account number.
Section 4.20. Tax Reporting.
          (a) Seller shall be responsible for the preparation and filing of all reports required by the IRS for any Mortgage Loan that was paid in full prior to the related Transfer Date. For Mortgage Loans (other than Subsequent Flow Mortgage Loans) as to which Servicing Rights are transferred to Purchaser during the year 2000 and thereafter, Seller shall be responsible for the preparation and filing of all reports required by the IRS through the related Cut-Off Date, and Purchaser shall be responsible for the preparation and filing of all reports required by the IRS after the related Cut-Off Date.
          (b) With respect to the Subsequent Flow Mortgage Loans, Purchaser shall be responsible for the preparation and filing of all reports required by the IRS. At such time as Seller electronically transmits master file information to Purchaser’s EDP, pursuant to the Operations Guide, Seller shall furnish to Purchaser the applicable tax reporting, including, but not limited to discount points if the Mortgage Loan was for the purchase of a primary residence.

          (c) To the extent Seller has such documents in its possession, Seller shall provide to Purchaser photocopies of IRS Forms W-8 and W-9, as applicable, executed by the Mortgagor (or equivalent documentation acceptable to Purchaser) on all Mortgage Loans upon request.
Section 4.21. Delivery of Tax Bills, Insurance Premiums, Etc.
     For a period of sixty (60) days following each applicable Transfer Date, Seller shall forward to Purchaser by overnight delivery, within two Business Days following Seller’s receipt thereof, any bill that Seller receives in connection with any Mortgage Loan, including, but not limited to, tax bills and bills for hazard, flood, earthquake or private mortgage insurance premiums. After each sixty (60) day period, Seller shall forward such bills to Purchaser by first class mail within two Business Days following Seller’s receipt thereof.
Section 4.22. Flood Insurance Determination Contracts.
          (a) Seller shall obtain, at Seller’s sole cost and expense, before each applicable Transfer Date, “life of loan” or “life-time” transferable flood insurance determination contracts on each Mortgage Loan. With respect to all Mortgage Loans other than Subsequent Flow Mortgage Loans, Seller shall assign to Purchaser, on or promptly following each applicable Transfer Date, the related certified and guaranteed assignable flood insurance determination contracts Seller obtained for such Mortgage Loans. Seller and Purchaser shall equally share responsibility for any fees required to transfer such flood insurance determination contracts to Purchaser. On Subsequent Flow Mortgage Loans, Seller shall obtain the life of loan or life-time contract in the name of Purchaser.
          (b) Seller shall continue to utilize its current carrier of coverage under flood insurance determination contracts during the term of this Agreement except as provided herein. Purchaser shall give Seller 90 days’ prior written notice of Purchaser’s desire to change its then-current carrier of coverage under flood insurance determination contracts. For a period of 30 days after receiving such notice, Seller shall have the right to reject the new carrier selected by Purchaser, and Seller shall deliver written notice of any such rejection to Purchaser before the expiration of such 30-day period. If Seller fails to reject the new carrier selected by Purchaser, Seller shall be deemed to have agreed to Purchaser’s selection. Notwithstanding the foregoing, if Purchaser approves or fails to reject the new carrier, then Seller shall, within such ninety (90) day notice period, negotiate in good faith (i) an agreement with the new carrier and (ii) an agreement with Purchaser covering the procedures for implementing the change, including but not limited to the allocation between Purchaser and Seller of the costs (including but not limited to termination fees) of implementing the change. If Seller fails to reach an agreement with the new carrier or with Purchaser within such ninety (90) day period, Purchaser and Seller shall each continue to use the then-current carrier.
Section 4.23. Seller’s Limited Powers of Attorney and Limited Signature Authority.
     Seller agrees to provide Purchaser on the Bulk Offering Transfer Date with limited powers of attorney in the agreed upon forms attached hereto as Exhibit G-1, and Exhibit G-2. Seller shall appoint a limited number of assistant vice presidents (or more senior officers) of Purchaser, who are also “department heads” of Purchaser, as “Limited Authorized Signatories” of Seller as set forth in Seller’s corporate resolution.

Section 4.24. Updated Exhibits and Schedules.
     As soon as possible, and in any event no later than the applicable Delivery Date, Purchaser shall have received from Seller updated versions of each then-relevant exhibit and schedule hereto, certified as being true and correct on behalf of Seller by an authorized officer thereof, with respect to the Servicing Rights transferred on that date.
Section 4.25. Outsource Vendor Contracts.
     Purchaser shall not assume any of Seller’s obligations under the Outsource Vendor contracts. A list of the Outsource Vendors is attached as Schedule 4.26.
Section 4.26. Bi-Saver Loans.
     Purchaser agrees to incur any and all expenses associated with the transfer of bi-weekly payment program Mortgage Loans to Purchaser’s EDP. Seller agrees not to cancel any bi-weekly payment program agreements. Seller also agrees to provide Purchaser with all reasonable assistance necessary to transfer the bi-weekly payment program Mortgage Loans to Purchaser’s EDP. Seller agrees that the Subsequent Flow Mortgage Loans shall not include any bi-weekly payment program Mortgage Loans without Purchaser’s prior written consent.
Section 4.27. Conversion Data.
          (a) Deliveries. Seller shall deliver to Purchaser, or Purchaser’s designee, at Seller’s sole cost, Seller’s master mortgage servicing data, in a form acceptable to Purchaser, and in accordance with the terms and conditions of the Transfer Instructions.
          (b) Corrections. Before delivering to Purchaser, or Purchaser’s designee, any scheduled conversion data, Seller shall use its best efforts to correct, at Seller’s sole cost, any information that Seller or Purchaser has identified as incorrect or defective.
          (c) Seller and Purchaser shall equally share the costs of effecting any full-file-conversion transfer.
Section 4.28. Transfer Instructions.
     Seller and Purchaser shall comply in all material respects with the Transfer Instructions.
Section 4.29. Seller to Service Additional Collateral.
     Notwithstanding anything to the contrary in this Agreement, Seller shall service and administer all Additional Collateral, it being understood and agreed that only Seller shall service and administer the related securities accounts, lines of credit, Equity Access® Mortgages, and guarantees with respect to Additional Collateral Agreements.

Section 4.30. Commencement of Lawsuits.
     Purchaser shall commence no lawsuit (including but not limited to, collection, bankruptcy, foreclosure, or eviction proceedings relating to any Mortgage Loan) in Seller’s name without Seller’s prior consent. Except to the extent otherwise provided in Article X, Seller shall have the right to control any such Seller-permitted lawsuit after it is commenced in Seller’s name.
Section 4.31. Converted Loans: Balloon Loans.
          (a) With respect to any Mortgage Loan that Purchaser is required to repurchase from an Investor pursuant to the related Investor Agreement because the related interest rate has converted from an adjustable to a fixed rate (or from an adjustable rate based on one index to an adjustable rate based on a different index) pursuant to the terms of the related Mortgage Note, Purchaser shall, upon such repurchase, use its best efforts (in cooperation with Seller) to sell such Mortgage Loan in the secondary market.
          (b) If Purchaser is unable to sell such Mortgage Loan within 60 days after the date on which it repurchases such Mortgage Loan, then, no later than 90 days after the date of such repurchase, Seller shall purchase such Mortgage Loan from Purchaser at a purchase price equal to the sum of (i) the repurchase price paid by Purchaser and (ii) any accrued but unpaid interest through the date of repurchase by Seller.
          (c) If (i) Purchaser sells such Mortgage Loan at a price less than the repurchase price and (ii) Seller had provided its written consent to such sale, Seller shall reimburse Purchaser the difference between the repurchase price and the sale price.
          (d) With respect to any Mortgage Loan that is a conforming balloon loan and as to which the related Mortgage Note contains provisions giving the related Mortgagor a conditional right to refinance, any repurchase required to be made from an Investor pursuant to the related Investor Agreement shall be the sole responsibility of Purchaser.
          (e) All Mortgage Loans repurchased in accordance with the above provisions of this Section 4.31 shall remain subject to the Transaction Agreements.
Section 4.32. Audit of ARM Loans.
     Within ninety (90) days after the Bulk Offering Transfer Date and the Initial Flow Offering Transfer Date, Purchaser may perform an audit of a sample of [* * *] of the ARM Loans transferred on such Transfer Date, comparing the Mortgage Note with Purchaser’s EDP. Each such audit shall be based on a random sample, the selection methodology for which shall be approved by Seller reasonably in advance of such data audit. At least two (2) Business Days before the commencement of any such data audit, Purchaser shall provide Seller with a list of the loan numbers selected for such data audit. Should the results of such audit reflect a financial error rate [* * *] or a non-financial error rate [* * *], subject to Seller’s reasonable verification of Purchaser’s audit results, Purchaser, or Purchaser’s subcontractor, shall complete, at Seller’s sole cost and expense, an audit of all ARM Loans and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

related interest adjustments and calculations. Purchaser and Seller shall mutually agree on the scope, the procedures to be used, and (subject to reasonability) the price of conducting such ARM Loan audit. Purchaser shall report the results of such ARM Loan audit including all recommended corrective actions to Seller. Seller shall reimburse Purchaser immediately upon receipt of related invoices for all costs and expenses incurred by Purchaser in undertaking the audit. Purchaser and Seller shall jointly agree on any corrective action to be undertaken, the costs of which shall be borne exclusively by Seller. Any decision by Purchaser not to conduct an audit as provided herein shall not affect any rights Purchaser may have under this Agreement, nor in any way limit any of Seller’s representations or warranties.
Section 4.33. License to Service Mortgage Loans in Puerto Rico and Guam.
     Within 30 days after the date hereof, Purchaser shall submit such applications as may be required to become licensed to service mortgage loans or qualified to do business in, or as otherwise may be required by, the Commonwealth of Puerto Rico and the U.S. Territory of Guam.
Section 4.34. Correspondent Loans.
     Unless it obtains Purchaser’s prior written consent, Seller shall not transfer to Purchaser the Servicing Rights with respect to any correspondent loans acquired by Seller in bulk from a third party.
Section 4.35. Training.
     No later than March 3, 2000, Seller and Purchaser shall have completed a training program for Purchaser’s employees in the proper servicing of Seller’s interest-only ARM Loans. To assist Seller in conducting such training, Purchaser shall provide Seller reasonable access to Purchaser’s facilities, employees and EDP and, if reasonably deemed appropriate by Seller, shall send Purchaser’s employees to Seller’s offices in Jacksonville, Florida to attend that portion, if any, of such training conducted at such offices. Seller and Purchaser shall bear their own costs and expenses, including but not limited to salaries, travel, subsistence and other related expenses when visiting the other party for training. The party being visited shall, at its expense, make available all customary, reasonable training facilities and equipment for the visiting party. Seller shall provide the trainer and training materials.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF SELLER
     The representations and warranties of Seller contained in this Agreement shall continue and survive each applicable purchase of the Servicing Rights and each applicable delivery and assignment to Purchaser of such Servicing Rights and shall inure to the benefit of Purchaser for a period of seven (7) years following each applicable Sale Date. The seven (7) year limitation, however, shall not apply in the event of Seller’s willful misconduct. Purchaser is purchasing the Servicing Rights in reliance on the truth and accuracy of each such representation and warranty. In addition to representations and warranties, if any, made elsewhere in this Agreement, Seller represents and warrants to Purchaser, as of each applicable Sale Date, and on each applicable Transfer Date, except to the extent that a different date is specified in a particular representation or warranty, as follows and except that no such representations or and warranty shall relate to any Servicing Rights other than those being conveyed on each such Sale Date or Transfer Date:
Section 5.01. Organization and Good Standing.
     Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemptions therefrom, to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing Rights require it to be qualified or licensed.
Section 5.02. Authority and Capacity; Ordinary Course.
     Seller has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver the Transaction Agreements, and to perform all of its obligations thereunder. Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in the Transaction Agreements.
Section 5.03. Effective Agreement.
     The execution, delivery, and performance of the Transaction Agreements by Seller and consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate, shareholder, or other action by Seller; the Transaction Agreements have been or will be duly and validly executed and delivered by Seller, and the Transaction Agreements are valid and legally binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
Section 5.04. No Conflict.
     Neither the execution and delivery of the Transaction Agreements, nor the consummation of the transactions contemplated thereby, nor compliance with their respective terms and conditions shall: (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval under any terms, conditions, or provisions of Seller’s Certificate of Incorporation or by-laws, or any other similar corporate or organizational documents of Seller; any mortgage, indenture, deed of trust, loan or credit agreement, or other agreement or instrument to which Seller is now a party or by which it is bound with the exception of any agreement or instrument relating to a Third Party Consent; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Seller; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Seller (except in favor of Purchaser).
Section 5.05. Approvals and Compliance.
     Seller is approved and in good standing with each Investor and Insurer, and holds all licenses, approvals, permits, and other authorizations, or exemptions therefrom, required under Applicable Requirements to originate, if Seller was the Originator, and to service the Mortgage Loans. Seller is not in default with respect to Seller’s obligations under the Investor Agreements, and Seller is in compliance in all material respects with all Applicable Requirements relating to the Mortgage Loans and/or Servicing Rights except as otherwise set forth herein. There has been no occurrence that could likely entitle any Investor or Insurer, whichever is applicable, to demand repurchase of a Mortgage Loan, terminate any Investor Agreement, demand indemnification for losses or cause the cancellation of the mortgage insurance or guaranty, or the denial or reduction of insurance benefits, provided by the Insurers with respect to any Mortgage Loan.
Section 5.06. Filing of Reports.
     Seller has timely filed all reports required by the Investors and Insurers with respect to the Mortgage Loans and/or the Servicing Rights, and Seller has complied in all material respects with all federal, state and municipal laws, regulations, and ordinances affecting the Mortgage Loans and the Servicing Rights. Seller has timely filed all IRS Forms, including, but not limited to, IRS Forms 1041 K1, 1041, 1099 INT, 1099 MISC, 1099A and 1098, as appropriate, which are required to be filed with respect to the Servicing Rights.
Section 5.07. Custodial Funds and Related Escrow Funds.
     All Custodial Funds Accounts and Related Escrow Funds Accounts required to be maintained by Seller to hold Custodial Funds and Related Escrow Funds have been established and continuously maintained in accordance with Applicable Requirements. All Custodial Funds and Related Escrow Funds balances required by the Mortgage Loan Documents and/or Applicable Requirements, which amounts have been paid to Seller for the account of the Mortgagors under the Mortgage Loans, are on deposit in the appropriate Custodial Funds Accounts and Related Escrow Funds Accounts. To the extent required by Applicable Requirements, and in accordance therewith, Seller has analyzed the payments required to be deposited into the Custodial Funds Accounts and Related Escrow Funds Accounts and has adjusted, or by the related Transfer Date will adjust, the payment thereto in order to eliminate any shortage or deficiency Seller may have discovered.

Section 5.08. Advances.
     The Advances are valid and subsisting amounts owing to Seller, are carried on the books of Seller at values determined in accordance with generally accepted accounting principles, are not subject to any set-offs or claims by the Mortgagor arising from acts or omissions of Seller, and are recoverable in the normal course of business or are made in accordance with Applicable Requirements.
Section 5.09. The Mortgage Loans.
          (a) Investor/Insurer Requirements. Each Mortgage Loan materially conforms to the Guide, if any, of the applicable Investor and Insurer. Each Mortgage Loan was eligible for sale to the applicable Investor and/or to be insured by the applicable Insurer. No waivers with respect to any published Investor requirements have been obtained that would have a material adverse affect on any of the Servicing Rights or the servicing of any of the Mortgage Loans. Each of the Investor Agreements has been provided to Purchaser (except for Guides promulgated by FNMA, Residential Funding Corporation, IndyMac, Inc., GE Capital Mortgage Services, Inc. and PNC Mortgage Securities Corp.), and each Investor Agreement is in full force and effect and has not been amended, modified, or altered in any manner relating to the servicing of the Mortgage Loans, except as the same shall have been provided to Purchaser. Seller is not a party to or subject to any agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, consent decree, advisory settlement, compromise, litigation, or other agreement or understanding with any Investor, court, or other governmental agency or body that seeks to modify, interpret or clarify or has the effect of modifying, interpreting, or clarifying any of the terms of the Investor Agreements as they relate to the servicing of the Mortgage Loans or otherwise affects Seller’s servicing obligations and practices (including, but not limited to, Seller’s escrow practices), except as the same shall have been provided to Purchaser. In connection with each Mortgage Loan, to Seller’s knowledge, there does not exist any circumstance or condition with respect to the related Mortgage Instrument, Mortgaged Property, Mortgagor or Mortgagor’s credit standing that can be reasonably expected to adversely affect the value or marketability of the Servicing Rights.
          (b) Enforceability of Mortgage Loan. The Mortgage Note and the related Mortgage Instrument are genuine and each is the legal, valid, and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts. All parties to the Mortgage Note and the Mortgage Instrument had the legal capacity to execute the Mortgage Note and the Mortgage Instrument, and each Mortgage Note and Mortgage Instrument has been duly and properly executed by such parties. Each Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage Instrument, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto. Except as may be permitted by Applicable Requirements, there is no homestead or other exemption available to a Mortgagor that would interfere with the right to sell the Mortgaged Property through foreclosure.

          (c) Disbursement. The full original principal amount of each Mortgage Loan (net of any discounts) has been fully advanced or disbursed to the Mortgagor named therein; there is no requirement for future advances; and any and all requirements as to completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been satisfied. All costs, fees, and expenses incurred in making, closing, or recording the Mortgage Loan were paid or will be paid. There is no obligation on the part of Seller, or of any other party, to make supplemental payments in addition to those made by the Mortgagor. The Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage Instrument except for refunds from Related Escrow Funds not yet required to be paid by Applicable Requirements.
          (d) Priority of Lien; Title Insurance; Etc. (i) Each Mortgage Instrument has been duly acknowledged and recorded and is a valid and subsisting first lien in the Mortgaged Property (provided that with respect to each Co-op Loan, the Mortgage Instrument is a valid and subsisting first perfected security interest in the stock in the residential housing corporation and the Co-op Lease that were pledged to secure such Co-op Loan) and each Mortgaged Property (or, with respect to a Co-op Loan, the stock in the residential housing corporation and the Co-op Lease that were pledged to secure such Co-op Loan) is free and clear of all encumbrances and liens having priority over the lien of the Mortgage Instrument, except for (A) liens for real estate taxes and special assessments not yet due and payable; (B) covenants, conditions, restrictions, rights of way, easements, and other matters of public record acceptable to mortgage lending institutions generally; (C) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage Instrument or the use, enjoyment, value, or marketability of the related Mortgaged Property; and (D) in the case of a Co-op Loan, (1) the lien of the Co-op corporation for unpaid maintenance fees; (2) any mortgage or security instrument creating a lien on the Co-op property, and (3) the rights of the Co-op corporation under the proprietary lease, recognition agreements, by-laws, rules and regulations. There are no mechanics’ or similar liens or claims that have been filed for work, labor, or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property, which are or may be liens before, or equal or coordinate with, the lien of the Mortgage Instrument.
     (ii) With respect to each Mortgage Loan that is not a Co-op Loan, a valid and enforceable title insurance policy, or other appropriate evidence of title in a form generally acceptable to FNMA, has been issued and is in full force and effect in an amount not less than the original principal amount of such Mortgage Loan, which title policy insures that the related Mortgage Instrument is a valid first lien on the Mortgaged Property therein described and that the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, subject, to the exceptions set forth in Section 5.09(d)(i) hereof, and otherwise in compliance with the requirements of the applicable Investor or Insurer. No claims (other than claims relating to tax liens that are insured against by such policy) are pending under such policy and neither Seller, nor, to Seller’s knowledge, any other prior holder of the Mortgage Loan, has done, by act or omission, anything that would impair the coverage of such policy.
     (iii) To Seller’s knowledge, with respect to each Mortgage Loan, all tax identifications and property descriptions are legally sufficient, and (A) tax segregation, where required, has been completed or (B) if not completed, Seller will have furnished notices thereof to Purchaser prior to the applicable Transfer Date (other than a Subsequent Flow Offering Transfer Date). Any failure of Seller, any Originator or any Prior Servicer to have recorded intervening

Assignments of the Mortgage Instrument will not subject Purchaser to any liabilities or costs.
          (e) No Default/No Waiver. Except as to Mortgage Loans that are one or more payments past due, as set forth on the Mortgage Loan Schedule, to Seller’s knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage Loan, and, to Seller’s knowledge, no vent has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived, without the prior written consent of the applicable Investor, any default, breach, violation or event of acceleration under any Mortgage Loan. The terms of the Mortgage Loan have in no way been waived, impaired, changed or modified, except by written instrument that (x) has been recorded, if required by Applicable Requirements, and (y) is held in the mortgage loan files and acceptable to the applicable Investor and Insurer. No Mortgagor has been released, in whole or in part, from the terms of the related Mortgage except in connection with an assumption agreement that is (x) acceptable to the applicable Investor and Insurer and (y) held in the mortgage loan files. Seller has not advanced its funds to cure a default or delinquency with respect to any such Mortgage Loan, except for escrowed items the terms of which are reflected in the Mortgage Loan Schedule.
          (f) Application of Funds. All payments received by Seller with respect to any Mortgage Loans have been remitted and properly accounted for as required by Applicable Requirements. All funds received by Seller in connection with the satisfaction of any Mortgage Loans, including but not limited to foreclosure proceeds and insurance proceeds from hazard losses, have been deposited in the appropriate Custodial Funds Accounts or Related Escrow Funds Accounts, and all such funds have been applied to reduce the outstanding principal balance of the applicable Mortgage Loan, or for reimbursement of repairs to the Mortgaged Property or as otherwise required by Applicable Requirements and the Investor Agreements or are and will be in one of the Custodial Funds Accounts or Related Escrow Funds Accounts on each applicable Transfer Date. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments, or ground rents that previously became due and owing have been paid by Seller (to the extent Seller maintains a Related Escrow Funds Account with respect thereto) before the imposition of any penalty with respect thereto (or if a penalty has been imposed, either the Mortgagor or Seller has paid such penalty). The unpaid balances of the Mortgage Loans are as stated on the Mortgage Loan Schedule.
          (g) Mortgage Insurance. Any Mortgage Loan with mortgage insurance is insured as to payment defaults by a PMI Policy in the amount required by the Originator’s underwriting guidelines at the time of origination. All provisions of any such PMI Policy have been and are being complied with, such PMI Policy is in full force and effect, and all premiums due thereunder have been paid. There are no defenses, counterclaims, or rights of set-off affecting the validity or enforceability of any PMI Policy covering a Mortgage Loan. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to pay all premiums and charges required by the mortgagee to maintain such policy. The interest rate on the Mortgage Loan is net of any such insurance premium.
          (h) Compliance with Laws. Seller, the Originator and any Prior Servicer have complied and, for so long as, and to the extent that, Seller owns the Servicing Rights, Seller will continue to comply, with applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. Each Originator was qualified to do business and had all requisite licenses, permits, approvals, or exemptions therefrom, in the states in which the applicable Mortgaged Properties are located as well as the states in which the Mortgage Notes and Mortgage Instruments were executed.
          (i) Taxes. Where applicable, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments, and ground rents relating to the Mortgage Loans have been paid by Seller as required pursuant to Applicable Requirements, and there was no delinquent tax or delinquent assessment that has gained priority over the lien of the Mortgage against the Mortgaged Property either at the time of origination or on the Transfer Date; provided, however, that for Mortgage Loans for which no Related Escrow Funds are held, Seller has afforded the Mortgagor additional time in excess of that permitted by Investor requirements to pay taxes. Each Mortgage Loan is covered by a valid and assignable, full fee, “life-of-loan” or “life-time” tax service contract, for which a fee was paid at origination or conversion (except for (A) Mortgage Loans the Mortgaged Properties with respect to which are located in Guam or Puerto Rico and (B) Co-op Loans), and each such contract is in full force and effect. Other than the Subsequent Flow Mortgage Loans, Seller’s EDP system is accurately populated with all tax contract data required by Purchaser to prudently service the Mortgage Loan and such is transferable to Purchaser in the ordinary course of a tape-to-tape transfer.
          (j) Insurance. All Mortgaged Properties are currently insured against loss by fire, hazard, earthquake or extended coverage insurance policies in an amount equal to at least the lesser of (i) 100% of the insurable value of the improvements as established by the property insurer, or (ii) the unpaid principal balance of the applicable Mortgage Loan, as long as it equals at least 80% of the insurable value of the improvements required to compensate for damage or loss on a replacement cost basis. If required by the Flood Disaster Protection Act of 1973 or any applicable regulations related thereto, as amended, each such property is covered by a flood insurance policy in an amount not less than the least of (i) the outstanding principal balance of the applicable Mortgage .Loan, (ii) the maximum amount of insurance that is available under such Act and/or any applicable regulations and (iii) the related insurable value of the improvements as established by the property insurer. All such insurance policies are in full force and effect (other than forced place insurance policies canceled by Seller at Purchaser’s request), and all premiums with respect to such policies have been paid and will inure to the benefit of Purchaser on behalf of the Investor upon the consummation of the transactions contemplated by this Agreement. The Mortgage Instruments obligate the Mortgagors thereunder to maintain such insurance policies at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorize the holder of the Mortgage Instruments to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Seller has not engaged in any act or omission that would impair the coverage of any such policy, the benefits of any endorsements provided for therein, or the validity and binding effect of either.
          (k) Damage, Condemnation. As of the date the Mortgage Loan was originated, there existed no physical damage to the Mortgaged Property from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage would cause any Mortgage Loan Payment not to be received by Seller before the end of the month during which such Mortgage Loan Payment was due or that would materially and adversely affect the value or marketability of any Mortgage Loan, the Servicing Rights or the Mortgaged Property or the eligibility of the Mortgage Loan for insurance benefits, or the amount of insurance benefits, provided by any Insurer. To Seller’s knowledge, there is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, the Mortgaged Property; and as of the date the Mortgage Loan was originated, no part of the Mortgaged Property had been condemned.
          (l) Pools. To the extent required by Applicable Requirements, all Pools relating to the Mortgage Loans have been certified, and/or recertified in accordance with Applicable Requirements. Each Mortgage Loan included in a Pool meets all of FNMA’s eligibility requirements for inclusion in the Pool except where FNMA has agreed otherwise. No Mortgage Loan has been bought out of a Pool by Seller without all required prior written approvals of FNMA. There are no outstanding requests from FNMA for the repurchase by Seller of any Mortgage Loan. To the extent required by Seller’s contractual arrangements with FNMA, Seller has filed or will file all reports and information required to be filed with the appropriate taxing authorities relating to each Pool from the inception of each Pool to each applicable Transfer Date.
          (m) Good Title. Subject to the receipt of Third Party Consents as required by Section 7.01, each applicable sale, transfer and assignment by Seller to Purchaser of the Servicing Rights, and the instruments required to be executed by Seller and delivered to Purchaser pursuant to the Applicable Requirements, are, or will be on each applicable Sale Date, valid and enforceable in accordance with their terms and will effectively vest in Purchaser good and marketable title to the Servicing Rights, free and clear of any and all liens, claims, or encumbrances, except for those encumbrances required by the Applicable Requirements. Seller has not previously assigned, transferred, or encumbered the Servicing Rights. There are no contracts affecting the Mortgage Loans or the Servicing Rights to which Purchaser may be bound except for the Investor Agreements, tax service contracts and flood service contracts, and no other party has any interest in the Mortgage Loans or the Servicing Rights except as required or permitted under the Applicable Requirements.
          (n) Origination, Sale and Servicing Practices. The origination, sale, and servicing practices used by Seller, any Originator, and/or to Seller’s knowledge, any Prior Servicer with respect to each Mortgage Loan have been legal, proper, prudent, and customary in the mortgage lending business and in conformance with the Applicable Requirements, except where a deviation from the foregoing would not have a material adverse effect on the Servicing Rights or result in any Loss to the Purchaser. To Seller’s knowledge, there are no deficiencies in any Related Escrow Funds for which customary arrangements for repayment have not been made, and no Related Escrow Funds deposits or payments or other charges or prepayments due from a Mortgagor have been capitalized under any Mortgage or the related Mortgage Note. All required adjustments for

ARM Loans have been timely and properly made by Seller (and, to Seller’s knowledge, by all Prior Servicers) in accordance with the Mortgage Loan Documents and Applicable Requirements.
          (o) Hazardous Material. Neither Seller, nor, to Seller’s knowledge, any Prior Servicer, has been notified of the presence, release, threatened release, discharge, spillage or migration of any hazardous materials on the Mortgaged Property in violation of Applicable Requirements.
          (p) Improvements. As of the date the Mortgage Loan was originated: (i) no improvements located on or constituting part of the Mortgaged Property were in violation of any applicable zoning law or regulation, and Seller had received no notices of any violation of any law, municipal or other governmental ordinance, order, rule, regulation or requirement that had not been cured, or any restrictive covenant against or affecting the Mortgaged Property, or any part thereof, nor did Seller have any knowledge of any circumstance that might result in such a violation; and (ii) no buildings or other improvements with respect to a Mortgaged Property (including the parking areas) in any way encroached on any adjoining property, unless affirmative insurance coverage has been provided by the title policy Insurer or such encroachments are of the type generally acceptable to mortgage lender. To the extent that water supply, storm and sanitary sewage disposal systems and other utilities and municipal services are required by Applicable Requirements at or on the Mortgaged Property, Seller is not aware that any such systems or services are not currently in existence at or on the Mortgaged Property, or that such systems or services have not been completed, installed and paid for or that they are not sufficient to service the occupancy, operation and use of the Mortgaged Property, or that any utility lines servicing the Mortgaged Property are located other than in the public right of way or within recorded easements.
          (q) Appraisals; Loan-to-value Ratio. At the time of origination, the actual loan-to-value ratio of each Mortgage Loan did not exceed the maximum amount permitted by the applicable Investor and/or Insurer for such Mortgage Loan and no action has been taken to increase the loan-to-value ratio beyond the maximum permissible amount. To Seller’s knowledge, as of the date the Mortgage Loan was originated, the appraisal prepared in connection with each Mortgaged Property provided an accurate estimate of bona fide market value of the Mortgaged Property at the time of origination. Such appraisal was prepared by a qualified appraiser with no direct or indirect interest in the Mortgaged Property.
          (r) Consolidation of Future Advances. No future advances have been made with respect to any Mortgage Loan.
          (s) Conformance with Underwriting Standards. Except to the extent a waiver has been granted by the applicable Investor, (i) each FNMA Loan was materially underwritten and funded in accordance with FNMA’s underwriting standards in effect at the time such FNMA Loan was originated, (ii) each Mortgage Loan other than a FNMA Loan was materially underwritten and funded in accordance with Seller’s underwriting standards in effect at the time the Mortgage Loan was originated, (iii) the related Mortgage Loan Documents are on forms acceptable under the applicable Investor Agreement.
          (t) Limitations on Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are equivalent, in all material respects, to the characteristics of the mortgage loans described in the Offering Memorandum (except, with respect to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as disclosed in writing by Seller and otherwise agreed to by Purchaser). Except as expressly set forth in the Mortgage Loan Schedule, none of the Mortgage Loans (i) are secured by a mobile home that is not affixed to the related improved real property; (ii) contain provisions for participation features; (iii) are graduated payment mortgages, or (iv) have shared appreciation or contingent interest features. Except as set forth in Exhibit A, none of the Mortgage Loans have an interest rate Buydown or other interest rate subsidies, wherein Mortgage Loan Payments are paid or partially paid with funds deposited in a separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Related Escrow Account associated with any Mortgage Loan that provides for an interest rate Buydown has been properly established and is fully funded, and all amounts therein can be transferred to Purchaser in accordance with this Agreement. None of the Mortgage Loans are subject to bi-weekly payment plans, and the due date for each Mortgage Loan Payment is the first day of each calendar month. Interest on each Mortgage Loan is payable in arrears.
          (u) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects.
          (v) Coinsurance Claims. To Seller’s knowledge, there are no uninsured casualty losses or casualty losses where coinsurance has been (and Seller has no reason to believe, will be) claimed by an Insurer or where the loss, exclusive of contents, is greater than the recovery, less actual expenses incurred in such recovery from the insurance carrier. All damage with respect to which casualty insurance proceeds have been received by Seller, in cases where a Mortgaged Property has suffered material damage, has been properly repaired or is in the process of repair with such proceeds.
          (w) No Satisfaction of Mortgage. No Mortgage Instrument has been satisfied, canceled, subordinated, or rescinded, in whole or in part, nor has any Mortgaged Property been released from the lien of the Mortgage Instrument, in whole or in part, except in cases where the original Loan-to-Value Ratio would not be adversely affected; nor has any instrument been executed that would effect any such release, cancellation, subordination, or rescission.
          (x) Doing Business. Except as disclosed to Purchaser, all parties (other than Investors) that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee, or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance, in all material respects, with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located; (ii) organized under the laws of such state or qualified to do business in such state; (iii) federal savings and loan associations or national banks having principal offices in such state; or (iv) not doing business in such state, except where the failure to be so licensed or qualified would not result in any Loss to Purchaser.
          (y) No Indemnification/Repurchase Obligation. With respect to any Mortgage Loan other than a FNMA Loan, Purchaser shall not be required under the applicable Investor Agreement or any other Applicable Requirement to (i) indemnify the Investor or any other party, or repurchase any Mortgage Loan, for any act, error or omission of Seller, any Originator or any Prior Servicer that occurred prior to the applicable Transfer Date or (ii) indemnify the Investor or any other party, or repurchase any Mortgage Loan; as a result of any other event that occurred prior to the applicable Transfer Date.
          (z) No Additional Collateral. Except for the Additional Collateral Mortgage Loans, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage Instrument and the security interest of any applicable security agreement or chattel mortgage.
          (aa) Deeds of Trust. In the event the Mortgage Instrument constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated, currently so serves and is named in the Mortgage Instrument, except to the extent that any improper qualification would not have a material adverse impact on the enforceability of the affected Mortgage Loan, and no fees or expenses are or will become payable by Purchaser, the applicable Investor, or their respective successors or assigns to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor and except that fees may be paid to the trustee to execute a satisfaction upon payoff.
          (bb) No Criminal Offenses. To Seller’s knowledge, no current officer (or other currently employed personnel of Seller) or current mortgage loan originator has been indicted, arraigned, or convicted, or currently is (or has been in 12 months before each applicable Sale Date) under investigation for any criminal offense or any fraudulent activity related to the origination, servicing or sale of any mortgage loans.
          (cc) Condominiums, Planned Unit Developments and Cooperative Units. If the Mortgaged Property is a condominium securing a FNMA Loan, such condominium has and had all necessary project acceptances, and the loan otherwise meets and met any and all other special requirements under Applicable Requirements. For Mortgage Loans other than FNMA Loans, Seller has obtained project acceptances for condominiums, planned unit developments or cooperative units when required to do so by applicable Investor Agreements.
          (dd) No Inquiries. Seller has not received an audit finding within the past three years by an Investor or Insurer, which audit included allegations of failure to comply with applicable loan origination, servicing or claims procedures, and which resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans (including, but not limited to, the Mortgage Loans).
          (ee) Notice of Relief Requested Pursuant to the Soldiers and Sailors Civil Relief Act of 1940. Schedule 5.09(ee) hereto identifies all Mortgage Loans with respect to which, the related Mortgagors are obtaining relief pursuant to the Soldiers and Sailors Civil Relief Act of 1940.
          (ff) Co-op Loans. In addition to the representations, warranties, and covenants set forth elsewhere herein, Seller hereby makes the following representations and warranties in connection with Co-op Loans:
     (i) Seller or the Originator and the cooperative housing corporation have entered into a recognition agreement that sets forth the specific rights of Seller and any successor servicer and the responsibilities of the cooperative housing corporation to Seller and any successor servicer; and
     (ii) The stock that is pledged as security for the Mortgage Loan is held by a Person as a tenant-stockholder (as that term is defined in Section 216 of the Internal Revenue Code) in a cooperative housing corporation (as that term is defined in Section 216 of the Internal Revenue Code).
          (gg) Original Mortgage Loan Documents. As to any Private Investor Loan, Seller has delivered or is in the process of delivering all original Mortgage Loan Documents to the Investor as required by the applicable Investor Agreement. Seller acknowledges that the deliveries described in the preceding sentence are Seller’s obligation and not Purchaser’s.
          (hh) Tax Identification Numbers. To Seller’s knowledge, the related tax identification number for each Mortgagor on Seller’s EDP is accurate.
Section 5.10. No Recourse.
     None of the Servicing Rights is subject to any Recourse Obligation.
Section 5.11. Insurance.
     Error and omissions and fidelity insurance coverage, in the amounts required by the applicable Investor, is in effect with respect to Seller and will be maintained with respect to the related Mortgage Loans until the related Transfer Date.
Section 5.12. Litigation.
     Except as disclosed on Schedule 5.12 hereto, there is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the knowledge of Seller, threatened, nor is there any order, injunction or decree outstanding against or relating to Seller that could (i) have a material adverse effect upon the Servicing Rights being purchased by Purchaser hereunder with respect to any Mortgage Loan individually, or the Mortgage Loans as a whole, or the performance by Seller of its obligations under the Investor Agreements or (ii) to Seller’s knowledge, result in any material loss or liability to Purchaser. Further, to Seller’s knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation.
Section 5.13. No Accrued Liabilities.
     There are no accrued or contingent liabilities of Seller with respect to the Mortgage Loans or Servicing Rights or circumstances under which such accrued or contingent liabilities will arise against Purchaser, with respect to occurrences before each applicable Sale Date. Seller assumes full responsibility for any and all early termination penalties and all transfer fees relating to the Servicing Rights that may be outstanding on each applicable Transfer Date.

Section 5.14. Disclosure.
     All information provided by or on behalf of Seller or known to Seller to have been provided to Purchaser in connection with the transaction contemplated by this Agreement (regardless of form, and including information contained on computer files and data tapes) was, to Seller’s knowledge, materially complete, true, and accurate as of the date or dates on which such information was prepared.
Section 5.15. Facts and Omissions.
     All of the representations and warranties of Seller in this Agreement will be true in all material respects as of each applicable Sale Date and each applicable Transfer Date regarding the Mortgage Loans the Servicing Rights with respect to which are sold and/or transferred on those dates. None of the written representations, information, or documentation furnished by Seller to Purchaser in connection with the transactions contemplated hereby has materially changed since it was made or furnished, other than changes which would not otherwise have a material adverse effect on the Servicing Rights.
Section 5.16. Financial Condition of Seller.
     Neither Seller, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. Seller has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification and/or repurchase obligations.
Section 5.17. Investor Agreements.
     Under the Investor Agreements relating to any Investor other than FNMA, Purchaser shall not be required to indemnify such Investor or any third parties for any acts or omissions of Originators or Prior Servicers that occurred before the time that Purchaser assumed servicing responsibilities for the Mortgage Loans.
Section 5.18. Cendant Mortgage Loans.
     Notwithstanding anything to the contrary contained herein, no representation or warranty of Seller in this Article V shall apply to any Cendant Mortgage Loan to the extent such representation or warranty relates to any act or omission of Purchaser in connection with the origination of such Cendant Mortgage Loan.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     The representations and warranties of Purchaser contained in this Agreement shall continue and survive each applicable sale of the Servicing Rights and each applicable delivery and assignment to Purchaser of such Servicing Rights and shall inure to the benefit of Seller for a period of seven (7) years following each applicable Sale Date. The seven (7) year limitation, however, shall not apply in the event of Purchaser’s willful misconduct. Seller is selling the Servicing Rights in reliance on the truth and accuracy of each such representation or warranty. In addition to the representations and warranties, if any, made elsewhere in this Agreement, Purchaser represents and warrants to Seller, as of each applicable Sale Date and through each applicable Transfer Date, except to the extent that a different date is specified in a particular representation or warranty, as follows:
Section 6.01. Due Incorporation and Good Standing.
     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Purchaser has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Servicing Rights require it to be qualified or licensed.
Section 6.02. Authority and Capacity; Ordinary Course.
     Purchaser has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver the Transaction Agreements, and to perform all of its obligations thereunder. Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in the Transaction Agreements.
Section 6.03. Effective Agreement.
     The execution, delivery and performance of the Transaction Agreements by Purchaser and consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate, shareholder or other action by Purchaser; the Transaction Agreements have-been or will be duly and validly executed and delivered by Purchaser, and the Transaction Agreements are valid and legally binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
Section 6.04. No Conflict.
     Neither the execution and delivery of the Transaction Agreements, nor the consummation of the transactions contemplated thereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of

Purchaser’s Articles of Incorporation or By-Laws or any other similar corporate or organizational document of Purchaser; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Purchaser is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Purchaser; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Purchaser.
Section 6.05. Approvals and Compliance.
     Purchaser is approved by and in good standing with each Investor or Insurer, as necessary, and holds all licenses, approvals, permits and other authorizations required under Applicable Requirements to assume responsibility for the Servicing Rights.
Section 6.06. Litigation.
     Except as disclosed on Schedule 6.06 hereto, there is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the knowledge of Purchaser, threatened, nor is there any order, injunction or decree outstanding against or relating to Purchaser that could (i) have a material adverse effect upon the performance by Purchaser of its obligations under the Investor Agreements or (ii) to Purchaser’s knowledge, result in any material loss or liability to Seller. Further, to Purchaser’s knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation.
Section 6.07. Agency Approval.
     Purchaser has been approved by GNMA, FNMA and FHLMC and will remain approved as an “eligible seller/servicer” of residential mortgage loans as provided in GNMA, FNMA, or FHLMC guidelines and in good standing. Purchaser has not received any notification from GNMA, FNMA or FHLMC that Purchaser is not in compliance with the requirements of the approved seller/servicer status or that such agencies have threatened Purchaser with revocation of its approved seller/servicer status. Purchaser is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. Purchaser has not received any notification from HUD that Purchaser is not in compliance with the requirements of the approved mortgagee status or that such agencies have threatened Purchaser with revocation of its approved mortgagee status.
Section 6.08. Servicing Compliance.
     The servicing practices to be used by Purchaser under the Investor Agreements are, and shall remain, in all material respects in compliance with all Applicable Requirements, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and FNMA guidelines, as applicable. Notwithstanding the foregoing, Purchaser’s representations and warranties herein, to the extent relating to the proper servicing of ARM Loans, shall become effective upon the fulfillment of the covenants set forth in Section 4.35.

Section 6.09. No Inquiries.
     Purchaser has not received written notice from or on behalf of FHA, HUD, FDIC, FNMA, FHLMC or GNMA, advising Purchaser of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of Mortgage Loans or indemnification in connection with the Mortgage Loans.
Section 6.10. Contingency Plan.
     Purchaser has in place a contingency plan that will enable it to perform its obligations under this Agreement, each of the Transaction Agreements, and each of the Investor Agreements in all material respects, at another location within five (5) Business Days in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency, and once Purchaser relocates to its backup site, it shall make arrangements to connect Seller to Purchaser’s backup EDP and provide continued service as stated in this Agreement, provided that Purchaser has granted Seller access to its primary EDP.
Section 6.11. Licenses and Approvals.
          (a) Purchaser maintains and shall maintain, in good standing, all licenses and approvals necessary to service the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over Purchaser.
          (b) Purchaser has filed applications for all applicable licenses and qualifications to do business and to service the Mortgage Loans in the U.S. Virgin Islands.
Section 6.12. Compliance with Applicable Requirements.
     Purchaser is and, at all times during which Purchaser owns the Servicing Rights, shall continue to be in compliance in all material respects with all Applicable Requirements.
Section 6.13. Fidelity and E&O Insurance.
     Purchaser maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by the applicable Investor Agreements.
Section 6.14. Sufficiency of Systems and Personnel.
     Purchaser has, and shall at all times maintain during the term of this Agreement, sufficient systems, including but not limited to Purchaser’s EDP, and trained and experienced personnel in place to perform its obligations under this Agreement and the other Transaction Agreements. Notwithstanding the foregoing, Purchaser’s representations and warranties herein, to the extent relating to the proper servicing of ARM Loans, shall become effective upon the fulfillment of the covenants set forth in Section 4.35.

Section 6.15. Compliance with Laws.
     For so long as, and to the extent that, Purchaser owns the Servicing Rights, Purchaser will continue to comply with applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event Seller has a reasonable good faith belief in Purchaser’s non-compliance with this Section 6.15 and upon Seller’s written request, Purchaser shall deliver to Seller reasonable evidence of compliance with any of the requirements of this Section 6.15.
Section 6.16. Facts and Omissions.
     All of the representations and warranties of Purchaser in this Agreement will be true in all material respects as of each applicable Sale Date and each applicable Transfer Date regarding the Mortgage Loans the Servicing Rights with respect to which are sold and/or transferred on such dates. None of the written representations, information or documentation furnished by Purchaser to Seller in connection with the transactions contemplated hereby has materially changed since it was made or furnished other than changes which would not otherwise have a material adverse effect on the Servicing Rights.

ARTICLE VII.
CONSENTS
Section 7.01. Third Party Consents.
          (a) The purchase and sale of the Servicing Rights are subject to Seller’s obtaining, at its sole cost and expense, the related Third Party Consents. Seller shall use its best efforts to obtain each Third Party Consent no later than fifteen (15) days prior to each applicable Transfer Date unless other dates are agreed to by the parties. Any Third Party Consent may be a blanket consent covering future transfers. Purchaser shall cooperate with Seller in obtaining the Third Party Consents and shall timely respond to all reasonable requests from the Investor or other third party concerning Purchaser and its business operations. Seller shall notify Purchaser in writing immediately upon obtaining the Third Party Consents, and Seller shall provide a copy of the Third Party Consents to Purchaser. Seller shall pay any and all transfer fees and related amounts charged to obtain any Third Party Consent.
          (b) If Seller fails, for any reason, to obtain any applicable Third Party Consent from the applicable parties before March 10, 2000, the Bulk Offering Transfer Date and Initial Flow Offering Transfer Date for the Mortgage Loans for which consent has not been obtained will be extended and Seller shall continue to seek to obtain any applicable Third Party Consents. If such Third Party Consents are not obtained by May 10, 2000, then (i) Seller shall, no later than two (2) Business Days thereafter, return to Purchaser any portion of the Purchase Price already paid by Purchaser, plus interest thereon at the daily Federal Funds Rate in effect from the date of any such payment to the date of such reimbursement and (ii) concurrently with such reimbursement, Purchaser shall reconvey the related Servicing Rights and associated documents to Seller, in the same manner as Seller’s conveyance of such Servicing Rights and documents to Purchaser hereunder (including all representations and warranties relating to Purchaser’s ownership of such Servicing Rights and all corresponding officer’s certificates). Immediately thereafter, the applicable Servicing Rights shall revert to Seller, and Purchaser shall forward to Seller, within fifteen (15) days after receipt of such portion of the Purchase Price, all servicing records and all documents in Purchaser’s possession relating to the subject of such repurchase. Except for Seller’s repayment obligation and Purchaser’s reconveyance obligation to Seller, as described in the preceding sentence, neither Seller nor Purchaser shall have any obligation hereunder to the other with respect to any Servicing Rights for which Investor consents are not obtained.

ARTICLE VIII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
     The obligations of Purchaser under this Agreement are subject to the satisfaction of the following conditions:
Section 8.01. Compliance and Conditions.
     All terms, covenants, and conditions of this Agreement required to be complied with and performed by Seller shall have been duly complied with and performed by Seller in all material respects on or before the date specified.
Section 8.02. Corporate Resolution.
     Purchaser shall have received from Seller on or before the first Sale Date a duly executed certificate of Seller’s Secretary or Assistant Secretary reciting the corporate approval by Seller of the sale by Seller of the Servicing Rights and authorizing Seller’s officers to execute such documents as may be necessary to carry out the transactions contemplated hereby.
Section 8.03. No Material Adverse Change.
     As of each applicable Sale Date, there shall not have been any material adverse change in the value and marketability of the Servicing Rights or the business or financial condition of Seller since the date of this Agreement (in the case of the Bulk Offering Sale Date) or the immediately preceding Sale Date (in the case of any Sale Date after the Bulk Offering Sale Date), other than those that result from general changes in economic conditions including but not limited to fluctuations in interest rates, changes to Applicable Requirements, or changes applicable to the mortgage servicing industry generally. Notwithstanding anything contained herein, “material adverse change” shall not include: (i) the merger of Seller with and into any of Seller’s Affiliates or (ii) each applicable sale and transfer of the Servicing Rights to Purchaser hereunder.
Section 8.04. Financial Ability to Indemnify.
     Purchaser shall have received, on or before the first Sale Date, evidence, satisfactory to Purchaser in the exercise of its reasonable discretion, that Seller has the financial ability to discharge its indemnity obligations, and any and all other financial obligations set forth herein.
Section 8.05. Opinion of Counsel for Seller.
     Purchaser shall have received, on or before the first Sale Date, an opinion of the in-house counsel of Seller (or of a law firm reasonably acceptable to Purchaser) dated as of the first Sale Date, in form and substance satisfactory to Purchaser in the exercise of its reasonable discretion, to the effect that: (a) Seller is a corporation validly existing and in good standing under the laws of its state of organization; (b) Seller has all requisite corporate power, authority and capacity to enter into the Transaction Agreements and to perform the obligations required of it thereby; (c) the execution and performance by Seller of the Transaction Agreements, Seller’s compliance with the terms thereof and the consummation of the transactions contemplated thereby do not and will not conflict with any of the terms of Seller’s Certificate of Incorporation or Bylaws or any similar corporate documents of Seller, or, as to the attorney’s knowledge, any material contract or agreement, order or decree to which Seller is subject or by which it is bound; (d) the Transaction Agreements have been duly executed by Seller and each is the valid and legally binding obligation of Seller enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency are similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts; and (e) to the knowledge of such counsel, there is no litigation proceeding or governmental investigation existing, pending or threatened, or any order, injunction or decree outstanding against or relating to Seller that is reasonably expected to have a material adverse effect upon the Servicing Rights and that has not been disclosed by Seller to Purchaser on Schedule 5.12 hereto.
Section 8.06. Correctness of Representations and Warranties.
     The representations and warranties made by Seller in this Agreement are true and correct in all material respects as of each applicable Sale Date and each Transfer Date with respect to the Servicing Rights transferred on such date, except where another date is specified therein.
Section 8.07. Litigation or Administrative Action.
     As of each applicable Sale Date and each applicable Transfer Date, there shall not have been commenced or, to Seller’s knowledge, threatened, any action, suit or proceeding that enjoins, or is likely to materially and adversely affect, the consummation of the transactions contemplated hereby.
Section 8.08. Third Party Consents.
     As of each applicable Transfer Date, with respect to Servicing Rights to be transferred on such Transfer Date, Purchaser shall have received the applicable Third Party Consents required by Article VII.
Section 8.09. Investor Agreements: Transaction Agreements.
As of each applicable Transfer Date, the applicable Investor Agreements shall be in full force and effect. On or prior to February 29, 2000 (or such later date as to which Purchaser and Seller may hereafter agree), Purchaser and Seller shall have executed the Securitized Loan Primary Servicing Agreement, the Subservicing Agreement and the MLCC Portfolio Agreement. As of each applicable Transfer Date, the Transaction Agreements shall be in full force and effect and Seller shall have complied in all material respects with the covenants, conditions, and agreements applicable to it under the Transaction Agreements.

ARTICLE IX.
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
     The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions:
Section 9.01. Compliance with Conditions.
     All terms, conditions and covenants of this Agreement required to be complied with and performed by Purchaser shall have been duly complied with and performed by Purchaser in all material respects on or before the date specified.
Section 9.02. Corporate Resolution.
     Seller shall have received from Purchaser on or before the first Sale Date a duly executed certificate of Purchaser’s Secretary or Assistant Secretary reciting the corporate approval by Purchaser of the assumption and purchase from Seller of the Servicing Rights and authorizing Purchaser’s officers to execute such documents as may be necessary to carry out the transactions contemplated hereby.
Section 9.03. Correctness of Representations and Warranties.
     The representations and warranties made by Purchaser in this Agreement are true and correct in all material respects as of each applicable Sale Date and each Transfer Date with respect to the Servicing Rights transferred on such date, except where another date is specified therein.
Section 9.04. Third Party Consents.
     As of each applicable Transfer Date, with respect to Servicing Rights to be transferred on such Transfer Date, Seller shall have received the Third Party Consents required by Article VII.
Section 9.05. Opinion of Counsel for Purchaser.
     Seller shall have received, on or before the first Sale Date, an opinion of the in-house counsel of Purchaser (or of a law firm reasonably acceptable to Seller) dated as of the first Sale Date, in form and substance satisfactory to Seller in the exercise of its reasonable discretion, to the effect that: (a) Purchaser is a corporation validly existing and in good standing under the laws of its state of organization; (b) Purchaser has all requisite corporate power, authority and capacity to enter into the Transaction Agreements and to perform the obligations required of it thereby; (c) the execution and performance by Purchaser of the Transaction Agreements, Purchaser’s compliance with the terms thereof and the consummation of the transactions contemplated thereby do not and will not conflict with any of the terms of Purchaser’s Certificate of Incorporation or Bylaws or any similar corporate documents of Purchaser, or, as to the attorney’s knowledge, any material contract or agreement, order or decree to which Purchaser is subject or by which it is bound; (d) the Transaction Agreements have been duly executed by Purchaser and each is the valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts; and (e) to the knowledge of such counsel, there is no litigation proceeding or governmental investigation existing, pending or threatened, or any order, injunction or decree outstanding against or relating to Purchaser that is reasonably expected to have a material adverse effect upon the Servicing Rights and that has not been disclosed by Purchaser to Seller on Schedule 6.06 hereto.
Section 9.06. No Material Adverse Change.
     As of each applicable Sale Date, there shall not have been any material adverse change in the business or financial condition of Purchaser since the date of this Agreement (in the case of the Bulk Offering Sale Date) or the immediately preceding Sale Date (in the case of any Sale Date after the Bulk Offering Sale Date), other than those that result from general changes in economic conditions including but not limited to fluctuations in interest rates, changes to Applicable Requirements, or changes applicable to the mortgage servicing industry generally. Notwithstanding anything contained herein, “material adverse change” shall not include the merger of Purchaser with and into any of Purchaser’s Affiliates.
Section 9.07. Financial Ability to Indemnify.
     Seller shall have received, on or before the first Sale Date, evidence, satisfactory to Seller in the exercise of its reasonable discretion, that Purchaser has the financial ability to discharge its indemnity obligations, and any and all other financial obligations set forth herein.
Section 9.08. Investor Agreements; Transaction Agreements.
     As of each applicable Transfer Date, the applicable Investor Agreements shall be in full force and effect. On or prior to February 29, 2000 (or such later date as to which Purchaser and Seller may hereafter agree), Purchaser and Seller shall have executed the Securitized Loan Primary Servicing Agreement, the Subservicing Agreement and the MLCC Portfolio Agreement. As of each applicable Transfer Date, the Transaction Agreements shall be in full force and effect and Purchaser shall have complied in all material respects with the covenants, conditions, and agreements applicable to it under the Transaction Agreements.
Section 9.09. Litigation or Administrative Action.
     As of each applicable Sale Date and each applicable Transfer Date, there shall not have been commenced or, to Purchaser’s knowledge, threatened, any action, suit or proceeding that enjoins, or is likely to materially and adversely affect, the consummation of the transactions contemplated hereby.

ARTICLE IX-A
ANTI-MONEY LAUNDERING AND BANK
SECRECY ACT COMPLIANCE
Section 9A.01 Compliance.
          (a) Purchaser shall at all times undertake and perform the requirements set forth in Section IV of the Operations Guide as the same may be amended from time to time (the “BSA Policies and Procedures”). Purchaser shall comply with the BSA Policies and Procedures and shall take reasonable steps to detect payments that are inconsistent with such policies and procedures. In the event Purchaser retains the services of a third party vendor to process the receipt of funds from Mortgagors (hereafter, a “Lock-Box Vendor”), Purchaser shall first obtain Seller’s consent to the selection of such Lock-Box Vendor which consent shall not be unreasonably withheld. Further, Purchaser shall provide the BSA Policies and Procedures to any such Lock-Box Vendor and ensure that such Lock-Box Vendor complies with the same.
          (b) With respect to the mortgage servicing activities conducted by Purchaser on behalf of Seller for all Seller Interest Mortgage Loans, Purchaser shall be responsible for assuring compliance by Seller with Seller’s obligations under the BSA by identifying and reporting possible money laundering and other illegal activity to the extent set forth in the BSA Policies and Procedures.
          (c) Prior to the first Transfer Date, Purchaser shall have (i) appointed a suitable officer of Purchaser to be responsible for compliance with the BSA Policies and Procedures; (ii) caused such officer and any other appropriate persons to have participated in one or more training sessions on anti-money laundering and bank secrecy act compliance, which sessions will be provided by Seller or a third party vendor at Seller’s expense; and (iii) implemented policies, procedures and internal controls to undertake the BSA Policies and Procedures and shall have provided Seller with photocopies of internal memoranda and other documents of Purchaser setting forth such policies, procedures and internal controls.
          (d) Failure of Purchaser to comply with the terms of this Article IX-A in all material respects, including without limitation the failure of Purchaser to take any remedial action called for by Seller as described in subsection (f) below, shall constitute grounds for Seller, in its sole discretion, to terminate (i) this Agreement pursuant to Section 11.23(vii) and (ii) any other Transaction Agreement(s).
          (e) Purchaser shall indemnify Seller for any financial losses resulting from Purchaser’s failure to comply with the BSA Policies and Procedures.
          (f) Seller, upon reasonable notice, may audit and test Purchaser’s compliance with the provisions of the BSA Policies and Procedures. Any such audit or test may be conducted by Seller’s internal auditors or other employees or by an outside auditing firm. If Seller detects weaknesses in or exceptions to Purchaser’s compliance with the BSA Policies and Procedures, Seller shall notify Purchaser of its findings, and Purchaser shall immediately undertake the remedial action suggested by Seller and shall report to Seller on the action taken. Failure on the part of Purchaser to take such remedial action within 30 days after receipt from Seller of the notice described in the preceding sentence shall constitute grounds for termination of this Agreement and any other Transaction Agreements as set forth in subsection (d) above.

ARTICLE X.
INDEMNIFICATION
Section 10.01. Indemnification of Purchaser.
     Seller shall indemnify and hold Purchaser, its officers, directors, employees and agents (the “Purchaser Indemnified Parties”) harmless from, and will reimburse the Purchaser Indemnified Parties for, any and all Losses incurred by any of the Purchaser Indemnified Parties to the extent that such Losses result from, are caused by, or arise out of any one or more of the following:
          (a) Any material misrepresentations made by Seller in the Transaction Agreements or in any Schedule, Exhibit, or certificate furnished pursuant thereto;
          (b) Any material breach of any representations and warranties of Seller or the nonfulfillment of any term, covenant, condition, or obligation of Seller set forth in the Transaction Agreements or in any Schedule, statement, Exhibit, or certificate furnished pursuant thereto, or any default or failure to perform by Seller thereunder;
          (c) Any liabilities or obligations, contingent or otherwise, of Seller of any nature whatsoever relating to Seller’s obligations under this Agreement (other than those specifically assumed by Purchaser under this Agreement), to the extent that any related Loss to Purchaser is not increased by negligence, bad faith or willful misconduct on the part of Purchaser;
          (d) The fact that any Advance is not fully collectible after reasonable good faith efforts on the part of Purchaser to collect the Advance;
          (e) Additional time afforded to a Mortgagor to pay real estate taxes in excess of that permitted by Investor requirements, as described in Section 5.09(i) above; and
          (f) Any failure on the part of Seller to have delivered an original Mortgage Note to an Investor or its custodian, as applicable.
     The indemnity provided in this Section 10.01 shall remain in full force and effect regardless of any investigation made by Purchaser or its representatives.
Section 10.02. Repurchase of Mortgage Loans.
     (a) (i) In the event that FNMA requests repurchase of a Mortgage Loan as a result of any act, error or omission of Seller, any Originator (other than Purchaser) or any Prior Servicer, or any employee, agent or representative acting on their behalf, or as a result of any other fact or circumstance pertaining to the period before each applicable Sale Date, Purchaser shall provide Seller with a written notice (a “Claim Notice”) identifying the basis for the repurchase request. Any such Claim Notice shall be delivered to Seller within seven (7) Business Days of FNMA’s request. The Claim Notice shall be accompanied by a copy of FNMA’s repurchase request and all applicable supporting documentation, including but not limited to servicing, collections and payment histories. Purchaser shall cooperate in good faith with Seller in responding to FNMA’s repurchase request and in seeking to remedy the problems giving rise to the repurchase request, including but not limited to seeking an appropriate extension of time from FNMA to correct or cure the alleged defect or indemnification demand. If Seller fails to cure the same within thirty (30) calendar days (or such lesser or longer time as may be required by FNMA) from the date Purchaser provides the Claim Notice to Seller, Purchaser agrees to allow Seller thirty (30) calendar days (or such lesser or longer time as may be required by FNMA) to appeal the repurchase request. After the expiration of this appeal period, upon Purchaser’s demand, Purchaser shall reconvey to Seller pursuant to Section 10.02(b)(ii), and Seller shall repurchase, such Mortgage Loan or the related REO Property from Purchaser or FNMA, as applicable, at the purchase price established by FNMA. Upon such repurchase, MLCC shall be the Investor and the Purchaser shall service such Mortgage Loans pursuant to the MLCC Portfolio Servicing Agreement.
     (ii) If any Investor other than FNMA demands that Purchaser repurchase a Mortgage Loan from such Investor as a result of any act, error or omission of Seller, any Originator or any Prior Servicer, or any employee, agent or representative acting on their behalf, pertaining to the period before the related Transfer Date, or as a result of any other fact or circumstance pertaining to the period before the related Transfer Date, Purchaser shall promptly notify Seller of the Investor’s demand, and Seller shall either (i) repurchase the Mortgage Loan from the Investor (if, and within the time period, required to do so by the applicable agreement with the Investor) or (ii) take any action that is reasonably acceptable to Purchaser to relieve Purchaser, within the time period required by such Investor, of the obligation to repurchase such Mortgage Loan.
          (b) When Seller is required to make a repurchase under Section 10.02(a)(i) above, such repurchase shall be accomplished by (i) wire transfer of the applicable purchase price within five (5) Business Days following Seller’s receipt of a written demand from Purchaser pursuant hereto and (ii) Purchaser’s reconveyance of the related Mortgage Loan to Seller, together with an officer’s certificate of Purchaser to the effect that such Mortgage Loan is being reconveyed free and clear of any and all encumbrances created by Purchaser.
          (c) In connection with FNMA’s repurchase request, in the event FNMA offers indemnification as an alternative to repurchase, Purchaser shall not enter into an indemnification agreement with FNMA without first obtaining Seller’s prior written consent, which can be given through Seller’s entry into a tri-party indemnification agreement; provided, however, that Purchaser may enter into such an indemnification agreement without Seller’s consent, thereby waiving any further indemnification and/or repurchase obligations of Seller under this Agreement with respect to the applicable Mortgage Loan(s).
Section 10.03. Indemnification of Seller.
     Purchaser shall indemnify and hold Seller, its officers, directors, employees and agents (the “Seller Indemnified Parties”) harmless from, and will reimburse the Seller Indemnified, Parties for, any and all Losses incurred by any of the Seller Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:

          (a) Any material misrepresentations made by Purchaser in the Transaction Agreements, or in any Schedule, Exhibit, or certificate furnished pursuant thereto; or
          (b) Any material breach of any of the representations and warranties of Purchaser or the nonfulfillment of any term, covenant, condition or obligation of Purchaser set forth in the Transaction Agreements or in any Schedule, statement, Exhibit, or certificate furnished pursuant thereto, or any default or failure to perform by Purchaser thereunder.
          (c) Any failure of Purchaser to comply with the terms of the Investor Agreements or any other Applicable Requirements in connection with servicing the Mortgage Loans.
          (d) Any liabilities or obligations, contingent or otherwise, of Purchaser of any nature whatsoever relating to Purchaser’s obligations under this Agreement, to the extent that any related Loss to Seller is not increased by negligence, bad faith or willful misconduct on the part of Seller;
          (e) Any non-compliance with the, terms of the powers of attorney or the use thereof that results in a Loss to Seller; or
          (f) Any unauthorized use of the title “Limited Authorized Signatories” granted by Seller in Section 4.23 that results in a Loss to Seller.
     The indemnity provided in this Section 10.03 shall remain in full force and effect regardless of any investigation made by Seller or its representatives.
Section 10.04. Notice and Settlement of Claims.
          (a) In the event that either party to this Agreement becomes aware of any material fact giving rise to any obligation of the other party under this Article X, including, but not limited to, any claim or any litigation brought by a third party which may give rise to any such obligation, such party shall promptly, but in no event later than seven (7) Business Days, provide the other party with a notice describing the same. Failure to provide a notice within such seven (7) Business Day period shall not relieve such other party of its obligations under this Article X, unless such failure materially prejudices the rights or increases the liability of such other party, and then, subject to Section 10.05, such other party’s liability shall be reduced only by the amount that it actually has been damaged by such failure.
          (b) The indemnifying party (the “Indemnifying Party”) may, at its own cost and expense, assume defense of any claim, suit, action or proceeding, provided that the counsel is satisfactory to the indemnified party (the “Indemnified Party”) in the exercise of its reasonable discretion. The party not controlling the defense or prosecution of any such claim, suit, action or proceeding may participate at its own cost and expense.
          (c) Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any claim, suit, action or proceeding without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

          (d) Following the discharge of the Indemnifying Party’s obligations under this Article X, the Indemnified Party shall assign to the Indemnifying Party any and all related claims against third parties. If the Indemnifying Party fails to discharge its obligations under this Article X, the Indemnified Party shall be entitled (but not obligated) to pursue (as the assignee of the Indemnifying Party) any and all claims against third parties which the Indemnifying Party otherwise would have the right to pursue, including, but not limited to, claims against loan correspondents. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries the Indemnified Party received from third parties with respect to any claim for which the Indemnified Party was reimbursed for its Losses.
          (e) Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, without any actual or contingent liability of the Indemnified Party, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such lesser time as may be required by an Investor, Insurer or third-party claimant.
Section 10.05. Limitation on Liability.
     Notwithstanding anything to the contrary contained herein, with regard to all other indemnification or repurchase liability of Seller, Seller shall not be required to indemnify Purchaser or repurchase any Mortgage Loan and/or Servicing Rights, unless Seller receives the related notice on or before the date that is seven (7) years after the applicable Sale Date, (or in the case of indemnification pursuant to Section 10.01(c) (but only to the extent relating to Seller’s servicing of the Additional Collateral), five (5) years after the maturity or payoff of the Mortgage Loan related to such indemnification claim, and Seller hereby waives the applicable statute of limitations to the extent necessary to enable Purchaser to bring such claim), and Purchaser shall not be required to indemnify Seller unless Purchaser receives the related notice on or before the date that is seven (7) years after the applicable Sale Date (or in the case of indemnification pursuant to 10.03(c), Section 10.03(d), Section 10.03(e) or Section 10.03(f), five (5) years after the maturity or payoff of the Mortgage Loan related to such indemnification claim, and Purchaser hereby waives the applicable statute of limitations to the extent necessary to enable Seller to bring such claim).

ARTICLE X-A.
OPERATIONS GUIDE AND PERMISSION AGREEMENT
Section 10A.01 Operations Guide.
     Purchaser’s performance of the Servicing Rights shall be subject to the terms of the Operations Guide, to the extent not inconsistent with the terms of the applicable Investor Agreements. The Operations Guide may be amended from time to time by Seller with Purchaser’s prior written consent (which shall not be unreasonably withheld), without formal amendment of this Agreement. To the extent of a conflict between the Operations Guide and this Agreement, this Agreement shall control.
Section 10A.02 Permission Agreement.
     The provisions of the Permission Agreement are hereby incorporated into this Agreement.

ARTICLE XI.
MISCELLANEOUS
Section 11.01. Supplementary Information.
     From time to time before and after each applicable Transfer Date, Seller shall furnish to Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto which is reasonably available to Seller as Purchaser may reasonably request in writing and/or which may be necessary to enable Purchaser to file any reports or respond to Mortgagor or Investor inquiries in connection with the Mortgage Loans or Servicing Rights so long as furnishing such information does not violate the Applicable Requirements.
Section 11.02. Access to Information: Confidentiality.
          (a) Upon reasonable prior notice, (i) Seller shall afford reasonable cooperation to Purchaser and its counsel, accountants and other representatives (collectively, “Purchaser’s Representatives”) in providing reasonable access during normal business hours throughout the period between each Sale Date and each Transfer Date to examine Seller’s files, books and records with respect to the related Mortgage Loans and Servicing Rights and (ii) Purchaser shall afford reasonable cooperation to Seller and its counsel, accountants and other representatives (collectively, “Seller’s Representatives”) in providing reasonable access during normal business hours after each related Sale Date to examine Purchaser’s files, books and records with respect to the related Mortgage Loans and Servicing Rights. Seller shall be entitled to take reasonable and appropriate actions to assure that Purchaser maintains the confidentiality of the names and addresses of the Mortgagors under the Mortgage Loans and all non-public information obtained in such investigation that could reasonably be construed to be of a confidential or proprietary nature. Purchaser and Purchaser’s Representatives shall treat as confidential all information obtained in such investigation and not otherwise in the public domain. Each party shall, upon reasonable notice to the other party, provide the other party with access to its premises during normal working hours and access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for the visiting party shall be borne by such party. The party being visited shall, at its expense, make available all customary, reasonable office space, facilities, and equipment for the visiting party.
          (b) Purchaser shall, and shall cause Purchaser’s Representatives and Purchaser’s Affiliates to, hold in confidence and not disclose to any third party without Seller’s prior written consent, all information relating to Seller received by Purchaser, Purchaser’s Representatives and/or Purchaser’s Affiliates in connection with the transactions contemplated herein, other than information (i) received by Purchaser, Purchaser’s Representatives or Purchaser’s Affiliates on a non-confidential basis from a third party having a right to make such disclosure; (ii) that is or becomes generally available to the public (except as a result of a disclosure in violation of this Agreement); or (iii) required to be disclosed by law or regulatory or judicial process.
          (c) Seller shall, and shall cause Seller’s Representatives and Seller’s Affiliates to, hold in confidence and not disclose to any third party without Purchaser’s prior written consent, all information relating to Purchaser received by Seller and/or Seller’s Representatives in connection with the transactions contemplated herein, other than information (i) received by Seller or Seller’s Representatives on a non-confidential basis from a third party having a right to make such disclosure; (ii) that is or becomes generally available to the public (except as a result of a disclosure in violation of this Agreement); or (iii) is required to be disclosed by law or regulatory or judicial process.
          (d) Purchaser acknowledges that Seller is licensed as a mortgage lender/originator/investor/servicer in numerous jurisdictions and that, pursuant to such licenses and similar licenses, Seller is requested from time to time to make available to various governmental officials and examiners various loan level information, documents, and similar items including, but not limited to, certain “mortgage loan servicing” information. If Seller is required to produce any such mortgage loan servicing information, Purchaser shall make all such information available to Seller in a timely manner at Seller’s cost and expense, provided that Purchaser’s dissemination of such information does not violate the Applicable Requirements.
          (e) This Section 11.02 shall survive any termination of this Agreement.
Section 11.03. No Broker’s Fees.
     Except as to any agreement Purchaser may have with Phoenix Capital, Inc. to pay Phoenix Capital, Inc.’s fees and commissions (for which Purchaser shall be solely responsible), each party hereto represents and warrants to the other that it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder’s or broker’s fee arising out of or in connection with the subject matter of this Agreement. The parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any Losses incurred by the other in investigating or defending any claim based upon the other party’s actions under this Section. This Section 11.03 shall survive any termination of this Agreement.
Section 11.04. Further Assurances.
          (a) Seller and Purchaser shall cooperate in good faith to consummate the transactions contemplated by this Agreement.
          (b) In order for the parties hereto to perform their respective obligations hereunder, each party shall furnish to the other party such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports, information or documentation as may reasonably be requested by such party and as are reasonably normal and customary in the mortgage loan servicing industry.
          (c) Seller and Purchaser shall each execute and deliver to each other all such other instruments or documentation as either may reasonably request in order to effect the transfer, assignment and delivery to Purchaser of the Servicing Rights and the consummation of the agreements hereunder, the assumption by Purchaser of the obligations under the Servicing Rights, and the release of Seller from the obligations under the Servicing Rights.

Section 11.05. Solicitation.
     Without Seller’s prior written consent, which may be withheld by Seller in its sole discretion, neither Purchaser nor any Affiliate shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan or any investment or financial services or products, including, without limitation, insurance and brokerage account services. Purchaser (but not any of its Affiliates) may solicit Mortgagors for prepayment of the related Mortgage Loans, but only if (i) Purchaser has obtained Seller’s prior written consent, which will not be unreasonably withheld, (ii) such solicitation is made in compliance with Applicable Requirements and (iii) upon obtaining any positive responses to such solicitation, Purchaser either (A) processes and closes the related Mortgage Loans pursuant to the Origination Agreement (in the case of Mortgage Loans subject to the Origination Agreement) or (B) forwards such responses to Seller for Seller to process and close (in the case of Mortgage Loans not subject to the Origination Agreement). Any Servicing Rights resulting from Mortgage Loans closed pursuant to subclause (A) or subclause (B) of clause (iii) of the preceding sentence shall be sold to Purchaser pursuant to this Agreement. Notwithstanding the foregoing, the purchase agreements between MLCC and the following Investors prohibit solicitation and, accordingly, Purchaser may not solicit Mortgagors for prepayment of Mortgage Loans for such Investors: First American Bank Texas, SSB, Redwood Trust, Inc., RWT Holdings, Inc., and Thornburg Mortgage Asset Corporation. Neither Seller nor any of its Affiliates shall be prohibited from soliciting any Mortgagor or causing any Mortgagor to be solicited for any product or service now offered (or hereafter offered) by Seller or any Affiliate of Seller, other than for prepayment of any Mortgage Loan. Purchaser shall not prepare or disseminate, for compensation or otherwise, any mailing lists relating to the Mortgagors, the Mortgage Loans, the Servicing Rights, or otherwise, including any lists of Mortgagors, without Seller’s prior written consent, which may be withheld by Seller in its sole discretion. The parties hereto nevertheless agree that (i) either Purchaser, Seller or their Affiliates may from time to time undertake promotions that are directed to either their own general customer base or to the general public at large and that do not target Mortgagors directly, including, without limitation, newspaper, radio and television advertisements and mass mailing or telephone solicitations and that (ii) offers by Purchaser, Seller or their Affiliates to refinance Mortgage Loans in response to, or as a result of, contact initiated by such the related Mortgagors or their representatives shall not constitute solicitation.
Section 11.06. Survival.
     Except as otherwise provided herein, all representations, warranties, covenants, indemnities and other agreements of the parties to this Agreement set forth herein or in any Exhibit, Schedule or other document or certificate delivered or to be delivered pursuant hereto shall survive each applicable Sale Date and each applicable Transfer Date regarding the Mortgage Loans sold and/or transferred on those dates.
Section 11.07. Governmental Authorities; Laws and Severability.
     The terms and provisions of this Agreement are expressly made subject to applicable federal and state statutes, laws, and rules and regulations promulgated thereunder, as amended from time to time. Any rule, regulation or administrative policy of any government agency having jurisdiction that relates to the transfer of the Servicing Rights to Purchaser and that is in effect on each applicable Sale Date shall be deemed to be incorporated herein, and shall supersede the terms of this Agreement, unless such incorporation shall materially impair the contemplated benefits to be received by the parties pursuant to this Agreement, in which event the parties shall renegotiate the terms and conditions hereof to reflect a fair allocation of the economic benefits contemplated hereby. In the event any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any of the above, such provision shall be of no force or effect, and this Agreement shall continue as though such superseded provision were not contained in this Agreement.
Section 11.08. Form of Payment to be Made.
     Unless otherwise provided herein or agreed to in writing by the parties, all payments contemplated herein shall be made by wiring immediately available funds to the account designated by Seller or Purchaser, as applicable.
Section 11.09. Assignability; Sale of Servicing Rights.
          (a) Neither Seller nor Purchaser shall assign this Agreement, or delegate any duty hereunder, without the prior written consent of the other party. Notwithstanding the above prohibition, this Agreement may be assigned by either party to such party’s Affiliate upon thirty (30) days’ prior written notice to the other party hereto, provided the Affiliate is an Affiliate as of the date hereof.
          (b) Purchaser shall not sell or transfer any Servicing Rights to any Person without the prior written consent of Seller. In the event Purchaser desires to sell any Servicing Rights, it shall first offer Seller the right to purchase the Servicing Rights and a 75-day period within which to negotiate mutually acceptable terms.
Section 11.10. Certain Costs.
     Seller shall pay all transfer fees and early termination penalties imposed by Investors. Seller and Purchaser shall equally share the costs of (i) shipping the Set-up Files and the Mortgage Files, (ii) any training required for Purchaser’s employees to properly service the Mortgage Loans in accordance with the provisions of Article X-A and (iii) duplicating any imaged documents. All other costs of acquiring new servicing (such as mailings, new record input and so forth) that normally accompany servicing transfers shall be borne by Purchaser. Seller and Purchaser shall each bear the costs of their respective due diligence fees and attorney’s fees.
Section 11.11. Notices.
     All notices, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail, return receipt requested, or sent by commercial overnight courier to the other party at the following address:

If to Purchaser, to:
Cendant Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
Attn: Robert E. Groody
Chief Financial Officer
Ph: (856) 917-6822
Fax: (856) 917-6910
With a Copy to:
Cendant Mortgage Corporation
3000 Leadenhall Road
Mail Stop LGL
Mt. Laurel, New Jersey 08054
Attn: William Brown, Esq.
General Counsel
Ph: (856) 917-9403
Fax: (856) 917-9422
If to Seller, to:
Merrill Lynch Credit Corporation
4802 Deer Lake Drive East
Jacksonville, Florida 32246
Attn: Robert J. Smith
Title: Senior Vice President
Ph: (904) 218-6056
Fax: (904) 218-6114

With a Copy to:
Merrill Lynch Credit Corporation
4802 Deer Lake Drive East
Jacksonville, Florida 32246
Attn: John J. Donlon
General Counsel
Ph.: (904) 218-8830
Fax: (904) 218-8848
or to such other address as Purchaser or Seller shall have specified in writing to the other.
Section 11.12. Entire Agreement: Construction.
     The Transaction Agreements constitute the entire agreement between the parties with respect to the subject matter hereof. No amendments, modifications, or supplements of this Agreement shall be binding unless executed in writing by the parties hereto. Reference to Sections, Subsections, Schedules, or Exhibits in this Agreement are to Sections and Subsections of, and Schedules and Exhibits to, this Agreement. The Schedules and Exhibits are part of this Agreement. Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. The words “herein”, “hereby”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 11.13. Binding Effect.
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.
Section 11.14. Headings; Plurals; Genders.
     Section and Article headings are for reference purposes only and shall not be deemed to have any substantive effect. In construing the words of this Agreement, plural constructions will include the singular, and singular constructions will include the plural. No significance will be attached to whether a pronoun is masculine, feminine, or neuter.

Section 11.15. Applicable Law.
     This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York applicable to agreements made and to be performed in the state of New York and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.
Section 11.16. Counterparts.
     This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement. The parties hereto agree that the closing of this transaction may occur with the execution of the Transaction Agreements by each party and the exchange of signatures by telefax, with original, signed Transaction Agreements to follow by overnight mail.
Section 11.17. Waivers.
     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
Section 11.18. Publicity.
     Except as required by applicable law, neither party hereto shall issue a press release or similar announcement or communication relating to this Agreement or the transactions contemplated herein using the other party’s name without such other party’s prior written consent.
Section 11.19. No Third Party Beneficiaries.
     Except as expressly provided herein, nothing in this Agreement is intended to confer any right, remedy, obligation or liability upon any Person other than the parties hereto and their respective successors and permitted assigns.
Section 11.20. Attorney Fees, Costs, etc.
     If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.
Section 11.21. Merger or Consolidation of Seller and Purchaser.
          (a) Seller and Purchaser shall each keep in full effect, their respective existences, rights and franchises as corporations in the states of their incorporation except as permitted herein, and will obtain and preserve their respective qualifications to do business as foreign entities in each jurisdiction in which such qualification is or shall be necessary to: (i) protect the validity and enforceability of this Agreement, or of any of the Mortgage Loans; and/or (ii) and to perform their respective duties under this Agreement.
          (b) Subject to each party’s right pursuant to Section 11.23, to terminate this Agreement upon the occurrence of an event described in Section 11.23(ii), any entity into which Seller or Purchaser may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which Seller or Purchaser shall be a party, or any entity succeeding to the business of Seller or Purchaser, shall be the successor of Seller or Purchaser hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that for mergers prior to each applicable Transfer Date, the successor or surviving entity shall be an institution whose business is the origination or servicing of mortgage loans, unless otherwise consented to by Purchaser or Seller, as applicable, and shall be qualified to service mortgage loans on behalf of FNMA.
Section 11.22. Term of Agreement.
     This Agreement shall terminate at the close of business on December 31, 2002 unless renewed pursuant to the written agreement of Seller and Purchaser.
Section 11.23. Termination.
     Notwithstanding Section 11.22, this Agreement may be terminated at any time by the applicable party, (i) upon a material adverse change in the other party’s standing with HUD, FNMA, FHLMC or GNMA, (ii) upon any merger, sale of substantially all of such party’s assets, or sale of a controlling interest that results in a change in control of such party (other than any such change of control that results in such party being owned or controlled by an Affiliate of such party in existence on the date of this Agreement), (iii) under the circumstances specified in Section 3.01(b)(ii), (iv) under the circumstances specified in Section 4.01(e), (v) under the circumstances specified in Section 9A.01(f)(vi) under the circumstances specifies in Section is 11.25, (vii) upon the material breach, by the other party, of any other term, covenant, agreement, representation or warranty in this Agreement that has not been cured after written notice and a thirty (30) day curative period, (viii) following entry against the other party of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the other party in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days, (ix) upon consent by the other party to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement by the other party of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the other party or of or relating to all or substantially all of the other party’s property or (x) upon the other party’s (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations.

Section 11.24. Cross Default.
     In the event of a default (that remains uncured after the expiration of any applicable cure period, if any) under either (i) the MLCC Portfolio Servicing Agreement, (ii) the Subservicing Agreement, (iii) the Securitized Loan Primary Servicing Agreement and/or (iv) the Permission Agreement, Seller may at its option terminate this Agreement.
Section 11.25. Failure of Purchaser to Maintain Service Standards.
          (a) If, as evidenced by the monthly reports that Purchaser is required to furnish to Seller pursuant to Section II of the Operations Guide, any service standard set forth in Section I of the Operations Guide is not satisfied (a “Service Deficiency”) during [* * *], at Seller’s request Purchaser shall develop a plan describing the countermeasures and targets/goals Purchaser will use to correct the Service Deficiency, and Purchaser shall present such plan to Seller within 15 days after Seller has notified Purchaser of the Service Deficiency. Within 15 days after receiving the plan from Purchaser, Seller shall either (x) accept the plan or (y) instruct Purchaser to modify the plan, and, in the case of clause (y), Purchaser shall make such modifications. Unless Seller agrees otherwise, Purchaser shall cure the Service Deficiency within 60 calendar days (the “Level I Curative Period”) from the date on which Seller has accepted the plan or notified Purchaser of the modifications to be made to the plan.
          (b) If Purchaser fails to correct any Service Deficiency by the end of the Level I Curative Period, then, for a period not to exceed 90 days from the end of any Level I Curative Period, Purchaser shall pay Seller liquidated damages of $[* * *]. Purchaser shall pay such liquidated damages to Seller by wire transfer of immediately available funds within five (5) Business Days after receipt of an invoice from Seller. If a Service Deficiency has not been cured within such 90-day period, Seller may at its sole option, within sixty (60) days thereafter, terminate this Agreement and any or all other Transaction Agreements.
          (c) If a Service Deficiency has not been cured and Seller elects not to terminate this Agreement as provided for in Section 11.25(b), then within fifteen (15) days of Seller’s request, Purchaser shall develop and present a plan to Seller describing new countermeasures and targets/goals which Purchaser will use to correct the Service Deficiency. Following receipt of the plan, Purchaser and Seller shall follow and be subject to the requirements of Section 11.25(a) and (b), including but not limited to the liquidated damages and termination provisions.
          (d) The remedies set forth in this Section 11.25 shall be in furtherance of, and not in limitation of, Seller’s remedies under this Agreement and the other Transaction Agreements.
Section 11.26. Effect of Termination of Agreement.
     In the event this Agreement is terminated pursuant to the provisions hereof:
     (i) Seller’s obligation hereunder to sell, and Purchaser’s obligation hereunder to buy,

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Subsequent Flow Offering Servicing Rights and Quarterly Bulk Offering Servicing Rights shall terminate. No Subsequent Flow Offering Sale Date or Quarterly Bulk Offering Sale Date shall take place after such termination.
     (ii) Articles X and X-A, Sections 11.02, 11.03, 11.05, 11.06, 11.09(b), 11.18 and 11.25 and this Section 11.26 shall remain in effect after such termination, and all provisions relating to the allocation of responsibility for costs incurred by Seller and/or Purchaser shall remain in effect with respect to acts occurring before such termination.
     (iii) If a Repricing Event results in the termination by Seller of this Agreement, then Purchaser shall have the right to request a change to the subservicing compensation as more specifically provided for in the Subservicing Agreement and the Securitized Loan Primary Servicing Agreement.
     (iv) If Seller terminates this Agreement and any or all of the other Transaction Agreements, the remedies for liquidated damages set forth in Section 11.25 shall not apply as to any mortgage loan that Purchaser continues to service.

IN WITNESS WHEREOF, each of the undersigned parties has caused this Servicing Rights Purchase and Sale Agreement to be duly executed by a duly authorized representative, all as of the date first written above.
“SELLER”
MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Robert J. Smith
Name: Robert J. Smith
Title: Senior Vice President
“PURCHASER”
CENDANT MORTGAGE CORPORATION

By:	/s/ Robert E. Groody
Name: Robert E. Groody
Title: Senior Vice President

EXECUTION COPY

AMENDMENT AGREEMENT NO. 1
By And Between
MERRILL LYNCH CREDIT CORPORATION
and
CENDANT MORTGAGE CORPORATION
Dated As Of
January 2, 2000

AMENDMENT AGREEMENT NO. 1
          AMENDMENT AGREEMENT NO. 1, dated as of January 2, 2001 (this “Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“Cendant”).
          WHEREAS, MLCC and Cendant are parties to a Servicing Rights Purchase and Sale Agreement, dated as of January 28, 2000 (the “Servicing Agreement”), a copy of which is attached hereto as Exhibit A;
          WHEREAS, MLCC and Cendant are parties to a Portfolio Servicing Agreement, dated as of January 28, 2000 (the “Portfolio Agreement”), a copy of which is attached hereto as Exhibit B;
          WHEREAS, MLCC and Cendant are parties to a Loan Sub-Servicing Agreement, dated as of January 28, 2000 (the “Sub-Servicing Agreement”), a copy of which is attached hereto as Exhibit C;
          WHEREAS, MLCC and Cendant have entered into a Servicing Rights Purchase and Sale Agreement, a Trademark Use Agreement, an Origination Assistance Agreement and a Loan Purchase and Sale Agreement, each dated as of December 15, 2000 and each with an effective date as of the date hereof (collectively, the “New Agreements”); and
          WHEREAS, each of MLCC and Cendant, having entered into the New Agreements, wishes to amend the Servicing Agreement, the Portfolio Agreement and the Sub-Servicing Agreement in order to properly reflect the current relationships between the parties;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, the parties hereto agree as follows:
          SECTION 1. Amendments to the Servicing Agreement. The Servicing Agreement is hereby amended as follows:
          (a) Section 1.01. Section 1.01 of the Servicing Agreement is amended by:
i.	Deleting the definition of “Additional Collateral” and replacing it with the following: “Additional Collateral means, with respect to any Mortgage 100 Loan or Parent Power Mortgage Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100 Pledge Agreement or the Parent Power Guaranty and Security Agreement for Securities Account.”

ii.	Deleting the definition of “Cendant Mortgage Loan” and replacing it with the following: “Cendant Mortgage Loan means a

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Mortgage Loan originated by Purchaser pursuant to either (i) the 1997 Origination Agreement or (ii) the 2000 Origination Agreement.”

iii.	Adding the words “as amended from time to time in accordance with the terms thereof” to the end of the definition of “MLCC Portfolio Servicing Agreement.”

iv.	Deleting the definition of “Origination Agreement” and replacing it with the following: “Origination Agreements means the 1997 Origination Agreement and the 2000 Origination Agreement.”

v.	Adding the following definition: “1997 Origination Agreement means the Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997 between Seller and PHH Mortgage Services Corporation, as the same may be amended from time to time in accordance with the terms thereof.”

vi.	Adding the following definition: “2000 Origination Agreement means the Origination Assistance Agreement dated as of December 15, 2000 between the Seller and the Purchaser, as the same may be amended from time to time in accordance with the terms thereof.”

vii.	Deleting the definition of “Permission Agreement” and replacing it with the following definition: “Permission Agreement means (i) from January 28, 2000 through January 1, 2001, the Permission Agreement dated as of January 28, 2000 between Seller and Purchaser and (ii) on and after January 2, 2001, the Trademark Use Agreement.”

viii.	Adding the following definition: “Trademark Use Agreement means the Trademark Use Agreement dated as of December 15, 2000, with an effective date as of January 2, 2001, between Seller and Purchaser.

ix.	Deleting the first sentence of the definition of “Quarterly Bulk Mortgage Loan” and replacing it with the following sentence: “Quarterly Bulk Mortgage Loan means (a) any Mortgage Loan purchased by Seller through its correspondent lending network, (b) on or prior to January 1, 2001, a construction loan that has been converted to a permanent Mortgage Loan, (c) on and after January 2, 2001, a construction loan that has been converted to a PrimeFirst® Mortgage Loan (as contemplated by the 2000 Origination Agreement), or (d) any other mortgage loan that the parties may mutually agree to designate.”

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x.	Adding the following definition: “PrimeFirst® Mortgage Loan means an adjustable rate loan offered by MLCC in which the monthly debt repayments thereunder for approximately the first 120 months of the term thereof are interest only.”

xi.	Replacing the word “Losses” each time it appears in clause (a) of the definition of “Recourse Obligation” with the word “losses.”

xii.	Adding the words “as amended from time to time in accordance with the terms thereof’ to the end of the definition of “Securitized Loan Primary Servicing Agreement.”

xiii.	Replacing the words “permitted successors and assigns” in the definition of “Seller” with the words “successors and permitted assigns.”

xiv.	Deleting the first sentence of the definition of “Subsequent Flow Mortgage Loans” and replacing it with the following sentence: “Subsequent Flow Mortgage Loans means Mortgage Loans originated after March 10, 2000; provided, however, that on and after January 2, 2001, ‘Subsequent Flow Mortgage Loans’ shall mean only PrimeFirst® Mortgage Loans originated pursuant to the 2000 Origination Agreement.”

xv.	Deleting the definition of “Transaction Agreements” and replacing it with the following definition: “Transaction Agreements means this Agreement, the Permission Agreement, the MLCC Portfolio Servicing Agreement, the 2000 Origination Agreement, the Loan Purchase and Sale Agreement dated as of December 15, 2000 between Purchaser and Seller, and the Equity Access® and Omega Subservicing Agreement dated as of January 2, 2001 between Purchaser and Seller; provided, however, that the term Transaction Agreements’ shall not include any agreements which have been terminated in accordance with their respective terms.”

xvi.	Adding the following definition: “Account Number means an account number or similar form of access number relating to a Borrower’s Mortgage Loan or other financial product or service with or from Seller other than any internal identifying number assigned by Purchaser to the Mortgage Loan.”

xvii.	In the definition of “Applicable Requirements,” (A) adding “collectively, (1)” between the words “reference” and “with” in the first line thereof, (B) replacing the first parenthetical in clause (b) with the following words “(including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Seller by virtue

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of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA)”, (C) deleting the word “and” immediately prior to clause (f), and (D) adding the following to the end of such definition: “and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.”

xviii.	Adding the following definition: “Borrower Information means any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a Borrower, including, but not limited to, a Borrower’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Borrower has a relationship with Seller; and any other personally identifiable information.”

xix.	Adding the following definition: “Law means any United States federal, state or local statute, law, ordinance, regulation, rule, code, order; requirement, judgment, decree, writ, injunction or rule of law (including common law).”

xx.	Adding the following definitions: “MLCC Data means any data, databases, reports and records relating to financial products from or services with MLCC, including, without limitation, Account Numbers, Borrower Information, and data derived therefrom.”

xxi.	Adding the following definitions: “MLCC Services shall mean collectively, the Origination Services and Purchaser’s obligations under the Servicing Rights.”

xxii.	Adding “(including the MLCC Data with respect thereto)” between the words “loan” and “other” in the second line of the definition of “Mortgage Loan.”

xxiii.	Adding the following definition: “Origination Services shall mean the loan origination services to be performed by Purchaser for and on behalf of Seller as detailed in the Origination Agreement.”

xxiv.	Adding the following definition: “Personnel of a Party shall mean such Party, its employees, subcontractors, consultants, representatives and agents.”

xxv.	Adding the following definition: “Software means the proprietary computer software programs, and related Software Documentation,

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listed on Exhibits A, B and C of the Licensing Agreement, excluding any Third Party Software that may be embedded therein.”

xxvi.	Adding the following definition: “Software Documentation means, with respect to any Software, the operating instructions and user, installation, set-up, configuration, training and support manuals for the Software or any part thereof, whether prepared by Seller or any Third Party, in any form or medium whatsoever.”

xxvii.	Adding the following definition: “Termination Assistance Period shall have the meaning set forth in Section 11.26.”

xxviii.	Adding the following definition: “Termination Assistance Services shall have the meaning set forth in Section 11.23.”

xxix.	Adding the following definition: “Third Party Software means any software or program and related Software Documentation incorporated into or used separately or in connection with the Software, that is owned by a Third Party and licensed to Seller.”

xxx.	Adding the following definition: “Borrower means the borrower with respect to any Mortgage Loan.”
          (b) Section 2.01(a). The second sentence of Section 2.01(a) of the Servicing Agreement is amended by:
i.	Replacing the word “For” at the beginning of such sentence with the words “With respect to.”

ii.	Inserting the word “such” between the words “all” and “Mortgage” in clause (i) of such sentence.
          (c) Section 3.01(a). The second sentence of Section 3.01(a) of the Servicing Agreement is amended by replacing the last four words of such sentence (“any such Mortgage Loan”) with the words “any Mortgage Loan described in the preceding clause (i).”
          (d) Section 3.02(a). The second sentence of Section 3.02(a) of the Servicing Agreement is amended by deleting the word “Initial” in the first line thereof.
          (e) Section 3.02(b). The first sentence of Section 3.02(b) of the Servicing Agreement is amended by deleting the word “Initial” in the fourth line thereof.
          (f) Section 4.01(e). Section 4.01(e) of the Servicing Agreement is amended by:
i.	Deleting the last two sentences thereof in their entirety.

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ii.	The second sentence is amended by (A) replacing the words “Prospectively, in the event that either party to this Agreement believes, in good faith,” with the words “The parties acknowledge,” and (B) deleting the words “, then such party shall provide written notice to the other of the purported change in the Applicable Requirements.”

iii.	The third sentence is amended by replacing the words “Thereafter, the” with the word “The” and replacing the words “the purported” with the word “this.”
          (g) Section 4.03. Section 4.03 of the Servicing Agreement is amended by:
i.	In paragraph (c), replacing the word “Losses” each time it appears with the word “losses.”

ii.	In paragraph (d), inserting the words “During the MLCC Interim Servicing Period,” at the very beginning of such paragraph.

iii.	In paragraph (e), inserting the words “, during the MLCC Interim Servicing Period’,” between the words “that” and “Seller” in the first line thereof.
          (h) Section 4.06(b). Section 4.06(b) of the Servicing Agreement is amended by inserting “(i)” before the beginning of the first sentence thereof.
          (i) Section 4.07. Section 4.07 of the Servicing Agreement is amended by inserting the words “(or Purchaser on behalf of Seller)” between the words “Seller” and “and” in the first line of the second paragraph thereof.
          (j) Section 4.09(a). Section 4.09(a) of the Servicing Agreement is amended by inserting the word “such” (i) between the words “each” and “Transfer” in the second sentence thereof and (ii) between the words “each” and “applicable” in the third sentence thereof.
          (k) Section 4.15. Section 4.15 of the Servicing Agreement is amended by:
i.	In paragraph (a), replacing the words “except a” with “other than any” in the first parenthetical in the first sentence thereof.

ii.	In paragraph (a), inserting the words “(other than any Cendant Mortgage Loan)” between the word “Loan” and “within” in the third sentence thereof.

iii.	In paragraph (a), inserting the word “such” between the words “any” and “Mortgage” in the fifth sentence thereof.

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iv.	In paragraph (a), inserting the word “such” between the words “each” and “original” in the last sentence thereof.

v.	In paragraph (c), inserting the words “(other than any Cendant Mortgage Loan)” between the words “Loan” and “Seller” in the first sentence thereof.

vi.	Adding at the end of such section the following text as subparagraph (g): “(g) For the avoidance of doubt, the parties hereto acknowledge and agree (i) that any obligations set forth in this Section 4.15 shall not apply with respect to any Mortgage Loan which is also a Cendant Mortgage Loan and (ii) that the payment holdback provisions of subparagraph (f) of this Section 4.15 shall not apply with respect to any Cendant Mortgage Loan.”
          (1) New Sections 4.36 - 4.40. The Servicing Agreement is amended by adding the following new sections, to be numbered 4.36 through 4.40:
Section 4.36 Work Policy. Personnel of either Party working on the premises of the other Party (excluding in the case of Purchaser, premises of Seller leased to Purchaser), and all other Personnel required by Law or government rules or regulations, shall comply with the safety, security and other regulations of the other Party generally applicable to its outside contractors and Personnel particular to each work location, including, where applicable, internal security department fingerprinting, photographing and screening processes. Personnel of a Party, when deemed appropriate by the other Party, will be issued visitor identification cards. Each such card will be surrendered by upon demand by the other Party or upon termination of this Agreement or completion of the relevant MLCC Services. Unless otherwise agreed by the Parties, Personnel of each Party will observe the working hours, working rules, and holiday schedules of the other Party while working on the other Party’s premises (excluding in the case of Purchaser, premises of Seller leased to Purchaser). Each Party shall advise the other Party immediately in the event that any Personnel with security access to any premises of the other Party (i) is no longer assigned to perform MLCC Services, or (ii) is no longer employed by such Party.
Section 4.37 Use of Hardware and Software. In the event that Purchaser shall be performing MLCC Services on behalf of Seller and any third party utilizing common hardware and/or Software, Seller shall have the right, on reasonable notice to Purchaser and at Seller’s sole cost and expense, to audit such hardware and Software to ensure segregation of MLCC Data from third party data adequate to prevent unauthorized disclosure of MLCC Data to third parties, and to ensure the security of MLCC Data in accordance with normal industry practices, provided that such audit shall not disrupt Purchaser’s ability to perform the MLCC Services.

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Section 4.38. Technical Architecture Standards. On notice thereof, Purchaser shall comply with all reasonable Seller information management technical architecture standards related to interfacing with Seller systems, as identified and amended by Seller from time to time.
Section 4.39. Compliance with Policies. Purchaser shall, upon notice thereof by Seller, comply with all of Seller’s commercially reasonable policies and procedures regarding security and safeguarding of MLCC Data.
Section 4.40. Continuation of MLCC Services. Purchaser acknowledges that the provision of MLCC Services is critical to the business and operations of Seller. In the event of a fee dispute between Seller and Purchaser pursuant to which either Party in good faith believes it is entitled to withhold payment of the disputed amount or for which either Party in good faith believes payment is due, each Party shall continue to perform its obligations under the Ancillary Agreements, including continuing to pay undisputed amounts. Neither Party shall not under any circumstances suspend or disrupt, or seek any injunctive or other equitable relief for the purpose of suspending or disrupting, directly or indirectly, provision of the services to the other Party under the Ancillary Agreements or the normal business operations of the other Party.
          (m) New Article IV-A. The Servicing Agreement is amended by adding the following text as new Article IV-A, to be labeled “Mutual Representations:”
          “Each Party hereby represents and warrants to the other Party as follows:
Section 4A.01. Kickbacks. No employee, agent or representative of the other Party has been offered, shall be offered, has received, or shall receive, directly or indirectly, from such Party, any gratuities, merchandise, cash, services benefit, fee, commission, dividend, gift, or other inducements or consideration of any kind in connection with this Agreement.
Section 4A.02. Government Officials. No person employed by such Party in connection with the performance of its obligations under this Agreement is an official of the government of any foreign country, or of any agency thereof, and no part of any moneys or consideration paid to such Party hereunder shall accrue for the benefit of any such official.
Section 4A.03. No Relation. No individual who will receive specific compensation from such Party as a result of the execution of this Agreement is related to any public official or official of any issuer of municipal securities. For purposes of this Section, the term “official of an issuer of municipal securities” means any person who is an incumbent, candidate or successful candidate (a) for elective office of any issuer which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of a broker, dealer or municipal securities dealer for municipal securities business by such issuer, or (b) for any elective office of a state or of any political subdivision, which office has authority to appoint any official(s) of such issuer. The term “related” applies when a person is related by blood or marriage.”
          (n) Section 5.09(d)(iii). Section 5.09(d)(iii) of the Servicing Agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “or” in the second sentence thereof.

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          (o) Section 5.09(h). Section 5.09(h) of the Servicing Agreement is amended by:
i.	Inserting the words “(if not the Purchaser)” between the words “Originator” and “and” in the first sentence thereof.

ii.	Inserting the words “(other than Purchaser)” between the words “Originator” and “was” in the last sentence thereof.
          (p) Section 5.09(n). Section 5.09(n) of the Servicing Agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “and/or” in the first sentence thereof.
          (q) Section 5.09(t). Section 5.09(t) of the Servicing Agreement is amended by deleting the words “None of the Mortgage Loans are subject to bi-weekly payment plans, and the” in second to last sentence of such section and inserting the word “The” in lieu thereof.
          (r) Section 5.09(y). Section 5.09(y) of the Servicing agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “or” in the fourth line of the first sentence thereof.
          (s) Section 5.09(gg). Section 5.09(gg) of the Servicing Agreement is amended by inserting the words “which is not a Cendant Mortgage Loan” between the words “Loan” and “Seller” in the first line thereof.
          (t) Section 5.17. Section 5.17 of the Servicing Agreement is amended by inserting the words “(unless the Purchaser was the Originator)” between the words “Originators” and “or” in the third line thereof.
          (u) Section 5.18. Section 5.18 of the Servicing Agreement is amended by deleting the text of such section and replacing it with the following: “Notwithstanding anything to the contrary contained in this Agreement, no representation or warranty is made by the Seller at any time with respect to any Cendant Mortgage Loan to the extent such representation or warranty relates to any act or omission of Purchaser in connection with the origination of such Cendant Mortgage Loan.”
          (v) [Reserved.]
          (w) Section 8.06. Section 8.06 of the Servicing Agreement is amended by inserting the following after the last word in such section: “and except as set forth in Section 5.18.”
          (x) Section 9A.01. Section 9A.01(d) of the Servicing Agreement is amended by (i) deleting the words “grounds for Seller, in its sole discretion, to terminate (i) this Agreement pursuant to Section 11.23(vii) and (ii) any other Transaction Agreement(s)” and inserting the words “a Service Deficiency for purposes of Section 11.25” in lieu thereof and (ii) deleting the last sentence of paragraph (f) in its entirety.

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          (y) Section 10.01(f). Section 10.01(f) of the Servicing Agreement is amended by adding the words “(other than with respect to any Cendant Mortgage Loan)” between the words “Note” and “to.”
          (z) Section 10.02(a)(ii). Section 10.02(a)(ii) of the Servicing Agreement is amended by inserting the words “(other than Purchaser)” between the words “Originator” and “or” in the third line of the first sentence thereof.
          (aa) Section 11.02(a). Section 11.02(a) of the Servicing Agreement is amended by adding the words “(including outside accountants)” between the words “accountants” and “and” in clause (ii) of the first sentence thereof.
          (bb) Section 11.05. Section 11.05 of the Servicing Agreement is amended by:
(i)	Deleting the first sentence thereof and replacing it with the following: “Without Seller’s prior written consent, which consent may be withheld by Seller in its sole discretion, neither Purchaser nor any Affiliate of Purchaser shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services.”

ii.	Inserting the word “respective” between the words “their” and “Affiliates” in each of clauses (i) and (ii) of the last sentence of such section.
          (cc) Section 11.15. Section 11.15 of the Servicing Agreement is amended by deleting the text in such section and inserting the following: “This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.”
          (dd) Section 11.22. Section 11.22 of the Servicing Agreement is amended by deleting the text contained in such section and inserting the following: “This Agreement shall automatically expire and terminate upon the earlier of (i) December 31, 2010 and (ii) the date upon which the 2000 Origination Agreement is terminated in accordance with the terms thereof. If the 2000 Origination Agreement shall have been extended for an extension term, this Agreement shall be automatically extended for the same extension term without any action by the parties hereto.”
          (ee) Section 11.23. Section 11.23 of the Servicing Agreement is amended by:

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i.	Deleting the text contained in each of clauses (ii), (iv), (v) and (vi) in the first sentence of such section, and in each such clause, inserting the words “intentionally omitted” in lieu thereof.

ii.	Adding the following text at the end thereof: “Without limitation of the foregoing, if (A) a PHH Competitor Change of Control (as defined in the 2000 Origination Agreement) shall have occurred, then at any time after Seller shall have received notice of such PHH Competitor Change of Control, Seller may, by giving written notice thereof to Purchaser, terminate this Agreement as of a future date specified in such notice of termination; or (B) a PHH Change of Control (as defined in the 2000 Origination Agreement) (other than a PHH Competitor Change of Control) shall have occurred, then at any time within 30 days after the two year anniversary of such PHH Change of Control, Seller may, by giving written notice thereof to Purchaser, terminate this Agreement as of a future date specified in such notice of termination.”
          (ff) Section 11.24. Section 11.24 of the Servicing Agreement is amended by deleting the text contained in such section in its entirety and inserting the following in lieu thereof: “In the event of a default (that remains uncured after the expiration of the applicable cure period, if any) under any of (i) the Origination Assistance Agreement, (ii) the Loan Purchase and Sale Agreement, (iii) the Trademark Use Agreement, and/or (iv) the MLCC Portfolio Servicing Agreement, the non-defaulting party may, at its option, terminate this Agreement.”
          (gg) Section 11.25. Section 11.25 of the Servicing Agreement is amended by:
i.	Deleting the words “terminate this Agreement and any or all other Transaction Agreements” at the end of paragraph (b) and inserting “require Purchaser to solicit bids for a subservicer as provided in paragraph (d) below” in lieu thereof.

ii.	Deleting the words “terminate this Agreement as provided for in Section 11.25(b)” in the first line of paragraph (c) and inserting “solicit bids for a subservicer as provided in paragraph (d) below” and deleting the words “and termination” in the last sentence of such paragraph.”

iii.	Adding the following text as new paragraph (d):
“(d) In the event that Seller shall have the right to require Purchaser to solicit bids for a Subservicer as provided in (b) above, then Purchaser, upon Seller’s written demand, shall proceed as follows:
                  (i) Purchaser shall prepare a request for proposal (“RFP”) for a Subservicer to assume Purchaser’s obligations relating to the Servicing Rights. Purchaser shall

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submit such RFP to Seller for review within [* * *] of Seller’s written demand that Purchaser solicit bids for a Subservicer. Purchaser shall incorporate Seller’s reasonably requested revisions to such RFP within [* * *] of Purchaser’s receipt of Seller’s requested revisions.
                  (ii) Purchaser shall submit the final RFP to no less than three (3) residential Mortgage Loan servicers reasonably chosen by Seller.
                  (iii) Purchaser shall select the bid requested by Seller.
                  (iv) Purchaser shall pay the costs of the entity chosen by Seller as the Subservicer to assume Purchaser’s obligations relating to the Servicing Rights. If, however, the bid selected by Seller is the highest bid and such bid exceeds the second highest bid by [* * *], then Seller shall be responsible for the difference between the selected bid and [* * *] of the second highest bid.”
                  iv. Relabeling current paragraph (d) as paragraph (e) and deleting the words “and the other Transaction Agreements” in such paragraph.
     (hh) New Section 11.27. The Servicing Agreement is hereby amended by adding the following new Section 11.27:
“Section 11.27 Termination Assistance. (a) Upon expiration or termination of all or part of the MLCC Services for any reason, Purchaser shall for a period of one (1) year (the “Termination Assistance Period”), upon Seller’s request and at Seller’s expense, continue to provide the MLCC Services that were provided prior thereto (“Termination Assistance Services”). In providing Termination Assistance Services, Purchaser shall provide such reasonable cooperation and technical assistance to Seller, or to a third-party service provider designated by Seller, as required to facilitate the transfer of the affected MLCC Services to Seller or such third-party service provider. The rights of Seller under this Section shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement is continued in force post-termination. Termination Assistance Services shall be provided for the same fees as prior to termination, and Purchaser shall use commercially reasonable efforts to perform the MLCC Services at the same service levels as prior to termination. MLCC hereby agrees to continue to provide the services or meet its obligations contemplated to be provided by it under this Agreement during the Termination Assistance Period in order to assist Purchaser in complying with this Section 11.26(a).
(b) If and to the extent requested by Seller, whether prior to, upon, or following any termination of this Agreement, Purchaser shall reasonably assist Seller in developing a plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The transition plan shall include descriptions of the MLCC Services, service levels, fees, documentation and access requirements that will promote an orderly transition of the MLCC Services.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c) For a period of six (6) months following the Termination Assistance Period, Purchaser shall: (i) answer all reasonable and pertinent verbal or written questions from Seller regarding the MLCC Services on an “as needed” basis; and (ii) deliver to Seller any remaining Seller-owned reports and documentation still in Purchaser’s possession.”
     (ii) The Servicing Agreement is amended by replacing, throughout the entire agreement, any reference to “the Origination Agreement” or any other similar reference to “Origination Agreement” that connotes the singular form of such definition, with “any Origination Agreement” or “the Origination Agreements” or “the applicable Origination Agreement” or any other similar reference that connotes the plural form of such definition, as the context may require.
          SECTION 2. Amendments to the Portfolio Agreement. The Portfolio Agreement is hereby amended as follows:
          (a) Section 1.01. Section 1.01 of the Portfolio Agreement is amended by:
i.	Deleting the definition of “Additional Collateral” and replacing it with the following: “Additional Collateral means with respect to any Mortgage 100 Loan or and Parent Power Mortgage Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100 Pledge Agreement or the Parent Power Guaranty and Security Agreement for Securities Account.”

ii.	Deleting the definition of “Cendant Mortgage Loan” and replacing it with the following: “Cendant Mortgage Loan means a Mortgage Loan originated by Purchaser pursuant to either (i) the 1997 Origination Agreement or (ii) the 2000 Origination Agreement.”

iii.	In the definition of “Mortgage Loan,” inserting the words “(or any Person on behalf of Owner)” between the words “Owner” and “originates” in the third line thereof.

iv.	In the definition of “Mortgage Loan Schedule,” inserting the words “(or any Person on behalf of Owner)” between the words “Owner” and “originates” in the fourth line thereof.

v.	Deleting the definition of “Origination Agreement” and replacing it with the following: “Origination Agreements means the 1997 Origination Agreement and the 2000 Origination Agreement.”

vi.	Adding the following definition: “1997 Origination Agreement means the Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997 between Seller and PHH Mortgage Services Corporation, as the same may be amended from time to time in accordance with the terms thereof.”

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vii.	Adding the following definition: “2000 Origination Agreement means the Origination Assistance Agreement dated as of December 15, 2000 between the Seller and the Purchaser, as the same may be amended from time to time in accordance with the terms thereof.”

viii.	Deleting the definition of “Permission Agreement” and replacing it with the following definition: “Permission Agreement means (i) from January 28, 2000 through January 1, 2001, the Permission Agreement dated as of January 28, 2000 between Seller and Purchaser and (ii) on and after January 2, 2001, the Trademark Use Agreement.”

ix.	Adding the following definition: “Trademark Use Agreement means the Trademark Use Agreement dated as of December 15, 2000 between Seller and Purchaser.”

x.	Deleting the definition of “Purchase and Sale Agreement” and replacing it with the following definition: “Purchase and Sale Agreements means the First Purchase and Sale Agreement and the Second Purchase and Sale Agreement.”

xi.	Adding the following definition: “First Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of January 28, 2000, between the Owner, as seller, and the Company, as purchaser.”

xii.	Adding the following definition: “Second Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of December 15, 2000, between the Owner, as seller, and the Company, as purchaser.”

xiii.	Adding the words “as amended from time to time in accordance with the terms thereof’ to the end of the definition of “Securitized Loan Primary Servicing Agreement.”

xiv.	Adding the words “as amended from time to time in accordance with the terms thereof to the end of the definition of “Subservicing Agreement.”

xv.	Deleting the definition of “Transaction Agreements” and replacing it with the following definition: “Transaction Agreements, means this Agreement, the Permission Agreement, the First Purchase and Sale Agreement, the 2000 Origination Agreement, the Loan Purchase and Sale Agreement dated as of December 15, 2000 between Purchaser and Seller, and the Equity Access® and Omega Subservicing Agreement dated as of January 2, 2001 between

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Purchaser and Seller; provided, however, that the term “Transaction Agreements” shall not include any agreements which have been terminated in accordance with their respective terms.”

xvi.	In the definition of “Applicable Requirements,” (A) adding “collectively, (1)” between the words “reference” and “with” in the first line thereof, (B) replacing the first parenthetical in clause (b) with the following words “(including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Company by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA)”, (C) deleting the word “and” immediately prior to clause (f), and (D) adding the following to the end of such definition: “and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.”
          (b) Section 2.01(i). Section 2.01(i) of the Portfolio Agreement is amended by adding the following sentence at the end of such paragraph: “Notwithstanding the foregoing, the Company acknowledges and agrees that the Owner maintains agreements with document custodians selected by it from time to time, pursuant to which such custodians maintain Mortgage Loan files on behalf of the Owner. The Company agrees to cooperate with such custodians and request from such custodians the documents and Mortgage Files required by the Company which are maintained by such custodians (with a copy of such request sent to the Owner).
          (c) Section 2.04(a). Section 2.04(a) of the Portfolio Agreement is amended by adding the words “(including outside accountants)” between the words “accountants” and “supervisory” in the first line thereof.
          (d) [Reserved.]
          (e) Section 5.02(a)(i). Section 5.02(a)(i) of the Portfolio Agreement is amended by inserting the words “any custodian that maintains documents or Mortgage Files on behalf of the Owner,” between the words “Owner,” and “any” in the first line thereof.
          (f) Section 5.02(a)(ii). Section 5.02(a)(ii) of the Portfolio Agreement is amended by inserting after the end of the first sentence the following words: “The Company shall, as the Owner may request, either (A) enter into such agreements with the Owner, in which case the Owner’s rights and obligations thereunder shall be freely assignable and delegable to the Subsequent Purchaser without any further action or consent by the Company, or (B) enter into such agreement directly with the Subsequent Purchaser.”

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          (g) Section 5.02(a)(iii). Section 5.02(a)(iii) of the Portfolio Agreement is amended by inserting the words “for the benefit of the Subsequent Purchaser” after the words “Purchase and Sale Agreement” in the second line thereof.
          (h) Section 5.02(a). Section 5.02(a) of the Portfolio Agreement is amended by replacing the period at the end of subclause (vii) with a semicolon and adding the word “and” after such inserted semicolon.
          (i) Section 8.01. Section 8.01 of the Portfolio Agreement is amended by:
(i)	Deleting the first sentence thereof and replacing it with the following: “Without Owner’s prior written consent, which consent may be withheld by Owner in its sole discretion, neither Company nor any Affiliate of Company shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services.”

(ii)	Inserting the word “respective” between the words “their” and “Affiliates” in each of clauses (i) and (ii) of the last sentence of such section.
     (j) Section 10.01. Section 10.01 of the Portfolio Agreement is amended by deleting the text contained in clause (b) at the end of the first paragraph of such section and inserting in lieu thereof the words “as to the First Purchase and Sale Agreement, such agreement may be terminated as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (k) Section 10.02(b). Section 10.02(b) of the Portfolio Agreement is amended by deleting the words “any or all other Transaction Agreements” at the end of such section, and inserting the following in lieu thereof: “the First Purchase and Sale Agreement as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (1) Section 10.02(d). Section 10.02(d) of the Portfolio Agreement is amended by deleting the words “and the other Transaction Agreements.”
     (m) Section 15.02(a). Section 15.02(a) of the Portfolio Agreement is amended by adding the words “(including outside accountants)” between the words “accountants” and “and” in the second line thereof.
     (n) Section 15.13. Section 15.13 of the Portfolio Agreement is amended by deleting the text of such section in its entirety and replacing it with the following: “This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All

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actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.”
     (o) The Portfolio Agreement is amended by replacing, throughout the entire agreement, any reference to “the Origination Agreement” or any other similar reference to “Origination Agreement” that connotes the singular form of such definition, with “any Origination Agreement” or “the Origination Agreements” or “the applicable Origination Agreement” or any other similar reference that connotes the plural form of such definition, as the context may require.
     (p) The Portfolio Agreement is amended by replacing, throughout the entire agreement (except as set forth in Section 2(j) above), any reference to “the Purchase and Sale Agreement” or any other similar reference to “Purchase and Sale Agreement” that connotes the singular form of such definition, with “any Purchase and Sale Agreement” or “the Purchase and Sale Agreements” or “the applicable Purchase and Sale Agreement” or any other similar reference that connotes the plural form of such definition, as the context may require.
          SECTION 3. Amendments to the Sub-Servicing Agreement. The Sub-Servicing Agreement is hereby amended as follows:
     (a) Section 7.01. Section 7.01 of the Sub-Servicing Agreement is amended by:
i.	Deleting the first sentence thereof and replacing it with the following: “Without Servicer’s prior written consent, which consent may be withheld by Servicer in its sole discretion, neither Subservicer nor any Affiliate of Subservicer shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services.”

ii.	Inserting the word “respective” between the words “their” and “Affiliates” in each of clauses (i) and (ii) of the last sentence of such section.
     (b) Section 14.01. Section 14.01 of the Sub-Servicing Agreement is amended by (i) deleting the text “any other Transaction Agreement. (As” contained in the first sentence of such section and inserting in lieu thereof the word “as” and (ii) deleting the “)” at the end of the first sentence, as such first sentence has been amended by clause (i) of this Section 3(b).

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     (c) Section 14.02(b). Section 14.02(b) of the Sub-Servicing Agreement is amended by deleting the words “any or all other Transaction Agreements” at the end of such section, and inserting the following in lieu thereof: “the First Purchase and Sale Agreement as to the Subsequent Flow Mortgage Loans and the Quarterly Bulk Mortgage Loans, as more particularly defined therein.”
     (d) Section 14.02(d). Section 14.02(d) of the Sub-Servicing Agreement is amended by deleting the words “and the other Transaction Agreements.”
     (e) Section 17.14. Section 17.14 of the Sub-Servicing Agreement is amended by deleting the text of such section in its entirety and replacing it with the following: “This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.”
     (f) Section 1.01. Section 1.01 of the Sub-Servicing Agreement is amended by making the following changes in the definition of “Applicable Requirements”: (A) adding “collectively, (1)” between the words “reference” and “with” in the first line thereof, (B) replacing the first parenthetical in clause (b) with the following words “(including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Servicer by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA)”, (C) deleting the word “and” immediately prior to clause (f), and (D) adding the following to the end of such definition: “and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.”
          SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York State court or any federal court sitting in the County of New York. The parties hereto expressly consent and agree to the exclusive jurisdiction of any such court or venue therein.
          SECTION 5. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any Terminated Agreement.
          SECTION 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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          SECTION 7. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 8. Miscellaneous. This Agreement may be modified or amended only be a writing signed by the parties hereto. This Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 9. Fees and Expenses. All costs and expenses incurred in connection with this Agreement, the termination of the Terminated Agreements or the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.
          SECTION 10. Ratification. Except as amended hereby, the Servicing Agreement and the Portfolio Agreement shall remain unmodified and in full force and effect, and are hereby ratified and confirmed.
          SECTION 11. Benefit and Binding Effect. The terms of this Agreement shall be effective as of the date hereof, upon signature of counterparts by all parties, and shall be binding upon and inure to the benefit of MLCC and Cendant and their respective successors and permitted assigns.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Kevin O’ Hanlong
Name:
Title:

CENDANT MORTGAGE CORPORATION
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:
Name:
Title:

CENDANT MORTGAGE CORPORATION
By:	/s/ Joseph Sutter
Name: Joseph Sutter
Title: Senior Vice President

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EXECUTION COPY

AMENDMENT NO. 2
to the
Servicing Rights Purchase and
Sale Agreement dated as of January 28, 2000
By and between
MERRILL LYNCH CREDIT CORPORATION
and
CENDANT MORTGAGE CORPORATION
Dated as of
October 18, 2004

AMENDMENT AGREEMENT NO. 2
to the Servicing Rights Purchase and
Sale Agreement dated as of January 28, 2000
          AMENDMENT AGREEMENT NO. 2 to the Servicing Rights Purchase and Sale Agreement dated as of January 28, 2000, dated as of October 18, 2004 (this “Amendment No. 2”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“Cendant”).
          WHEREAS, MLCC and Cendant are parties to a Servicing Rights Purchase and Sale Agreement, dated as of January 28, 2000, as amended by the Amendment Agreement No. 1, dated as of January 2, 2001 (as amended, the “Servicing Agreement”); and
          WHEREAS, each of MLCC and Cendant desires to supplement the Servicing Agreement with the terms and provisions set forth in this Amendment No. 2 in order to reflect their agreement with respect to the services to be provided by Cendant for MLCC’s Bulk Sale Program;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment No. 2, the parties hereto agree as follows:
          SECTION 1. Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 2. Headings. The descriptive headings contained in this Amendment No. 2 are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment No. 2.
          SECTION 3. Counterparts. This Amendment No. 2 may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 4. Ratification. Except as amended hereby, the Servicing Agreement shall remain unmodified and in full force and effect and is hereby ratified and confirmed. To the extent that there is a conflict between the terms of this Amendment No. 2 and those of the Servicing Agreement, the terms of this Amendment No. 2 shall control.
          SECTION 5. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Servicing Agreement. As used in this Amendment No. 2, the following terms shall have the following meanings:
     (a) “Alternative Wholesale Product” means (i) any Mortgage Loan product currently available in the Cendant wholesale product offering that is not available in the

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MLCC wholesale product offering and (ii) any other Mortgage Loan product as determined on a case by case basis by the parties hereto.
     (b) “Bulk Purchase” means the purchase of any Standard Bulk Product or Non-Standard Bulk Product.
     (c) “Bulk Purchase Matrix” means the correspondent pricing schedule attached hereto as Exhibit A.
     (d) “Bulk Sale Program” means the program pursuant to which MLCC is making Bulk Purchases of Mortgage Loans from Correspondent Lenders pursuant to the Bulk Sale Addendum between MLCC and such Correspondent Lenders.
     (e) “Correspondent Lender” means a Person in the business of originating, making and selling first lien residential Mortgage Loans secured by a mortgage on one-to-four family dwellings.
     (f) “Mortgage Loan Product Category” means the following categories of Mortgage Loans, purchased by or on behalf of MLCC as part of its Bulk Sale Program: (i) Jumbo Fixed; (ii) Jumbo ARM; and (iii) PrimeFirst/SuperARM.
     (g) “No Point Rate” means the applicable posted rate for Mortgage Loans with zero points as of the applicable Sale Date as set by MLCC and posted by Cendant for Portfolio Loans and as set and posted by Cendant for Cendant Loans.
     (h) “Non-Standard Bulk Product” means any of the Alternative Wholesale Products and/or any Portfolio Loans originated other than in accordance with MLCC Underwriting Guidelines.
     (i) “Servicing Rights” has the meaning assigned in the Servicing Agreement. The last sentence of such definition will not be applicable to this Amendment No. 2.
     (j) “Standard Bulk Product” means any of the Portfolio Loans originated in accordance with MLCC Underwriting Guidelines.
     SECTION 6. Servicing Rights Purchase Price; Pricing Changes.
     (a) Except as specifically described herein, Cendant shall pay to MLCC for each Mortgage Loan acquired by MLCC under the Bulk Sale Program the Purchase Price in accordance with Article III of the Servicing Agreement. The Purchase Price for any Servicing Rights purchased hereunder shall be based on the Bulk Purchase Matrix.
     (b) Within the thirty-day period prior to the end of each calendar quarter, either party to this Amendment No. 2 may make a written request to the other party (a “Repricing Request”) that the Bulk Purchase Matrix be amended with respect to any Mortgage Loan Product Category to which such Repricing Event relates, and any such Repricing Request shall be accompanied by a copy of the proposed amended Pricing Matrix prepared by the requesting party. If MLCC and Cendant agree to adopt the

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proposed amended Bulk Purchase Matrix, it shall become effective on the first Business Day of the calendar quarter immediately following the date of such Repricing Request. A new Exhibit A shall be attached hereto and acknowledged in writing by the parties to reflect such purchase price adjustments. If, within 30 days after the date on which a Repricing Request was delivered hereunder by one party to the other pursuant to this section, MLCC and Cendant are unable to agree on the terms of an amended Bulk Purchase Matrix with respect to a Mortgage Loan Product Category as to which such Repricing Request was made, the parties agree that Cendant shall subservice Mortgage Loans within such Mortgage Loan Product Category. This arrangement will continue until such time as the parties can reach mutually agreeable terms with respect to future purchases of Servicing Rights for loans in such Mortgage Loan Product Category. The subservicing shall be governed by the Subservicing Agreement. Notwithstanding any other agreement to the contrary between the parties hereto, the cost for such subservicing shall be $[* * *].
     (c) For Non-Standard Bulk Purchases only, to the extent that MLCC wishes to purchase Alternative Wholesale Products and sell the Servicing Rights to Cendant, MLCC shall forward an electronic copy of the bid tape describing the Mortgage Loans to Cendant. Cendant will then have 48 hours to respond to MLCC with its bid for the purchase of the Servicing Rights on such Mortgage Loans except in those instances when such 48-hour period falls within the first five business days of the month, in which event the 48-hour period within which Cendant shall respond to MLCC with its bid shall begin as of the end of such five day period.
          SECTION 7. Ineligible Mortgage Loans. MLCC (i) shall not be entitled to receive any Purchase Price from Cendant for the Servicing Rights to any Bulk Sale Program Mortgage Loan that, as of the applicable Sale Date, (x) is 60 days or more past due (including Mortgage Loans in foreclosure proceedings), (y) is in Litigation or (z) has a Mortgagor who is in bankruptcy (any such Mortgage Loan, a “Defaulted Loan”) and (ii) shall pay Cendant $[* * *] upon MLCC’s assignment, to Cendant, of the Servicing Rights to any such Mortgage Loan. In addition, MLCC shall not be entitled to receive any Purchase Price from Cendant for (i) Servicing Rights for Mortgage Loans with note rates greater than [* * *] basis points over the applicable No Point Rate for fixed rate Mortgage Loans or hybrid Mortgage Loans or (ii) Servicing Rights for Mortgage Loans with margins over [* * *] basis points for PrimeFirst 6 month/1 month LIBOR Mortgage Loans or Defaulted Loans.
          SECTION 8. Prepayment Protection. MLCC shall reimburse Cendant for any Payoff Loan an amount equal to the lesser of (i) the Servicing Rights Purchase Price and (ii) the amount of premium recapture received by MLCC from the Correspondent Lender.
          SECTION 9. Servicing Standards. Cendant will apply standards and procedures consistent with its own portfolio and FNMA requirements and such servicing by Cendant shall be in compliance with all Applicable Requirements. Service standards and related reporting requirements in Exhibit D of the Agreement or, in the case of the Non-Standard Bulk Products, the applicable contract, will not apply to this servicing.
          SECTION 10. Sale of Servicing Rights. Notwithstanding anything to the contrary in Section 11.09 of the Servicing Agreement between the parties dated January 28, 2000, or in any other agreement between the parties, MLCC agrees that Cendant may sell or transfer any or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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all of the Bulk Sale Program Servicing Rights to any Person, subject to MLCC’s reasonable consent if MLCC is the investor, and otherwise subject only to the consent of the applicable third party investors obtained in accordance with MLCC’s investor agreements. For purposes of this Section 10, MLCC may reasonably withhold its consent upon a good faith determination that a proposed sale or transfer will have a material adverse effect on MLCC’s ability to sell or securitize Mortgage Loans as to which MLCC is the investor hereunder, but not otherwise.
          SECTION 11. Miscellaneous. For Non-Standard Bulk Purchases only, the loading procedure for Alternative Wholesale Products will require a six week lead time, or such other period as the parties may agree, to ensure that they can be input into the CA$H system. For such purchases, a substitute process will be used in the interim. For Non-Standard Bulk Purchases only, no products other than the Portfolio Loans and the Alternative Wholesale Products can be supported in the CA$H system, except as provided in Section 2.02(a)(i) of the Amendment No. 2 to Addendum No. 1 to the Origination Assistance Agreement dated as of October 18, 2004.
          SECTION 12. Term. The term of this Amendment No. 2 shall automatically expire on December 31, 2005 (the “Initial Term”). Notwithstanding the foregoing, this Amendment No. 2 shall be automatically extended, subject to the following sentence, without any action by the parties hereto, for successive renewal terms of one year each, in each case beginning on January 1 of such renewal year and ending as of the following December 31, until the expiration or earlier termination of the Servicing Agreement, at which time this Amendment No. 2 shall also terminate. Either party may elect not to extend this Amendment No. 2 by giving written notice to the other party at least sixty (60) days prior to the expiration or termination, as the case may be, of either the Initial Term or the current renewal term of this Amendment 2.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington
Name: Lawrence P. Washington
Title: Chairman and President

CENDANT MORTGAGE CORPORATION:

By:	/s/ Robert J. Smith

Name: Robert J. Smith
Title: Senior Vice President

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